Exhibit 4.1

LINDE RETIREMENT SAVINGS PLAN

(As Amended and Restated Effective December 31, 2020)

LINDE RETIREMENT SAVINGS PLAN INTRODUCTION

This Plan was established by Praxair, Inc., a Delaware Corporation, effective July 1, 1992. Effective October 31, 2018, Praxair, Inc. merged with Linde AG, and effective September 1, 2020, Praxair, Inc. was renamed Linde Inc. At that time, the Plan name was also changed from the Praxair Retirement Savings Plan to the Linde Retirement Savings Plan.

The Plan is for the exclusive benefit of Eligible Employees of Linde Inc. and their Beneficiaries and the Eligible Employees (and their Beneficiaries) of any Subsidiary adopting this Plan. Participation in this Plan by Eligible Employees is entirely voluntary.

The Plan’s name was changed from The Savings Program for Employees of Praxair, Inc. and Participating Subsidiary Companies to the Praxair Retirement Savings Plan effective as of July 1, 2002. The Plan was previously amended and restated in its entirety effective January 1, 2010.

The Praxair Distribution, Inc. 401(k) Retirement Plan was merged into the Plan effective December 31, 2012. The Texas Welder’s Supply Co., Inc. 401(k) Plan was merged into the Plan effective January 1, 2013. The PortaGas, Inc. 401(k) Profit Sharing Plan and Trust was merged into the Plan effective August 1, 2013. The Acetylene Oxygen Company 401(k) Plan was merged into the Plan effective May 1, 2014. The Lake Welding Supply Company 401(k) Plan was merged into the Plan effective August 1, 2014. The United Welding Supplies LLC 401(k) Plan was merged into the Plan effective August 1, 2014. The Praxair Distribution Mid-Atlantic, LLC 401(k) Plan was merged into the Plan effective September 1, 2014. Praxair Distribution Southeast, LLC (“PDSE”) ended its participation in the Plan as a Participating Employer as of June 30, 2016 and the Accounts of affected Participants were transferred from the Plan to their new employer’s plan in a trust-to-trust transfer as of September 15, 2016. The Plan was last amended and restated in its entirety effective January 1, 2013. Effective as of the close of the day December 31, 2020, the Linde Savings and Investment Plan (“SIP”) and the Linde Holdings 401(k) Plan (“Holdings 401(k)”) were merged into the Plan.

The Plan is hereby amended and restated effective as of the close of the day December 31, 2020 (except as otherwise noted herein) to reflect the merger of the SIP and Holdings 401(k) into the Plan, to incorporate prior amendments into the Plan, and to make other changes in the rules and regulations governing the Plan.

ARTICLE I

DEFINITIONS

1. Definitions. As used in this Plan, the following terms shall have the designated meaning.

1.1 “Accounts” shall mean the sum of a Participant’s interest in the Trust Fund including, as applicable, such Participant’s Before-Tax Account, Roth Contribution Account, After-Tax Account, Matching Contribution Account, Qualified Matching Contributions Account and Qualified Non-Elective Contributions Account.

1.2 “Account-Based Participant” shall mean, with respect to any Plan Year, a Participant whose benefit accruals under the Retirement Plan for such Plan Year are determined under Article VI of the Retirement Plan, as determined by the Committee. Notwithstanding the foregoing, no Participant shall be eligible to be an Account-Based Participant if such Participant is an Employee who is a member of a bargaining unit which has entered into a collective bargaining agreement with an Employer until and unless such collective bargaining agreement expressly provides that Employees subject to such collective bargaining agreement are eligible to be Account-Based Participants.

1.3 “Additional Before-Tax Contribution” shall mean a contribution to a Participant’s Before-Tax Account made pursuant to Section 2.6 of this Plan.

1.4 “Affiliate” shall mean, except as otherwise provided in Article V, each of (a) any corporation (other than an Employer) of which at least 80% of the total combined voting power of all classes of stock entitled to vote is owned at the time of reference, either directly or indirectly, by the Company, (b) any other trade or business (other than an Employer), whether or not incorporated, which, at the time of reference, is controlled by or under common control with an Employer, within the meaning of Code Section 414(c) or (c) subject to Code Section 414(o), any member (other than an Employer), at the time of reference, of an affiliated service group within the meaning of Code Section 414(m), which includes an Employer.

1.5 “After-Tax Account” shall mean an account setting forth a Participant’s interest in the Trust Fund as provided in Article III of the Plan.

1.6 “Alternate Payee” shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

1.7 “Basic After-Tax Deduction” shall mean a contribution to a Participant’s Account made pursuant to Section 2.7 of this Plan.

1.8 “Before-Tax Account” shall mean an account setting forth a Participant’s interest in the Trust Fund as provided in Article III of the Plan.

1.9 “Before-Tax Contribution” shall mean a contribution to a Participant’s Before-Tax Account made pursuant to Section 2.3 of this Plan.

1.10 “Beneficiary” shall mean the person, persons or estate entitled under Section 4.1.3 to receive any amount under this Plan in the event of a Participant’s death.

1.11 “Code” shall mean the Internal Revenue Code of 1986, as from time to time amended. Reference to a specific provision of the Code shall include such provision, any valid regulation promulgated thereunder and any comparable provision of future legislation that amends, supplements or supersedes such provision.

1.12 “Committee” or “Administration Committee” shall mean the Administration and Investment Committee for the Linde U.S. Retirement Plans.

1.13 “Common Stock” shall mean the common stock of the Company, provided that any common stock of the Company held within the ESOP shall consist only of “qualifying employer securities”. Qualifying Employer Securities means common stock issued by Linde plc, (or by a corporation within the same controlled group as Linde plc) which is tradable on an established securities market.

1.14 “Company” shall mean Linde Inc., a Delaware corporation, any predecessor thereof, and any successor thereof by merger, consolidation or otherwise.

1.15 “Compensation” shall mean a Participant’s regular, basic salary (or for hourly paid employees, a participant’s actual straight time earnings), including, without limitation, part or all of a Participant’s sales commission, any shift premium, shift bonus or sales bonus paid to the Participant, the straight time portion of overtime, short term disability benefit payments made under the Employer’s disability plan, military differential pay as defined in Code Section 3401(h) (regardless of whether the Participant currently performs services for the Employer by reason of the Participant performing qualified military service within the meaning of Code Section 414(u)), and to the extent determined by the Committee, lump sum payments in lieu of increases to the Participant’s basic hourly rate of pay or salary increases, and incentive compensation awards as designated by the Committee on a non-discriminatory basis, received from the Employer for the established regular working schedule of the Participant, determined prior to any reduction in such rate of compensation for any Before-Tax Contributions and Additional Before-Tax Contributions to this Plan or any contributions made on behalf of such Participant to any successor plans thereto or any other plan maintained by the Company which meets the requirements of Code Sections 401(a) and 401(k) or any other plan maintained by the Company which meets the requirements of Code Section 125 or 132(f) and which provides for pre-tax contributions. Notwithstanding any provision of the Plan to the contrary, to the extent required pursuant to an applicable collective bargaining agreement covering a Participant only, a Participant’s Compensation shall also include any payment(s) received from the Employer pursuant to a profit sharing plan, not in excess of 20 “days’ pay” for the year or, effective January 1, 2006, not in excess of 7.7% of the Participant’s annualized “annual straight-time earnings” (as each such term is defined in the applicable profit sharing plan) for the year.

Notwithstanding any provision of the Plan to the contrary, solely for purposes of determining an Eligible Employee’s Actual Deferral Percentage under Section 2.17 of the Plan or Contribution Percentage under Section 2.18 of the Plan, “Compensation” shall mean a Participant’s wages as defined in Code Section 3401(a) from the Employer for the Plan Year, and all other payments of compensation to the Participant by the Employer for the Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d) and 6051(a)(3) (Wages, Tips, and Other Compensation box on Form W-2), but excluding wages earned prior to commencement of Plan participation. Compensation shall include Before-Tax Contributions and any other Employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Participant under Code Sections 125, 132(f) or 402(g)(3). Compensation must be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed. A Participant’s Compensation in excess of the maximum dollar limit set forth under Code Section 401(a)(17) in any Plan Year shall not be taken into account under the Plan for any purpose. Such dollar limitation shall be adjusted in accordance with Code Section 401(a)(17)(B); for 2021 the dollar limitation is $290,000. The determination of the Committee as to what constitutes Compensation under this Section 1.15 shall be conclusive.

1.16 “Domestic Relations Order” shall mean any judgment, decree, or order (including approval of a property settlement agreement) which is (a) related to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant, and (b) made pursuant to a state domestic relations law (including a community property law).

1.17 “Earnings” for any Limitation Year means the Participant’s wages as defined in Code Section 3401(a) from the Employer for the Plan Year, and all other payments of compensation to the Participant by the Employer for the Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d) and 605l(a)(3) (Wages, Tips, and Other Compensation box on Form W-2), but excluding wages earned prior to commencement of Plan participation. Earnings shall include Before-Tax Contributions and any other Employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Participant under Code Sections 125, 132(f) or 402(g)(3). Earnings must be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed. A Participant’s Earnings in excess of the maximum dollar limit set forth under Code Section 401(a)(17) shall not be taken into account under the Plan for purposes of benefits accruing under the Plan. Such dollar limitation shall be adjusted at the same time and in such manner as the limitation set forth in Code Section 415(b)(1)(A) is adjusted under Code Section 415(d); for 2021 the limitation is $290,000.

1.18 “Eligible Employee” shall mean any Employee, other than an Employee who is a member of a class of Employees excluded from coverage under this Plan pursuant to Section 2.2, if such individual (a) is compensated on a salaried, hourly, or commission basis, and (b) is an Eligible Employee as described under Section 2.1 of the Plan.

1.19 “Employee” shall mean: (a) any individual who, under the rules applicable in determining the employer-employee relationship for purposes of Code Section 3121, has the status of an employee of an Employer or an Affiliate; (b) any officer of an Employer or an Affiliate; and (c) any United States citizen employed on a salaried or commission basis outside the United States, its territories, possessions or Puerto Rico by the Company or a Subsidiary while designated by the Company as an internationally assigned employee of the Company.

1.19.1 “Highly Compensated Employee” shall mean, effective for Plan Years beginning after December 31, 1996, any Employee who (a) was a 5% owner (as defined in Code Section 416(i)(1)) at any time during the year or the preceding year, or (b) for the preceding year, had compensation from the Employer in excess of $130,000 (for the 2021 Plan Year, and as indexed for inflation with respect to future Plan Years).

1.19.2 “Part-Time Employee” shall mean any Employee on the United States payroll of an Employer who is regularly scheduled to work twenty (20) hours or less per week.

1.19.3 “Regular/Full-Time Employee” shall mean an Employee on the United States payroll of an Employer who is regularly scheduled to work more than twenty (20) hours per week.

1.19.4 “Temporary Employee” shall mean any Employee of an Employer hired for work of a temporary nature, and shall include any Employee employed by an Employer on a per diem or casual basis.

1.20 “Employer” shall mean (a) the Company, and (b) any other Subsidiary which has adopted this Plan in accordance with Section 10.5. A list of Employers is included as Appendix A hereto.

1.21 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as from time to time amended. Reference to a specific provision of ERISA shall include such provision, any valid regulation promulgated thereunder and any comparable provision of future legislation that amends, supplements or supersedes such provision.

1.22 “ESOP” means the portion of the Plan that is intended to be a stock bonus plan as defined in Treasury Regulation Section 1.401-1(b)(l)(iii) and a non-leveraged employee stock ownership plan satisfying the requirements of Code Sections 401(a), 409, and 4975(e)(7). The ESOP shall consist of (i) a portion of the Company Stock Fund so designated, and (ii) a portion of all Matching Contribution Accounts so designated. The ESOP is intended to be invested primarily in Common Stock.

1.23 “Matching Contributions” shall mean contributions by the Company to the Plan pursuant to Section 2.5 and Section 2.10 of the Plan.

1.24 “Matching Contribution Account” shall mean the separate account for each Participant which shall account for his share of the Trust Fund attributable to Matching Contributions. Each Participant’s Matching Contribution Account shall consist of two subaccounts: a Matching Before-Tax Account (which shall include Matching Contributions made with respect to Roth Contributions made pursuant to Section 2.8) and a Matching After-Tax Account. Effective March 1, 2002, the Matching Contribution Account shall be further divided into an ESOP portion and a non-ESOP portion, and both the Matching Before-Tax Account and the Matching After-Tax Account shall consist of both an ESOP and a non-ESOP portion.

1.25 “Matching Before-Tax Account” shall mean the subaccount portion of a Participant’s Matching Contribution Account established for Matching Contributions made in accordance with Section 2.5.

1.26 “Matching After-Tax Account” shall mean the subaccount portion of a Participant’s Matching Contribution Account established for Matching Contributions made in accordance with Section 2.10.

1.27 “Money Accumulation Plan” shall mean the Money Accumulation Pension Plan for Employees of Linde Division Participating Corporations.

1.28 “Normal Retirement Date” shall mean a Participant’s 65th birthday.

1.29 “Participant” shall mean an Eligible Employee who becomes a Participant in this Plan pursuant to Section 2.1.

1.30 “Plan” shall mean this Linde Retirement Savings Plan as from time to time in effect.

1.31 “Plan Year” shall mean the calendar year.

1.32 “Qualified Domestic Relations Order” shall mean a qualified domestic relations order as defined in Code Section 414(p) and ERISA Section 206(3).

1.33 “Qualified Matching Contributions” shall mean Matching Contributions made by an Employer in accordance with applicable law which are subject to the non-forfeitability requirements and distribution limitations applicable to Before-Tax Contributions when allocated to Participants’ Accounts.

1.34 “Qualified Non-Elective Contributions” are contributions made by an Employer in accordance with applicable law that are subject to the non-forfeitability requirements and distribution limitations applicable to Before-Tax Contributions when allocated to Participants’ Accounts.

1.35 “Retirement Plan” shall mean the Linde U.S. Pension Plan.

1.36 “Rollover Contribution” shall mean a rollover contribution made to the Plan by a Participant pursuant to Section 9.13.

1.37 “Roth Contribution” shall mean a contribution to a Participant’s Account made pursuant to Section 2.8 of this Plan.

1.38 “Roth Contribution Account” shall mean the account setting forth a Participant’s interest in the Trust Fund as provided in Section 2.8 of this Plan.

1.39 “Subsidiary” shall mean (a) any Affiliate and (b) any other corporation, partnership or other entity, other than an Employer, 20% or more of which is owned at the time of reference, either directly or indirectly, by the Company.

1.40 “Supplemental After-Tax Deduction” shall mean a contribution to a Participant’s After-Tax Account made pursuant to Section 2.7 of the Plan.

1.41 “Supplemental Deposit” shall mean a contribution to a Participant’s After-Tax Account made pursuant to Section 2.7.5 of the Plan.

1.42 “Termination of Employment” and similar references shall mean a Participant’s ceasing to be employed by an Employer or a Subsidiary for any reason, and shall include a Participant’s severance from employment under Code Section 401(k)(2)(B). A transfer between employment by an Employer and employment by a Subsidiary, between employment by Employers or Subsidiaries, or between employment compensated on a salaried basis and employment compensated on an hourly basis shall not constitute a Termination of Employment.

1.43 “Traditional-Design Participant” shall mean, with respect to any Plan Year, a Participant whose benefit accruals under the Retirement Plan for such Plan Year are determined under Article V of the Retirement Plan, as determined by the Committee.

1.44 “Trust Agreement” shall mean the agreement between the Committee and the Trustee under which this Plan is funded, as such agreement may be amended from time to time.

1.45 “Trust Fund” shall mean the fund created by the Trust Agreement.

1.46 “Trustee” shall mean the trustee or trustees from time to time designated under the Trust Agreement.

1.47 “Valuation Date” shall mean each December 31st, and any other date as of which the Committee, in its sole discretion, determines the value of all or any portion of the Trust Fund or determines the actual deferral percentage, as defined in Code Section 401(k)(3)(B), of any Employee or any group of Employees.

ARTICLE II

ELIGIBILITY, PARTICIPATION, CONTRIBUTIONS AND VESTING

2.1 Eligibility and Participation.

2.1.1 Each Regular/Full-Time Employee of an Employer shall become an Eligible Employee on the later of his date of employment with an Employer or the effective date of such Employer’s adoption of the Plan.

2.1.2 A Part-Time Employee who completes 1,000 hours of service during the 12-consecutive month period commencing on the first day on which he completes an hour of service, shall become an Eligible Employee upon his completion of 1,000 hours of service. A Part-Time Employee who fails to complete 1,000 hours of service during such 12-month consecutive period, shall become an Eligible Employee on the first day of the calendar month immediately following his completion of 1,000 hours of service within a Plan Year. For purposes of this Section 2.1.2, a Part-Time Employee will be credited with an “hour of service” for each hour:

(a) for which the Part-Time Employee is directly or indirectly paid, or entitled to payment for the performance of duties for the Company or any Affiliate during an applicable computation period;

(b) for which the Part-Time Employee is directly or indirectly paid, or entitled to payment, by the Company or an Affiliate (irrespective of whether the employment relationship has terminated) on account of a period of time during which no duties are performed by reasons (such as vacation, holiday, illness, disability, layoff, jury duty, military leave or leave of absence) other than for the performance of duties during the applicable computation period. No more than 501 hours of service will be credited to a Part-Time Employee during any single computation period under this paragraph (b). Hours of service under this paragraph (b) shall be computed in accordance with Department of Labor regulation 2530.200b-2, which are incorporated herein by reference. Hours of service credited under this paragraph (b) shall be credited to the computation period in which such absence occurred;

(c) for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliate. The same hours of service shall not be credited under both paragraph (a) and paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Part-Time Employee for the applicable computation period or periods to which the award or agreement pertains.

In computing hours of service, employment with an Affiliate shall be treated as employment with an Employer, excluding, however, employment during periods when the employing entity was not an Affiliate. To the extent required by Code Section 414(u), an Employee’s period of military service shall be treated as employment with the Employer.

2.1.3 Notwithstanding the foregoing: (a) a Participant who became an Employee of Praxair Distribution, Inc. or any of its subsidiaries (“PDI”) prior to October 1, 2003, shall be an Eligible Employee if, and only if, he was already an Eligible Employee immediately prior to his employment by PDI; (b) a Participant who became an Employee of Praxair Healthcare Services, Inc. or any of its subsidiaries (“PHS”) on or after April 1, 2003, but prior to October 1, 2003, shall be an Eligible Employee if, and only if, he was already an Eligible Employee immediately prior to his employment by PHS; and (c) a Participant who became an Employee of any nonparticipating Subsidiary on or after April 1, 2003, but prior to October 1, 2003, shall be an Eligible Employee if, and only if, he was already an Eligible Employee immediately prior to his employment by the nonparticipating Subsidiary. Solely to the extent employees of PDI, PHS, and/or a nonparticipating Subsidiary participate in the Plan pursuant to the immediately preceding sentence of this subsection 2.1.3, such entities shall adopt the Plan as provided in Section 10.5. Except as otherwise specifically provided herein, a Participant who becomes an Employee of PDI, PHS or any other nonparticipating Subsidiary (determined without regard to the immediately preceding sentence) on or after October 1, 2003, will not be eligible to actively participate in the Plan regardless of whether or not he was an Eligible Employee immediately prior to his employment by PDI, PHS or such other nonparticipating Subsidiary.

2.1.4 An Eligible Employee (including an Eligible Employee who has been “lawfully admitted for permanent residence” in the United States, as that term is defined in 8 U.S.C. § 1101(a)(20)) who is temporarily transferred by an Employer to the employ of a foreign Subsidiary or Affiliate and is designated as an internationally assigned Employee by an Employer, shall be eligible to continue to actively participate in the Plan while temporarily assigned outside the United States if, immediately prior to such transfer, such Eligible Employee was employed in the United States by an Employer and was a Participant in the Plan.

2.1.5 An Eligible Employee shall become a Participant in this Plan upon his authorizing his Employer to reduce his Compensation for each pay period by an amount or to make contributions determined in accordance with Section 2.3, 2.6, 2.7 or 2.8.

2.1.6 An Eligible Employee shall cease to be a Participant in this Plan upon the complete distribution to him of all of his Accounts under the Plan.

2.1.7 Effective December 31, 2012, the Praxair Distribution, Inc. 401(k) Retirement Plan was merged into the Plan and Eligible Employees of PDI were permitted to participate in the Plan.

2.2 Exclusions.

(a) The following individuals and Employees are not Eligible Employees within the coverage of the Plan:

(i) Individuals who perform services for an Employer as leased employees. For purposes of this Section 2.2(a)(i) the term “leased employee” shall mean, effective for Plan Years beginning after December 31, 1996, any person (other than an Employee of an Employer):

(A) who, pursuant to an agreement between an Employer and any other person (the “leasing organization”), has performed services for an Employer (or for an Employer and related persons determined in accordance with Code Section 414(n)) on a substantially full-time basis for a period of at least one year if such services are performed under the primary direction or control of an Employer;

(B) is not a participant in a qualified money purchase plan maintained by the leasing organization which provides for a nonintegrated employer contribution of at least ten per cent (10%) of such person’s annual compensation and provides for immediate participation and full and immediate vesting; and

(C) meets such other requirements as may be set forth in Code Section 414(n) and the regulations promulgated thereunder.

(ii) Individuals (if any) who are considered by an Employer to be independent contractors and employees of such independent contractors, but who may be determined for any other purpose to be employees of an Employer.

(iii) Any individual who is (a) a Part-Time Employee who has not satisfied the eligibility requirements of Section 2.1.2, unless such individual’s employment status is changed from Regular to Part-Time, or (b) a Temporary Employee.

(iv) Employees who were previously employed by PDI, PHS or any other Subsidiary (“Previous Employer”) before transferring employment to the Company, where such Employee remains eligible to actively participate in a qualified retirement plan sponsored by such Previous Employer.

(v) Employees who are members of a collective bargaining unit of an Employer unless participation in the Plan is negotiated with the collective bargaining unit’s representative.

(b) The characterization by an Employer on its books and records of the relationship of the individual and an Employer shall be conclusive of the individual’s status for purposes of this Plan.

(c) An individual or Employee who commences employment (or the provision of services) in an ineligible classification and whose status changes to a Regular/Full-Time Employee shall become an Eligible Employee on the date such change in status becomes effective.

2.3 Before-Tax Contributions.

2.3.1 A Participant may authorize his Employer to reduce his Compensation, the amount of which reduction shall be paid to the Trustee for such Participant’s Before-Tax Account as Before-Tax Contributions, provided, however, that an Employee who becomes an Eligible Employee after December 31, 2015 (including an Eligible Employee who is rehired by an Employer or transfers to an Employer from an Affiliate), shall be deemed to have elected to reduce his Compensation in accordance with Section 2.3.2 unless such Eligible Employee affirmatively elects otherwise. The reduction in Compensation authorized by a Participant who is not a Highly Compensated Employee as a Before-Tax Contribution shall range from 1% to 40%, inclusive, of his Compensation, in multiples of 1⁄2%. The reduction in Compensation authorized by a Participant who is a Highly Compensated Employee shall range from 1% to 20%, inclusive of his Compensation, in multiples of 1⁄2% (this 20% limit is a combined limit on a Highly Compensated Employee’s Before-Tax Contributions, Basic Roth Contributions, Additional Before-Tax Contributions, Additional Roth Contributions, Basic After-Tax Deductions, and Supplemental After-Tax Deductions).

2.3.2 The Plan is intended to include an Eligible Automatic Contribution Arrangement (EACA) within the meaning of Code Section 414(w). Notwithstanding any provision of the Plan to the contrary, each Employee shall be deemed, in accordance with such reasonable procedures as shall be established by the Committee from time to time and applied on a uniform and nondiscriminatory basis, to have authorized his Employer to reduce his Compensation that would otherwise be payable to him each payroll period by 5%, with such reduction to be paid to the Trustee for such Employee’s Before-Tax Account as Before-Tax Contributions.

The procedures established by the Committee pursuant to this subsection shall afford each Participant covered under the EACA with advance notice of the Plan’s automatic enrollment feature and with an annual EACA notice, in both cases in accordance with Code Section 414(w). Each such notice shall accurately describe:

(i) the amount of default Before-Tax Contributions that will be made on the covered Participant’s behalf in the absence of an affirmative election;

(ii) the covered Participant’s right to elect to have no Before-Tax Contributions made to the Plan on his behalf, to affirmatively elect to have Before-Tax Contributions commence on his behalf prior to the time he would be automatically enrolled in the Plan, or to alter the amount of those contributions at any time in accordance with Sections 2.3.4 and 2.12;

(iii) how default Before-Tax Contributions will be invested in the absence of the covered Participant’s investment instructions; and

(iv) the covered Participant’s right to make a withdrawal of default Before-Tax Contributions and the procedures for making such a withdrawal.

Each covered Participant will have a reasonable opportunity after receipt of such advance notice to make an affirmative election regarding Before-Tax Contributions (either to have no Before-Tax Contributions made or to have a different amount of Before-Tax Contributions made) before default Before-Tax Contributions are made on the covered Participant’s behalf. Default Before-Tax Contributions being made on behalf of a covered Participant will cease as soon as administratively feasible after the covered Participant makes an affirmative election. Any Participant who makes such an affirmative election shall cease to be covered under the EACA.

Notwithstanding any provision in the Plan to the contrary, the provisions of this subsection 2.3.2 shall not apply to any individual who, immediately prior to becoming an Employee, was employed by an Affiliate and had previously made an affirmative election with respect to participation in either the Praxair Distribution, Inc. 401(k) Retirement Plan or the Praxair Healthcare Services, Inc. 401(k) Retirement Savings Plan. Additionally, an individual who became a Participant in the Plan as of September 1, 2014 due to the integration of Praxair Distribution Mid-Atlantic, LLC with Praxair Distribution, Inc., and was a participant in the Praxair Distribution Mid-Atlantic, LLC 401(k) Plan (“PDMA Plan”) immediately prior to the integration, shall be enrolled in the Plan at the same elective deferral contribution rate that was in place for the Participant under the PDMA Plan and not the 5% contribution rate otherwise set forth in this Section 2.3.2. Further, an individual who becomes a Participant in the Plan as of January 1, 2021 due to the merger of the Linde Savings and Investment Plan (“SIP”) or the Linde Holdings 401(k) Plan (“Holdings 401(k)”) into the Plan, shall be enrolled in the Plan at the same elective deferral contribution rate that was in place for the Participant under the SIP or Holdings 401(k), as applicable, and not the 5% contribution rate otherwise set forth in this Section 2.3.2.

2.3.3 The sum of a Participant’s Before-Tax Contributions under this Section 2.3, his Basic After-Tax Deductions under Section 2.7, and his Roth Contributions under Section 2.8 for which the Company makes a Matching Contribution under this Plan shall not be more than 7 1⁄2% of a Traditional-Design Participant’s Compensation or more than 5% of an Account-Based Participant’s Compensation. Notwithstanding the foregoing, except to the extent permitted under Section 2.20 of the Plan and Code Section 414(v), in no event shall a Participant’s Before-Tax Contributions and Roth Contributions combined for a Plan Year exceed $17,500 (adjusted annually for increases in the cost of living in accordance with Code Section 402(g)); provided, however, that if the Committee relies upon Section 4.4.2(ii) to permit a hardship withdrawal by the Participant, such limitation shall be reduced for the year following the year in which such withdrawal is made by the amount of the Participant’s Before-Tax Contributions and Roth Contributions in the year such withdrawal is made. If any deferral in excess of such limitation is made, then the Committee may, in its discretion, return to the Participant such excess deferral and any income thereon not later than April 15th of the taxable year following the taxable year in which such excess deferral occurred.

2.3.4 Within the limits of Section 2.3.3, a Participant may at any time increase or decrease the amount by which his Compensation is reduced for Before-Tax Contributions or Roth Contributions for subsequent pay periods.

2.4 Adjustment of Before-Tax Contributions and Roth Contributions.

2.4.1 Notwithstanding anything to the contrary in this Article II, the Committee may prospectively decrease a Participant’s authorized reduction in his Compensation at any time if the Participant is a Highly Compensated Employee and the Committee determines, in its sole discretion, that such action is necessary in order for the Plan to meet the actual deferral percentage tests under Code Section 401(k)(3)(A).

2.4.2 If the Committee determines it is necessary to prospectively decrease any such Participant’s authorized reduction under this Section 2.4, it shall first decrease by 1⁄2% the authorized reductions of all such Participants who authorized the maximum reduction in their Compensation, determined without regard to this Section 2.4. If the Committee determines further decreases are necessary, it shall decrease by 1⁄2% the authorized reductions of all such Participants whose authorized reductions in their Compensation are the largest, determined after taking all previous reductions under this Section 2.4 into account. The Committee shall continue to make such decreases in multiples of 1⁄2% until it determines that the actual deferral percentage tests in Code Section 401(k)(3)(A) have been met.

2.4.3 Any Before-Tax Contributions or Roth Contributions which would have been made to this Plan on behalf of a Participant but for the decrease in his authorized Compensation reduction under this Section 2.4 shall be paid by his Employer as a Basic After-Tax Deduction pursuant to Section 2.7 and such Employer shall make a Matching Contribution as defined in Section 2.10 on account of such Basic After-Tax Deduction. If the Participant has not elected to make Basic After-Tax Deductions under Section 2.7, such amounts shall be invested in an After-Tax Account established for such Participant and shall be allocated among the investment options in such account in the same proportions as the latest Before-Tax Contribution for his Before-Tax Account (or the latest Roth Contribution for his Roth Contribution Account if the Participant does not have a Before-Tax Account). If the Participant has elected to make Basic After-Tax Deductions under Section 2.7 such amounts shall be allocated to his After-Tax Account, and among the various investment options in such account, in the same proportions as:

2.4.3.1 His latest Basic After-Tax Deductions under Section 2.7; or

2.4.3.2 If he has never made any such Basic After-Tax Deductions under Section 2.7, his latest Supplemental After-Tax Deductions under Section 2.7; or

2.4.3.3 If he has never made any such Basic After-Tax Deductions or Supplemental After-Tax Deductions, his latest Supplemental Deposits as defined in Section 2.7.5.

2.4.4 If the Committee determines, in its sole discretion, that it is no longer necessary to decrease a Participant’s authorized Compensation reduction under this Section 2.4, the Committee shall increase the authorized Compensation reductions of all Participants who had such reductions decreased, in multiples of 1⁄2%, until all such Participants have their authorized Compensation reductions restored to their originally authorized level or the Committee determines that the actual deferral percentage tests of Code Section 401(k)(3)(A) will not be met, whichever occurs first.

2.4.5 When increasing or decreasing any Participant’s authorized Compensation reduction under this Section 2.4, the Committee shall treat all Participants who authorized the same reduction in their Compensation in the same manner.

2.4.6 Any action taken by the Committee under this Section 2.4 may be taken without the consent of, or prior notice to, the affected Participants, but such Participants shall be promptly informed in writing of the Committee’s action.

2.5 Matching Contributions for Before-Tax Contributions and Basic Roth Contributions.    At the time Before-Tax Contributions are paid to the Trustee (or Basic Roth Contributions, if applicable) on behalf of a Participant, the Participant’s Employer shall, to the extent permitted by Section 2.3.3, pay to the Trustee a Matching Contribution for such Participant’s Matching Before-Tax Account. The amount and manner of the Matching Contribution shall be as described under Section 2.10 hereof.

2.6 Additional Before-Tax Contributions or Additional Roth Contributions.

2.6.1 If the Committee determines that contributions made under this Section 2.6 will not cause the Plan to fail to meet the actual deferral percentage tests in Code Section 401(k)(3)(A), the Committee, in its sole discretion, may permit Participants to authorize additional reductions in their Compensation, the amount of which reductions shall be paid to the Trustee for such Participant’s Before-Tax Account as Additional Before-Tax Contributions (or, if a Participant elects as Additional Roth Contributions to the Participant’s Roth Contribution Account). If permitted by the Committee, reductions for Additional Before-Tax Contributions or Additional Roth Contributions shall range from 1⁄2% of the Participant’s Compensation to such upper limit as the Committee may set, but in no event shall the sum of a Participant’s Before-Tax Contributions, Additional Before-Tax Contributions, Basic Roth Contributions, Additional Roth Contributions, and Supplemental After-Tax Deductions under Section 2.7, exceed 40% of Compensation in the case of a Participant who is not a Highly Compensated Employee, and 20% of Compensation in the case of a Participant who is a Highly Compensated Employee. The Committee may suspend the right to authorize Additional Before-Tax Contributions, and Additional Roth Contributions and may raise or reduce the limit on Additional Before-Tax Contributions, and Additional Roth Contributions (subject to the maximum and minimum limits set forth in this Section 2.6) at any time. Within the limits of Section 2.6.1, a Participant may at any time increase or decrease the amount by which his Compensation is reduced for Additional Before-Tax Contributions or Additional Roth Contributions.

2.6.2 Additional Before-Tax Contributions and Additional Roth Contributions shall not be taken into consideration in determining the Matching Contribution to be allocated to any Participant.

2.7 Basic and Supplemental After-Tax Deductions.

2.7.1 A Participant may authorize his Employer to make Basic After-Tax Deductions and, subject to the provisions of Section 2.7.3, Supplemental After-Tax Deductions, on each pay day from his current Compensation, and to pay over such Deductions to the Trustee.

2.7.2 The Basic After-Tax Deductions authorized by a Traditional-Design Participant shall range from 1% to 7 1⁄2% (and for an Account-Based Participant, from 1% to 5%), inclusive, of the Participant’s Compensation in multiples of 1⁄2%, provided, however, that (a) for a Participant who is not a Highly Compensated Employee, the sum of such Participant’s Basic After-Tax Deductions under this Section 2.7, Before-Tax Contributions under Section 2.3, and Roth Contributions under Section 2.8 shall not be less than 1% and not more than 40%, inclusive, of his Compensation, in multiples of 1⁄2%, and (b) for a Participant who is a Highly Compensated Employee, the sum of such Participant’s Basic After-Tax Deductions under this Section 2.7, Before-Tax Contributions under Section 2.3, and Roth Contributions under Section 2.8 shall not be less than 1% and not more than 20%, inclusive, of his Compensation, in multiples of 1⁄2%. However, the sum of a Participant’s Basic After-Tax Deductions under this Section 2.7, Before-Tax Contributions under Section 2.3, and Basic Roth Contributions under Section 2.8 for which the Company makes a Matching Contribution under this Plan shall not be more than 7 1⁄2% of a Traditional-Design Participant’s Compensation or more than 5% of an Account-Based Participant’s Compensation.

2.7.3 The Supplemental After-Tax Deductions authorized by a Traditional-Design Participant who is not a Highly Compensated Employee shall range from 1⁄2% to 32 1⁄2% (and for an Account-Based Participant who is not a Highly Compensated Employee from 1⁄2% to 35%), inclusive, of the Participant’s Compensation, in multiples of 1⁄2%; provided, however, that the sum of such Participant’s Supplemental After-Tax Deductions under this Section 2.7.3 and such Participant’s Additional Before-Tax Contributions under Section 2.6 and/or Additional Roth Contributions under Section 2.8 shall not exceed 32 1⁄2% of a Traditional-Design Participant’s Compensation or 35% of an Account-Based Participant’s Compensation.

The Supplemental After-Tax Deductions authorized by a Traditional-Design Participant who is a Highly Compensated Employee shall range from 1⁄2% to 12 1⁄2% (and for an Account-Based Participant who is a Highly Compensated Employee from 1⁄2% to 15%), inclusive, of the Participant’s Compensation, in multiples of 1⁄2%; provided, however, that the sum of such Participant’s Supplemental After-Tax Deductions under this Section 2.7 and such Participant’s Additional Before-Tax Contributions or Additional Roth Contributions shall not exceed 12 1⁄2% of a Traditional-Design Participant’s Compensation or 15% of an Account-Based Participant’s Compensation.

2.7.4 A Participant may, on a daily basis, increase or decrease his Deductions within these limits for subsequent pay periods.

2.7.5 Supplemental Deposits. Effective January 1, 1999, a Participant may no longer make Supplemental Deposits to the Plan.

2.8 Roth Contribution.

2.8.1 Effective January 1, 2010, the Plan will accept Participant contributions made under Code Section 402A and pursuant to Sections 2.3.1, 2.3.3, 2.3.4, 2.4, and 2.6 of the Plan.

2.8.2 A Roth Contribution is (i) an elective contribution to the Plan that the Participant irrevocably designates at the time the contribution is made as a deferral in lieu of all or a portion of the Before-Tax Contribution or Additional Before-Tax Contributions the Participant is otherwise eligible to make under the Plan, and (ii) treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election. Any Roth Contribution made in lieu of a Before-Tax Contribution provided in Section 2.3 shall be a “Basic Roth Contribution” and a Roth Contribution made in lieu of an Additional Before-Tax Contribution provided in Section 2.6 shall be an “Additional Roth Contribution” which shall be treated in the same manner as a Basic Roth Contribution unless specifically noted.

2.8.3 Roth Contributions and withdrawals of Roth Contributions will be credited and debited to the Participant’s Roth Contribution Account. The Plan will maintain a separate record of the amount of Roth Contributions in each Participant’s Roth Contribution Account. Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Contribution Account and the Participant’s other Accounts under the Plan.

2.8.4 The earnings on Roth Contributions will not be subject to federal tax if (1) the Roth Contribution Account, at the time of the Roth Contribution withdrawal, has been open for at least five (5) consecutive years from the first day of the year in which the Participant first made the Roth Contribution and (2) the Roth Contribution is not withdrawn prior to the earliest of the Participant attaining age 59 1⁄2, the Participant’s death, or the Participant’s disability as defined in Code Section 72(m)(7).

2.9 Transfers from Before-Tax Accounts and Roth Accounts. Any amounts which would have been contributed to the Plan on behalf of an Eligible Employee but for the provisions of Section 2.4 hereof shall be paid by the Company to this Plan as a Basic After-Tax Deduction, and the Company shall make a Matching Contribution to this Plan for such Eligible Employee on account of such Basic After-Tax Deduction in accordance with the provisions of Section 2.10, unless otherwise directed by the Participant. If the Participant does not maintain an After-Tax Account in the Plan at the time a Basic After-Tax Deduction is made for such Eligible Employee under this Section 2.9, then, unless otherwise directed by the Participant, the amount of the Basic After-Tax Deduction shall be invested in an After-Tax Account established for such Eligible Employee and shall be allocated among the investment options in such account in the same proportions as the latest Before-Tax Contribution made to the Plan on behalf of the Participant. If the Participant does maintain an After-Tax Account in this Plan, then, unless otherwise directed by the Participant, such amounts shall be allocated among the various investment options in the Participant’s After-Tax Account, in the same proportions as:

(a) the Participant’s latest Basic After-Tax Deductions for the Plan; or

(b) if the Participant has never made any such Basic After-Tax Deductions for the Plan, the Participant’s latest Supplemental After-Tax Deductions for the Plan; or

(c) if the Participant has never made any such Basic After-Tax Deductions or Supplemental After-Tax Deductions for the Plan, the Participant’s latest Supplemental Deposits for the Plan.

2.10 Matching Contributions for Basic After-Tax Deductions.

2.10.1 At the time a Participant’s Basic After-Tax Deduction is paid to the Trustee, the Participant’s Employer shall, to the extent permitted under Section 2.7, pay to the Trustee a Matching Contribution for such Participant’s Matching After-Tax Account. Matching Contributions shall be made in an amount so that cash in an amount equal to the “applicable percentage” (as defined below) of the Participant’s (i) Before-Tax Contributions and Basic Roth Contribution will be allocated to such Participant’s Matching Before-Tax Account and (ii) Basic After-Tax Deductions will be allocated to such Participant’s Matching After-Tax Account.

For purposes of this Section 2.10 and Section 2.5, the “applicable percentage” is determined as follows:

For Traditional-Design Participants

Before-Tax Contributions, Basic Roth Contributions, and Basic After-Tax Deductions (as a percentage of Compensation)	The “applicable percentage” is:

At least 1% but not exceeding 2 1⁄2%	70%

At least 2 1⁄2% but not exceeding 7 1⁄2%	70% of the first 2 1⁄2% and 40% of the excess over 2 1⁄2%

For Account-Based Participants

Before-Tax Contributions,
Basic Roth Contributions, and
Basic After-Tax Deductions
(as a percentage of Compensation)	The “applicable percentage” is:

At least 1% but not exceeding 5%	100%

2.10.2 No Matching Contributions shall be made on account of any Supplemental After-Tax Deductions or Supplemental Deposits made by a Participant.

2.10.3 Matching Contributions shall be made to each of a Participant’s Matching Before-Tax Account and Matching After-Tax Account entirely in cash and will be invested as directed by the Participant in accordance with Article III.

2.11 Vesting. A Participant’s right to each of his Accounts under the Plan is non-forfeitable (within the meaning of Code Section 411) at all times.

2.12 Revocation of Compensation Reduction.

2.12.1 A Participant may revoke his authorization for the reduction of his Compensation for Before-Tax Contributions (including his deemed authorization pursuant to Section 2.3.2), Basic After-Tax Deductions, Basic Roth Contributions, Additional Before-Tax Contributions, and Additional Roth Contributions in a time and manner authorized by the Committee. If a Participant revokes his authorization for the reduction of his Compensation for Before-Tax Contributions, Basic Roth Contributions, and Basic After-Tax Deductions, the related Matching Contributions will be suspended.

2.12.2 Supplemental After-Tax Deductions are automatically suspended whenever Basic After-Tax Deductions are suspended.

2.12.3 A Participant may suspend or resume Supplemental After-Tax Deductions at any time.

2.12.4 Authorizations for a reduction in a Participant’s Compensation for Before-Tax Contributions, Basic Roth Contributions, and Additional Before-Tax Contributions, Additional Roth Contributions, or Basic After-Tax Deductions which a Participant has revoked may be reinstated by the Participant in a time and manner authorized by the Committee. If a Participant reinstates the authorization for a reduction in his Compensation for Before-Tax Contributions, Basic Roth Contributions, or Basic After-Tax Deductions, the related Matching Contributions will be resumed.

2.13 Limitations on Contributions. As described in Article V, except to the extent permitted under Section 2.20 of the Plan and Code Section 414(v), in no event shall the annual sum of the Before-Tax Contributions, Basic Roth Contributions, Additional Before-Tax Contributions, Additional Roth Contributions, Basic After-Tax Deductions, Supplemental After-Tax Deductions and Matching Contributions for a Participant’s Accounts in any Plan Year exceed the lesser of $58,000 (for the 2021 Plan Year, and as adjusted under Code Section 415(d) with respect to future Plan Years) or 100 percent of the Participant’s Earnings for such Plan Year.

2.14 Allocations of Contributions.

2.14.1 A Participant’s Before-Tax Contributions and Additional Before-Tax Contributions shall be held in the Trust Fund in a Before-Tax Account established for such Participant, and invested and valued in accordance with Article III.

2.14.2 A Participant’s Basic After-Tax Deductions shall be paid to the Trustee exclusively for the After-Tax Account established for such Participant, and invested and valued in accordance with Article III. A Participant may authorize the Company to make Supplemental After-Tax Deductions to the Trustee exclusively for the After-Tax Account. Supplemental After-Tax Deductions may only be authorized by the Participant while maximum Basic After-Tax Deductions are authorized.

2.14.3 A Participant’s Matching Contributions shall be held in the Trust Fund in the Matching Contribution Account established for such Participant.

2.14.4 A Participant’s Basic Roth Contributions and Additional Roth Contributions shall be held in a Roth Contribution Account established for such Participant and invested and valued in accordance with Article III.

2.15 401(m) Limitations. The Committee shall ensure that the requirements set forth in Code Section 401(m) with respect to Participants’ Basic After-Tax Deductions, Supplemental After-Tax Deductions, and Matching Contributions are satisfied. The Plan shall not be treated as failing to meet such requirements for any Plan Year, if before the close of the following Plan Year, the Committee distributes “excess aggregate contributions,” as defined in Code Section

401(m), to Participants in accordance with procedures set forth in Code Section 401(m) and the Regulations promulgated thereunder. Any distribution made in accordance with the preceding sentence:

(a) shall be made first from Supplemental After-Tax Deductions, and then Basic After-Tax Deductions. Matching Contributions which relate to such Basic After-Tax Deductions shall be forfeited;

(b) shall be adjusted for income or loss (including income or loss allocable to the period between the end of the Plan Year and the date of distribution) in accordance with applicable Treasury Regulations; and

(c) shall be designated by the Committee as a distribution of “excess aggregate contributions” and income.

In the event a Highly Compensated Employee is an eligible employee in more than one 401(m) plan sponsored by any Affiliate, any forfeiture or distribution made under this section shall be made in accordance with Treasury Regulation Section 1.401(m)-2(b)(2)(iii)(B).

Notwithstanding any provision of this Plan, in lieu of the corrective distributions of excess aggregate contributions as otherwise described in this Section 2.15, the Employer, in its discretion, may make either Qualified Non-Elective Contributions, Qualified Matching Contributions, or both, on behalf of Nonhighly Compensated Employees that, in combination with Matching Contributions, Basic After-Tax Deductions and Supplemental After-Tax Deductions, satisfy the Contribution Percentage test set forth in Section 2.18.

2.16 ADP Adjustments. Notwithstanding anything to the contrary in this Article II, in the event the Committee determines that the Plan does not meet the actual deferral percentage tests under Code Section 401(k)(3)(A) for a Plan Year, the Committee shall adjust Before-Tax Contributions, Basic Roth Contributions, Additional Roth Contributions, and/or Additional Before-Tax Contributions for such Plan Year in the following manner, effective for Plan Years beginning after December 31, 1996:

2.16.1 (a) Calculate the dollar amount of excess contributions for each affected Highly Compensated Employee in a manner described in Code Section 401(k)(8)(B) and Treasury Regulation Section 1.401(k)-(1)(f)(2). However, in applying these rules, rather than distributing or recharacterizing the amount necessary to reduce the actual deferral ratio (“ADR”) of each affected Highly Compensated Employee in the order of these Employees’ ADRs, beginning with the highest ADR, the Plan shall treat these amounts as described in steps (b)-(d) below.

(b) Determine the total of the dollar amounts calculated in step (a) above. This total amount (total excess contributions) should be distributed or recharacterized as Basic After-Tax Deductions and/or Supplemental After-Tax Deductions in accordance with steps (c) and (d) below:

(c) the elective contributions of the Highly Compensated Employee with the highest dollar amount of elective contributions are reduced by the amount required to cause that Highly Compensated Employee’s elective contributions to equal the dollar amount of the elective contributions of the Highly Compensated Employee with the next highest dollar amount of elective contributions. This amount is then distributed to the Highly Compensated Employee with the highest dollar amount or recharacterized as Basic After-Tax Deductions and/or Supplemental After-Tax Deductions on behalf of such Highly Compensated Employee. However, if a lesser reduction, when added to the total dollar amount already distributed or recharacterized under this step (c), would equal the total excess contributions, the lesser reduction amount is distributed or recharacterized.

(d) If the total amount distributed or recharacterized is less than the total excess contributions, step (c) is repeated. If these distributions or recharacterizations are made, the cash or deferred arrangement is treated as meeting the nondiscrimination test of Code Section 401(k)(3) regardless of whether the ADP, if recalculated after distributions or recharacterizations, would satisfy Code Section 401(k)(3).

2.16.2 A Highly Compensated Employee’s excess contributions shall mean such Employee’s Before-Tax Contributions, Basic Roth Contributions, Additional Roth Contributions, or Additional Before-Tax Contributions which must be reduced for the Employee’s actual deferral percentage to equal the highest permitted actual deferral percentage under the Plan. In determining the amount of excess contributions to be distributed and/or recharacterized with respect to an affected Highly Compensated Employee as determined herein, such amount shall be reduced by any excess contributions previously distributed to such Highly Compensated Employee for the taxable year ending with or within such Plan Year, and any Matching Contributions which relate to such excess contributions.

2.16.3 With respect to a distribution of excess contributions pursuant to Section 2.16.1, such distribution:

(a) may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

(b) shall be made first from Additional Before-Tax Contributions and, thereafter, from Additional Roth Contributions, Before-Tax Contributions, and Basic Roth Contributions. Matching Contributions which relate to such Before- Tax Contributions or Basic Roth Contributions, shall be forfeited;

(c) shall be adjusted for income or loss (including income or loss allocable to the period between the end of the Plan Year and the date of distribution) in accordance with applicable Treasury Regulations; and

(d) shall be designated by the Committee as a distribution of excess contributions and income.

2.16.4 With respect to a recharacterization of excess contributions pursuant to Section 2.16.1, such recharacterized amounts:

(a) shall be deemed to have occurred on the date on which the last of those Highly Compensated Employees with excess contributions to be recharacterized is notified of the recharacterization and the tax consequences of such recharacterization;

(b) shall be treated as voluntary employee contributions for purposes of Code Section 401(a)(4) and Regulation 1.401(k)-1(b). However, for purposes of Sections 6.1 and 6.2 hereof, recharacterized excess contributions shall continue to be treated as employer contributions that are deferred compensation; and

(c) are not permitted if the amount recharacterized plus Basic After-Tax Deductions and Supplemental After-Tax Deductions actually made by such Highly Compensated Employee, exceed the maximum amount of such contributions (determined prior to application of Section 2.15) that such Highly Compensated Employee is permitted to make under the Plan.

2.16.5 In the event a Highly Compensated Employee is an eligible employee in more than one 401(k) plan sponsored by any Affiliate, any recharacterization or distribution made under this section shall be made in accordance with Treasury Regulation Section 1.401(k)-2(b)(2)(iii)(B).

2.16.6 Notwithstanding any provision of this Plan, in lieu of the corrective actions otherwise described in this Section 2.16, the Employer may make either Qualified Non-Elective Contributions, Qualified Matching Contributions, or both, on behalf of Nonhighly Compensated Employees that, in combination with Before-Tax Contributions, Basic Roth Contributions, Additional Roth Contributions, and Additional Before-Tax Contributions, satisfy the Actual Deferral Percentage test in Section 2.17.

2.17 Actual Deferral Percentage.

2.17.1 With respect to any Plan Year the Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees shall not exceed the greater of:

(a) the Actual Deferral Percentage for the Eligible Employees who are Nonhighly Compensated Employees (for purposes of this Section 2.17, any individual who is not a Highly Compensated Employee) for the Plan Year multiplied by 1.25; or

(b) the Actual Deferral Percentage for the Eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by 2; provided, however, that the Actual Deferral Percentage for the Eligible Employees who are Highly Compensated Employees may not exceed the Actual Deferral Percentage for the Eligible Employees who are Nonhighly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

2.17.2 The Actual Deferral Percentage for a specified group of Eligible Employees for a Plan Year is the average of the ratios (calculated separately for each Eligible Employee in such group) of (a) the amount of the Before-Tax Contributions, Basic Roth Contributions, Additional Roth Contributions, and Additional Before-Tax Contributions for such Plan Year to (b) each Eligible Employee’s Compensation for such Plan Year. If the Employer, in its discretion, makes Qualified Non-Elective Contributions and/or Qualified Matching Contributions pursuant to Section 2.16.6 for a Plan Year, such contributions shall be included for purposes of determining the Actual Deferral Percentage of the Nonhighly Compensated Employees for such Plan Year to the extent permissible under Treasury Regulation Section 1.401(k)-2(a)(6).

2.17.3 For purposes of this Section 2.17, the Actual Deferral Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Before-Tax Contributions, Basic Roth Contributions, Additional Roth Contributions, and Additional Before-Tax Contributions allocated to his account under two or more plans or arrangements described in Code Section 401(k) that are maintained by the Employer shall be determined as if all such Before-Tax Contributions, Basic Roth Contributions, Additional Roth Contributions, and Additional Before-Tax Contributions, were made under a single arrangement.

2.17.4 The determination and treatment of the Before-Tax Contributions, Basic Roth Contributions, Additional Roth Contributions, Additional Before-Tax Contributions and Actual Deferral Percentage of any Participant shall satisfy Code Section 401(k)(3) and Section 1.401(k)-1(b) of the Treasury’s Proposed Regulations, and such other requirements as may be prescribed by the Secretary of the Treasury.

2.17.5 The portion of the Plan which constitutes an ESOP, and which is mandatorily disaggregated from the balance of the Plan pursuant to Treasury Regulation Section 1.401(k)-1(g)(11), shall be tested separately under the provisions of this Section 2.17, but only to the extent of any contributions made directly to the ESOP. Amounts transferred to the ESOP from time to time shall not be considered as part of the ESOP for the purpose of testing contributions, but shall rather be tested under the test applicable to the non-ESOP portion of the Plan to which they were contributed.

2.18 Contribution Percentage.

2.18.1 With respect to any Plan Year the Contribution Percentage for Eligible Employees who are Highly Compensated Employees shall not exceed the greater of:

(a) the Contribution Percentage for the Eligible Employees who are Nonhighly Compensated Employees (for purposes of this Section 2.18, any individual who is not Highly Compensated Employee) for the Plan Year multiplied by 1.25; or

(b) the Contribution Percentage for the Eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by 2; provided, however, that the Contribution Percentage for the Eligible Employees who are Highly Compensated Employees may not exceed the Contribution Percentage for the Eligible Employees who are Nonhighly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

2.18.2 The Contribution Percentage for a specified group of Eligible Employees for a Plan Year is the average of the ratios (calculated separately for each Eligible Employee in such group) of (a) the amount of the sum of Matching Contributions, Basic After-Tax Deductions and Supplemental After-Tax Deductions for such Plan Year to (b) each Eligible Employee’s Compensation for such Plan Year. If the Employer, in its discretion, makes Qualified Non-Elective Contributions and/or Qualified Matching Contributions pursuant to Section 2.15 for a Plan Year, such contributions shall be included for purposes of determining the Contribution Percentage of the Nonhighly Compensated Employees for such Plan Year to the extent permissible under Treasury Regulation Section 1.401(m)-2(a)(6).

2.18.3 For purposes of this Section 2.18, if two or more plans of the Employer to which Matching Contributions, Basic After-Tax Deductions, and Supplemental After-Tax Deductions are made are treated as one plan for purposes of Code Section 410(b), such plans shall be treated as one plan for purposes of this Section 2.18. In addition, if a Highly Compensated Employee participates in two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) which are maintained by the Employer to which such contributions are made, all such contributions shall be aggregated for purposes of this Section 2.18.

2.18.4 For purposes of this Section 2.18 and Section 2.15, Highly Compensated Employees and Nonhighly Compensated Employees shall include any Employee eligible to have Matching Contributions, Basic After-Tax Deductions and Supplemental After-Tax Deductions allocated to his Accounts for the Plan Year.

2.18.5 The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

2.18.6 The portion of the Plan which constitutes an ESOP, and which is mandatorily disaggregated from the balance of the Plan pursuant to Treasury Regulation Section 1.401(m)-1(b)(3)(ii), shall be tested separately under the provisions of this Section 2.18, but only to the extent of any contributions made directly to the ESOP. Amounts transferred to the ESOP from time to time shall not be considered as part of the ESOP for the purpose of testing contributions, but shall rather be tested under the test applicable to the non-ESOP portion of the Plan to which they were contributed.

2.19 Additional Limitation. Notwithstanding the foregoing, including the Actual Deferral Percentage and Contribution Percentage limitations described in Sections 2.17 and 2.18 above, in no event may an Eligible Employee who is a Highly Compensated Employee authorize a reduction in Compensation as a sum of his Before-Tax Contributions, Basic Roth Contributions, Basic After-Tax Deductions, Supplemental After-Tax Deductions, Additional Roth Contributions, and Additional Before-Tax Contributions in excess of 20%.

2.20 Catch-Up Contributions. All Participants who are eligible to make Before-Tax Contributions or Roth Contributions and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v) (“Catch-Up Contributions”), but in no event may the aggregate of such a Participant’s Before-Tax Contributions, Roth Contributions and Catch-Up Contributions exceed 75% of Compensation. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415, and shall not be subject to Matching Contributions. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions. Catch-Up Contributions shall be deposited into the Participant’s Before-Tax Account or, if the Participant designated a Catch-Up Contribution to be made as a Roth Contribution pursuant to Section 2.8, the Participant’s Roth Contribution Account.

ARTICLE III

INVESTMENT AND VALUATION OF ACCOUNTS

3.1 Before-Tax Accounts. Before-Tax Contributions and Additional Before-Tax Contributions authorized by a Participant shall be paid to the Trustee and held in the Trust Fund in a Before-Tax Account established for such Participant. Each Participant shall direct how his Account shall be invested in one percentage point increments, among the investment options selected from time to time by the Administration Committee (including the investment options described in Section 3.5).

3.2 Roth Contribution Accounts. Basic Roth Contributions and Additional Roth Contributions authorized by a Participant and made pursuant to Section 2.8 shall be paid to the Trustee and held in the Trust Fund in a Roth Contribution Account established for such Participant. Each Participant shall direct how his Account shall be invested in one percentage point increments, among the investment options selected from time to time by the Administration Committee (including the investment options described in Section 3.5).

3.3 After-Tax Accounts. A Participant’s After-Tax Account shall be credited with the Participant’s Basic After-Tax Deductions, Rollover Contributions, Supplemental After-Tax Deductions and Supplemental Deposits. A Participant’s After-Tax Account shall also be credited with any monies transferred on his behalf from the Money Accumulation Plan. Each Participant shall direct how his After-Tax Account shall be invested, in one percentage point increments, among the investment options selected from time to time by the Committee (including the investment options described in Section 3.5).

3.4 Matching Contribution Accounts. A Participant’s Matching Before-Tax Account shall be credited with Matching Contributions made in connection with Before-Tax Contributions authorized by the Participant. A Participant’s Matching After-Tax Account shall be credited with Matching Contributions made in connection with Basic After-Tax Deductions authorized by the Participant. Each Participant shall direct how 100% of the Matching Contributions made to his Matching Before-Tax Account and/or Matching After-Tax Account shall be invested, in one percentage point increments, among the investment options selected from time to time by the Administration Committee (including the investment options described in Section 3.5).

3.5 Investment Options. Effective November 20, 2020, notwithstanding any provision of the Plan to the contrary, in addition to such other investment options as are designated by the Administration Committee from time to time, the investment options under the Plan shall include a Company Stock Fund and shall invest in Common Stock in accordance with policies established by the Committee or its delegate. In the event of a tender or exchange offer with respect to any Common Stock held in this fund, the Company Stock Fund may acquire other securities issued by the Company in exchange for, or in connection with, such Common Stock.

Any monies allocated to any investment option may be invested temporarily in obligations of a short-term nature, including prime commercial obligations or part interests therein, or in interests in any trust fund that has been or shall be created and maintained by the Trustee or any other person or entity as trustee for the collective short-term investment of funds of trusts for employee benefit plans qualified under Code Section 401(a). Earnings paid or accrued on such investments shall be applied toward the payment of costs and expenses of administering the Trust Fund as set forth in Section 8.2 of Article VIII of the Plan. However, nothing in this Article III shall prevent the Trustee from holding any cash in the Trust Fund pending its investment without obligation to credit interest thereon.

The Plan will provide Participants with at least three investment options other than the Company Stock Fund to the extent required under Code Section 401(a)(35).

3.6 Change of Investments.

(a) Subject to the other provisions of this Article III, a Participant may at any time, and in accordance with such procedures as are established by the Committee, change his investment options currently in effect with respect to his Accounts.

(b) Notwithstanding any provision of the Plan to the contrary, as a reasonable restriction designed to limit short-term trading in Company securities, each Participant shall only be permitted to reallocate any portion of his Accounts into the Company Stock Fund once per calendar month. This limitation shall not apply to any investment into the Company Stock Fund by reason of new contributions or loan repayments made on the Participant’s behalf. Effective November 20, 2020, the foregoing provisions of this Section 3.6(b) no longer apply. A Participant’s allocation of any portion of his Accounts out of the Company Stock Fund and into any other available investment fund(s) shall be unrestricted.

(c) The portion of a Participant’s Account attributable to the ESOP portion of the Plan must be eligible to be diversified under circumstances no more restrictive than as follows: if a Participant attains age fifty-five (55) and has completed at least ten (10) Years of Service (so that the Participant is a “Qualified Participant”), such Qualified Participant shall be permitted to elect to transfer to any investment fund or combination of investment funds a portion of the balance in the Participant’s Account invested in the Common Stock Fund (the “Diversification Election”) in accordance with the following provisions:

(1) Such Qualified Participant shall be permitted to make the Diversification Election, in such manner as the Plan Administrator may prescribe, during the ninety-day (90) period immediately following the close of each Plan Year during the Qualified Election Period (the “Diversification Election Period”). For purposes of this Section 3.6(c), the “Qualified Election Period” means the period of six consecutive Plan Years beginning with the Plan Year during which the Participant becomes a Qualified Participant.

(2) For each of the first five Plan Years in the Qualified Election Period, such Qualified Participant shall be permitted to reallocate to other Plan investment funds, up to 25% of the value credited to the Participant within the Common Stock Fund (less any amounts that such Qualified Participant reallocated previously under this Section 3.6(c)). For the sixth Plan Year in the Qualified Election Period, such Qualified Participant shall be permitted to reallocate up to 50% of the value credited to the Participant within the Common Stock Fund (less any amounts that such Qualified Participant reallocated previously under this Section 3.6(c)).

(3) The amount that may be reallocated during the Qualified Election Period shall be determined as of the last day of the preceding Plan Year by multiplying the value credited to the Qualified Participant within the Common Stock Fund (including the value of which has been previously reallocated pursuant to this Section 3.6(c) determined at the time of such reallocation) by 25% percent or, with respect to a Qualified Participant’s Diversification Election for the sixth Plan Year in the Qualified Election Period, by 50% percent, reduced by the value that has previously been reallocated by such Qualified Participant pursuant to this Section 3.6(c).

(4) A Diversification Election pursuant to this Section 3.6(c) shall be effective no later than ninety (90) days after the end of the Diversification Election Period.

(5) The rights provided by this Section 3.6(c) no way restrict the application of the more liberal diversification provisions in Sections 3.6(a) and (b) to any of the Participant’s Accounts.

3.7 Dividends. Effective November 20, 2020, subject to the provisions of Section 11.16.3, cash dividends received on Common Stock in the Company Stock Fund attributable to a Participant’s Before-Tax Account, Roth Contribution Account, After-Tax Account, or Matching Contribution Accounts shall automatically be used to buy additional shares of Common Stock. Additional shares shall then be allocated to such Participant’s Before-Tax Account, Roth Contribution Account or After-Tax Account, as applicable.

3.8 Rights, Warrants and Scrip. If any rights, warrants or scrip are issued on stock held in the Company Stock Fund for a Participant’s Before-Tax Account, Roth Contribution Account, or After-Tax Account or in a Participant’s Matching Contribution Account, the Trustee shall automatically exercise the rights, warrants or scrip for whole shares, which shares shall be for such Participant’s Before-Tax Account, Roth Contribution Account, After-Tax Account or Matching Contribution Account, respectively, and shall automatically offer the rights, warrants, or scrip for fractional shares for sale on the open market and shall reinvest the proceeds in additional shares of stock in either (a) the Company Stock Fund, which shares shall be for such Participant’s Before-Tax Account or After-Tax Account, respectively, or (b) the Company Stock Fund for the Participant’s Matching Contribution Account, as applicable.

3.9 Voting Rights. The Company will make forms available to each Participant as a named fiduciary within the meaning of section 403(a)(l) of ERISA (“Named Fiduciary”) to instruct the Trustee with regard to the voting of any shares of stock of the Company to that Participant’s Before-Tax Account, Roth Contribution Account, or After-Tax Account and any Common Stock credited to that Participant’s Matching Contribution Account. The Trustee will vote such shares only as directed by the Participant. If a Participant fails to give timely directions as to the voting of shares of stock of the Company credited to the Participant’s Before-Tax Account, Roth Contribution Account or After-Tax Account or any Common Stock credited to the Participant’s Matching Contribution Account, the Trustee will vote such shares in the same proportion as it votes the shares for which the Trustee receives directions, provided, however, that if the Committee determines in any year that the unvoted shares should be voted differently in that year in order to comply with relevant law including, but not limited to, ERISA’s fiduciary requirements, the Committee shall notify the Trustee of the special voting instructions for that year.

3.10 Tender Offers. Each Participant or Beneficiary, as a Named Fiduciary, shall have the right to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to any shares of stock of the Company credited to that Participant’s or Beneficiary’s Before-Tax Account, Roth Contribution Account or After-Tax Account and any Common Stock credited to his Matching Contribution Account. If the Trustee does not receive timely directions from a Participant or Beneficiary as to the manner in which to respond to such a tender or exchange offer, then the Trustee shall not tender or exchange any such shares of stock of the Company. The Company shall use its best efforts to timely distribute to each Participant or Beneficiary such information as is distributed to other shareholders of the Company in connection with any such tender or exchange offer.

3.11 Statements Furnished Participants. Each Participant shall be furnished a statement of his Account by the Company on a quarterly basis, or at such other intervals as may be required by applicable law.

3.12 Directed Investments by Alternate Payees. An Alternate Payee who elects to defer the distribution of assets pursuant to Section 11.4.1(b) of the Plan shall have the right to direct the investment of such assets in accordance with this Article III until they are distributed in accordance with Section 11.4.1(b).

ARTICLE IV

DISTRIBUTIONS, WITHDRAWALS AND LOANS

4.1 Distribution of Accounts on Termination of Employment.

4.1.1 Termination Other Than Death. If the value of the Accounts of a Participant who Terminates Employment for any reason (including termination on account of disability) other than death is five thousand dollars ($5,000) or less, or the value exceeds five thousand dollars ($5,000) and such Participant consents in writing, then such Participant shall receive the entire value of such Participant’s Accounts, valued as of the last Valuation Date preceding such Participant’s termination, in a single-sum payment. Subject to Section 4.7, the payment shall be made to the Participant as soon after such Participant Terminates Employment as the Committee shall determine to be administratively practicable. Effective March 28, 2005, in the event of a mandatory distribution not in excess of $5,000, but greater than $1,000 (the portion of the Participant’s Account balance attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) shall not be disregarded for purposes of determining this $1,000 limit), in accordance with the provisions of this Section, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover in accordance with Section 4.10 or to receive the distribution directly in accordance with this Section, then the Committee will pay the distribution in a direct rollover to an individual retirement plan designated by the Committee.

4.1.2 Settlement Options. Effective January 1, 2020, if the value of the Accounts of a Participant who Terminates Employment for any reason (including Termination on account of disability) other than death exceeds five thousand dollars ($5,000) and such Participant does not consent in writing to receive the entire value of such Participant’s Accounts in accordance with Section 4.1.1, then such Participant shall be deemed to have deferred receipt of the entire value of such Participant’s Accounts until April 1st of the calendar year following the calendar year in which such Participant attains age 72 (seventy and one-half (70 1⁄2), if the Participant was born before July 1, 1949). Such a Participant may elect, in accordance with procedures determined by the Committee, to receive the entire value (but not part except as provided in the following sentence) of such Participant’s Accounts in a single-sum payment at any time prior to April 1st of the calendar year following the Participant’s attainment of age 72 (seventy and one-half (70 1⁄2), if the Participant was born before July 1, 1949). In addition, a Participant who has been deemed to have deferred receipt of the value of his Accounts may elect, in accordance with procedures determined by the Committee, to receive partial distributions from his Accounts at any time prior to April 1st of the calendar year following his attainment of age 72 (seventy and one-half (70 1⁄2), if the Participant was born before July 1, 1949) (provided that the balance in such Accounts remains above five thousand dollars ($5,000)) or to receive the entire balance of his Accounts in monthly installments (provided that, with respect to installment elections made prior to January 1, 2021, the aggregate balance in such Accounts is at least ten thousand dollars ($10,000) at the time of such election). The number of monthly installments shall be selected by the Participant and shall be: (a) at least twenty four (24); (b) in increments of twelve (12); and (c) last no longer than the Participant’s life expectancy based on appropriate Internal Revenue Service tables. The amount of each monthly installment shall be determined by dividing the aggregate balance of the Participant’s Accounts by the number of months selected by the Participant and shall be re-calculated at the end of every year by dividing the balance remaining in such Accounts by the number of months left in the period selected by the Participant. A Participant who elects to receive monthly installments shall select an investment liquidation sequence, which may be changed by the Participant no more frequently than once per month, to provide cash for the monthly installments. The Participant may stop such monthly installments at any time. There shall be no waiting period for a Participant to resume monthly installments. If monthly installments are stopped when a Participant has a balance of five thousand dollars ($5,000) or less, the Participant shall receive the entire value of his Accounts in a single-sum payment in accordance with Section 4.1.1. Partial distributions under this Section 4.1.2 may not exceed 95% of the total value of the Participant’s Accounts, unless the Participant has elected that 100% of the balances in his Accounts be distributed and may be made no more frequently than once every ninety (90) days. A Participant may not receive a partial distribution while he is receiving monthly installment payments pursuant to this Section 4.1.2.

Any payment deferral and/or election to receive partial distributions or monthly installments under this Section 4.1.2, shall be subject to the provisions of Section 4.1.5 of the Plan.

Unless another settlement option is selected, the entire value of such Participant’s Accounts shall be distributed to such Participant in a single-sum payment as soon after April 1st of the calendar year following the calendar year in which such Participant attains age 72 (seventy and one-half (70 1⁄2), if the Participant was born before July 1, 1949) or such earlier date selected by the Participant as provided above, as the Committee shall determine to be administratively practicable. If a Participant who has been deemed to have deferred receipt of any part of such Participant’s Accounts under this Section 4.1.2 dies after such Participant’s Termination of Employment, but prior to April 1st of the calendar year following such Participant’s attainment of age 72 (seventy and one-half (70 1⁄2), if the Participant was born before July 1, 1949), then the Participant shall be deemed to have Terminated Employment on account of death and the entire value of such Participant’s Accounts shall be paid to such Participant’s Beneficiary in accordance with Section 4.1.3.

Notwithstanding the foregoing, in the case of a Participant (other than a 5% owner as defined in Code Section 416(i)(1)) who remains in the employment of the Employer after the attainment of age 72 (70 1⁄2, if the Participant was born before July 1, 1949), such Participant shall have the option to defer commencement of the distribution of such Participant’s Accounts until the April 1st of the calendar year following the calendar year in which the Participant Terminates Employment.

Distributions under the Plan shall be made in accordance with the Minimum Distribution requirements set forth in Article XII.

4.1.3 Termination on Death.

(a) If a Participant Terminates Employment on account of the Participant’s death, the Participant’s Accounts, valued as of the last Valuation Date preceding the Participant’s death, shall, subject to subsection (d) hereof, be paid in a lump sum to the Participant’s surviving spouse, unless such spouse has consented to the designation of the Participant’s beneficiary as the Participant’s Beneficiary. No consent under this Section 4.1.3 shall be effective unless either (i) such consent is in writing, the terms of such consent acknowledge its effect, the execution of such consent is witnessed by a person representing the Plan or a notary public, as the Committee may determine, and such consent otherwise complies with such rules as the Committee may adopt, or (ii) it is established to the satisfaction of the Committee that the required consent cannot be obtained because the Participant does not have a spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. Any consent by a spouse (or establishment that the consent of a spouse cannot be obtained) shall only be effective with respect to such spouse. The designation of a Beneficiary other than the Participant’s surviving spouse shall be subject to the provisions of Section 4.1.5(b) of the Plan.

(b) If a Participant’s spouse has consented to the designation of the Participant’s beneficiary as the Participant’s Beneficiary and either (i) the Participant has not effectively designated a Beneficiary, or (ii) the Beneficiary designated has not survived the Participant and no alternative designation of Beneficiary shall be effective, then the Participant’s Beneficiary shall be the estate of the deceased Participant. If the Participant’s surviving spouse or Beneficiary cannot be located for a period of one year following death, despite mailing to his last known address, and if such surviving spouse or Beneficiary has not made a written claim for benefits within such period to the Committee, such surviving spouse or Beneficiary shall be treated as having predeceased the Participant. The Committee may require such proof of death and such evidence of the right of any person to receive all or part of the benefit of a deceased Participant as the Committee may deem desirable.

(c) The lump sum payment pursuant to subsection (a) shall be made to the Participant’s surviving spouse or Beneficiary as soon after the Participant’s death as the Committee shall determine to be administratively practicable.

(d) If the value of the Participant’s Before-Tax Accounts exceeds $5,000 and distribution is to be made to the Participant’s surviving spouse, then such surviving spouse may elect either: (i) to defer the lump sum payment until a date no more than five (5) years after the death of the Participant; or (ii) if the election is made within five (5) years after the Participant’s death, the surviving spouse may elect to receive installment payments with the number of such payments not to exceed such surviving spouse’s life expectancy. Effective January 1, 2020, if the surviving spouse makes an election in accordance with clause (ii) hereof, such spouse may defer the commencement of such payments until a date no later than the date the Participant would have attained age 72 (seventy and one-half (70 1⁄2), if the Participant was born before July 1, 1949).

4.1.4 Mandatory Distributions. Effective January 1, 2020, subject to Article XII hereof, the Accounts of a Participant shall be entirely distributed to such Participant or shall commence to be distributed not later than April 1st of the calendar year following the calendar year in which the Participant (i) Terminates Employment (unless such Participant is a 5-percent owner within the meaning of Code Section 416(i)), or (ii) attains age 72 (seventy and one-half (70 1⁄2), if the Participant was born before July 1, 1949).

4.1.5 Account Distribution Rules.

(a) Termination of Employment. In the event a Participant elects to defer the receipt and/or receive payment in partial distributions or monthly installments of his Before-Tax Account, Roth Contribution Account, After-Tax Account, or Matching Contribution Account in accordance with Section 4.1.2, then such Participant shall be deemed to have made the same election with regard to the distribution of all of his Accounts under the Plan.

(b) Beneficiary Designation. In the event a Participant has designated a Beneficiary other than his surviving spouse for his Before-Tax Account, Roth Contribution Account, After-Tax Account, or Matching Contribution Account in accordance with Section 4.1.3, then such designation shall also apply to all of such Participant’s Accounts under the Plan.

(c) Order of Liquidation. The distribution of a Participant’s Accounts upon Termination of Employment shall be made by liquidating his Accounts in the following order:

(i) First, the Participant’s After-Tax Account;

(ii) Second, the Participant’s Matching After-Tax Account;

(iii) Third, the Participant’s Before-Tax Account;

(iv) Fourth, the Participant’s Matching Before-Tax Account; and

(v) Fifth, the Participant’s Roth Contribution Account.

4.1.6 Rollovers Included in Involuntary Cashouts. Except as otherwise provided herein, for purposes of this Section 4.1, the value of a Participant’s nonforfeitable Account balance shall be determined with regard to that portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). This Section shall apply with respect to distributions made after December 31, 2001 (without regard to the Participant’s Termination of Employment date).

4.1.7 Distribution Requirements for ESOP. To the extent required by Code Section 409(o) and properly elected by the Participant, the portion of a Participant’s Account balance attributable to the ESOP portion of the Plan will be distributed not later than 1 year after the close of the Plan Year (i) in which the Participant separates from service by reason of reaching his Normal Retirement Date, disability, or death, or (ii) which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service, except if the Participant is reemployed by the Employer before distribution is required to begin pursuant to this clause (ii).

4.2 Form of Payment of Accounts. All payments made under Section 4.1 shall be made entirely in cash, unless the Participant or the Beneficiary, as the case may be, elects with respect to his Accounts, to receive any whole shares of Common Stock held in his Account, in kind. Notwithstanding any provision of the Plan to the contrary, in the event a Participant Terminates Employment in connection with a sale, transfer or other divestiture of any Subsidiary (or any business thereof) or any division, branch, or business unit, such Participant shall, to the extent necessary to facilitate the rollover of any existing Plan loan made from such Participant’s Account, be permitted to receive a distribution of such Plan loan note.

4.3 Rehire Prior to Distribution of Before-Tax Accounts. In the event that a Participant whose Terminated Employment again becomes an Employee prior to the distribution of his Accounts which would have been made solely on account of the Participant’s separation from service, such distribution shall be deferred until his subsequent Termination of Employment.

4.4 Withdrawal by Participant From Before-Tax Account or Roth Contribution Account During Employment Prior to the Attainment of Age 59 1⁄2. Prior to attaining age 59 1⁄2, a Participant may make a withdrawal first from his Before-Tax Account and then from his Roth Contribution Account (other than any outstanding loan balance) prior to his Termination of Employment if and only if the withdrawal is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need. The Committee, or its designee, shall determine whether the withdrawal is made on account of an immediate and heavy financial need and whether the withdrawal is necessary to satisfy such financial need in accordance with uniform and non-discriminatory standards. The immediate and heavy financial need must be one of the events listed in Section 4.4.1 and must satisfy the provisions of Section 4.4.2(i) or (ii). Notwithstanding any provision in the Plan to the contrary, the Plan shall permit a withdrawal upon an immediate and heavy financial need only on account of the events listed in Treasury Regulation 1.401(k)-1(d)(3)(iii)(B) as provided in Section 4.4.1 of the Plan, provided that the provisions of Section 4.4.2(ii) are satisfied, and further provided that the amount of such withdrawal shall not be less than $500.

4.4.1 A withdrawal will be deemed to be made on account of an immediate and heavy financial need of the Participant if the withdrawal is on account of: (a) medical expenses described in Code Section 213(d) incurred by the Participant, the Participant’s spouse, or any dependents (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)) of the Participant; (b) the purchase (excluding mortgage payment) of the Participant’s principal residence; (c) the payment of tuition for the next semester or quarter of post-secondary education for the Participant’s spouse or any dependents (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)) of the Participant; (d) the need to prevent eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant’s principal residence; (e) burial or funeral expenses for the Participant’s deceased parent, spouse or dependent (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)); or (f) expenses for the repair of damages to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income and, effective January 1, 2020, without regard to Code Section 165(h)(5)). Distributions made on account of an immediate and heavy financial need shall include distributions made to a Hardship Eligible Beneficiary, as defined herein, on account of the Hardship Eligible Beneficiary’s expenses described in (a), (c), and (e). A Hardship Eligible Beneficiary is the Participant’s primary Beneficiary who has an unconditional right to all or a portion of the Participant’s Account balance under the Plan upon the death of the Participant regardless of whether the Beneficiary is the Participant’s spouse or Beneficiary.

4.4.2 A withdrawal will be treated by the Committee, or its designee, as necessary to satisfy a Participant’s financial need if the following requirements are satisfied:

(i) the withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant, and effective December 1, 2010 any gross-up for taxes may not exceed 30%;

(ii) the Participant has obtained all distributions, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Company;

(iii) prior to January 1, 2020, the Plan, and all other plans maintained by the Company, provide that the Participant’s elective contributions and Participant contributions will be suspended for at least 6 months after receipt of the hardship withdrawal; and

(iv) effective January 1, 2020, the Participant represents in writing that the Participant has insufficient cash or other liquid assets reasonably available to satisfy the financial need and the Committee does not have actual knowledge to the contrary. 4.4.3 A withdrawal from a Participant’s Roth Contribution Account made under this Section 4.4 is subject to the withdrawal restrictions in Section 2.8.4 of the Plan.

4.5 Withdrawal by Participant From Specified Accounts During Employment After the Attainment of Age 59 1⁄2. Upon attaining age 59 1⁄2, a Participant may make a withdrawal from his Before-Tax Account, Roth Contribution Account, and Matching Contribution Account prior to his Termination of Employment. Effective January 1, 2015, withdrawals made pursuant to this Section 4.5 may be made at any time and may include all or a portion of a Participant’s Account specified in the previous sentence. A Participant must withdraw all of his Before-Tax Account before taking a withdrawal from his Roth Contribution Account.

4.6 Withdrawal by Participant of After-Tax Deduction, Supplemental Deposits and Rollover Contributions During Employment. After-Tax Deductions, Supplemental Deposits and Rollover Contributions may be withdrawn at any time, subject to the following rules:

(a) After-Tax Deductions (both Basic and Supplemental) and Supplemental Deposits may be withdrawn at any time without Plan penalties, provided the Participant has participated in the Plan for at least 24 months at the time of the withdrawal.

(b) After-Tax Deductions (both Basic and Supplemental) and Supplemental Deposits may be withdrawn at any time, subject to a three-month suspension of Matching Contributions, provided the Participant has participated in the Plan for at least 12, but fewer than 24, months at the time of the withdrawal.

(c) After-Tax Deductions (both Basic and Supplemental) and Supplemental Deposits may be withdrawn at any time, subject to a six-month suspension of Matching Contributions, provided the Participant has participated in the Plan for fewer than 12 months at the time of the withdrawal.

(d) Matching Contributions made with respect to a Participant’s Basic After-Tax Deductions may be withdrawn at any time without penalty provided such Matching Contributions were made to the Participant’s Account at least 24 months prior to the date of the withdrawal request.

(e) Rollover Contributions may be withdrawn at any time without Plan penalties, provided the Participant has not made a previous withdrawal of Rollover Contributions during the previous 24 months.

(f) Notwithstanding the forgoing, any Supplemental After-Tax Deductions that were contributed to a Participant’s Account prior to January 1, 2007, may be withdrawn at any time without Plan penalties provided the Participant has participated in the Plan for at least 12 months at the time of the withdrawal.

4.7 Commencement of Benefits. Unless the Participant makes an election under Section 4.1.2 of this Plan, benefits under this Plan will be paid to the Participant not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

4.7.1 the date on which the Participant attains his Normal Retirement Date;

4.7.2 the tenth anniversary of the year in which the Participant commenced participation in the Plan; or

4.7.3 the Participant’s most recent Termination of Employment.

4.8 Loans.

4.8.1 Loans Authorized. A Participant (excluding a Participant who has Terminated Employment) may apply to the Committee for a loan under this Plan. Upon receipt of a loan application, the Committee may in its discretion instruct the Trustee to make a loan to such Participant out of the Trust Fund, effective as of such date as the Committee shall designate, if such loan meets the requirements of Section 4.8.2. In determining whether to grant a loan under this Section 4.8, the Committee shall consider only those factors which would be considered in a normal commercial setting of an entity in the business of making loans, and shall act in accordance with uniform and non-discriminatory standards. A Participant will be permitted to have only two loans outstanding at any time. If a Participant has more than two loans outstanding under the SIP or the Holdings 401(k) at the time those plans are merged into this Plan effective as of the close of the day December 31, 2020, such Participant may continue to repay such loans under this Plan, but may not request a new loan under this Plan that would cause a violation of the two loan limit described in the previous sentence. There shall be no waiting period for a Participant to receive a new loan after the repayment of a prior loan. Notwithstanding the foregoing, a Participant with two outstanding loans must wait 15 days after one of the Participant’s loans is paid off before commencing a new loan.

A Participant may request a loan (other than a loan used to acquire a principal residence (a “Home Loan”)) on a preapproved basis. The Participant will not be required to fill out any forms in order to receive the loan. Federal Truth in Lending information will be printed on the back of the Participant’s loan check and the Participant’s signature endorsing such check shall signify their agreement to the terms of the loan. However, a Participant will continue to be required to fill out a loan application, and furnish any requested backup documentation, as determined by the Committee, in connection with a request for a Home Loan.

4.8.2 Loan Requirements. A loan shall not be made to a Participant pursuant to this Section 4.8 unless such loan:

(a) does not exceed the lesser of (i) fifty thousand dollars ($50,000), reduced by the excess (if any) of (A) the highest outstanding balance of loans from the Plan during the one (1) year period ending on the day before the date on which such loan was made, over (B) the outstanding balance of loans from the Plan on the date on which such loan was made, or (ii) one-half (1⁄2) of the present value of the Participant’s Accounts, determined as of no earlier than the last Valuation Date preceding the Participant’s application for a loan;

(b) is exempt from the tax imposed by Code Section 4975 by reason of Code Section 4975(d)(1);

(c) is adequately secured by a portion (not in excess of fifty percent (50%) of the present value) of the Participant’s Accounts;

(d) bears interest, payable at least annually to the Trust Fund or to such account or accounts in the Trust Fund as the Committee shall determine and at such rate as the Committee shall determine;

(e) is, by its terms, required to be repaid upon the earlier of the date of the Participant’s death, or the expiration of a fixed term of not more than five years; provided, however, that the Committee may permit a thirty year term in the case of loans used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the Participant’s principal residence;

(f) requires substantially level amortization of the principal and interest of such loan, with payments not less frequently than quarterly, over the term of the loan;

(g) is in an amount of at least $1,000;

(h) is made pursuant to a loan agreement to be executed by the Participant and the Trustee, on a form containing such terms and provisions as the Committee shall in its sole discretion determine;

(i) satisfies the requirements of Section 408(b)(1) of ERISA and the Department of Labor’s regulations promulgated thereunder;

(j) is made in accordance with the specific provisions set out by the Committee; and

(k) meets such other requirements as the Committee may set.

4.8.3 If any loan granted to a Participant pursuant to this Section 4.8 is not repaid on the dates required under Sections 4.8.2(e) and (f), the Committee may, without prior notice to the Participant, direct the Trustee to sell, redeem or otherwise dispose of such collateral as the Participant has given for the loan and apply the proceeds thereof to the repayment of the loan. A sale, redemption or disposal of a Participant’s Accounts pursuant to this paragraph will be treated as any other distribution under the Plan and will be subject to any applicable penalties, including any suspension of contributions under the Plan.

4.8.4 If a Participant receives a loan under this Section 4.8, his status as a Participant in the Plan and his rights with respect to his Plan benefits shall not be affected, except to the extent that the Participant has used his interest in his Accounts as security for the loan, pursuant to Section 4.8.2.

4.8.5 Loan funds will be made available from the Accounts of Participants in accordance with procedures established by the Committee.

4.8.6 Loan repayments will be suspended under the Plan as permitted under Code Section 414(u)(4).

4.9 Money Accumulation Plan Funds. Notwithstanding any other provision hereunder, for any Participant with respect to whom monies were transferred into the Plan from the Money Accumulation Plan, the amount of such transferred monies shall be subject to the distribution provisions described in Appendix B.

4.10 Direct Rollovers.

(a) Notwithstanding any provision of this Plan to the contrary that would otherwise limit a distributee’s election under this Section 4.10, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b) The following definitions shall apply to this Section 4.10:

(i) Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the account of the distributee under this Plan, except that an eligible rollover distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s Beneficiary, or for a specified period of ten years or more; (B) any distribution to the extent such distribution is required under Code Section 401(a)(9); and (C) the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities). Hardship withdrawals as defined in Code Section 401(k)(2)(B)(i)(IV) shall not be included as part of an eligible rollover distribution. Notwithstanding any provision of the Plan to the contrary, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(ii) Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), a qualified trust described in Code Section 401(a), or an eligible plan under Code Section 457 which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, that accepts the distributee’s eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relation Order. To the extent the Plan permits Basic or Supplemental After-Tax Deductions to be rolled over to another qualified plan or 403(b) plan, such a rollover must be made as a direct rollover to the receiving plan and the receiving plan must separately account for the after-tax contributions and earnings thereon. Participants may roll over an eligible rollover distribution, as defined in Code Section 402(c)(4), to a Roth IRA, as defined in Code Section 408A, through a direct rollover so long as there is included in the Participant’s gross income any amount that would be includable if the distribution were not rolled over. A direct rollover of a distribution from a Participant’s Roth Contribution Account will only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under Code Section 402(c).

(iii) Distributee: A distributee includes a Participant or former Participant. In addition, the Participant’s or former Participant’s surviving spouse and the Participant’s or former Participant’s spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, are distributees with regard to the interest of the spouse or former spouse.

(iv) Direct Rollover: A direct rollover is a payment by this Plan to the eligible retirement plan specified by the distributee.

(v) Non-Spouse Beneficiary Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit the distribution of a benefit to a non-spouse Beneficiary, a non-spouse Beneficiary who is a designated Beneficiary may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid via a trustee-to-trustee transfer directly to an individual retirement plan within the meaning of Code Section 408(a) or (b) that is established to receive the distribution as specified by the non-spouse Beneficiary, in a direct rollover pursuant to the provisions of Code Section 402(c)(11) and as provided under IRS Notice 2007-7 and subsequent guidance.

4.11 In-Plan Roth Conversions. As provided under the Small Business Jobs Act of

2010 (“SBJA”), and pursuant to the Committee’s procedures and limitations on rollovers under this Section 4.11, the Plan will permit a Participant to rollover

(i) any amount (other than a Roth Contribution) that is otherwise distributable to the Participant under the existing terms of the Plan; or

(ii) a Matching Contribution (including the earnings thereon), so long as the Participant has completed at least five years of participation in the Plan or the Matching Contribution was made to the Plan at least two years prior to the date of the rollover to a Roth Contribution Account as described in Section 2.8.3 of the Plan (“In-Plan Roth Rollover”), so long as the amounts that are rolled over are considered an eligible rollover distribution under Code Section 402(c). Any amounts that are rolled over into a Roth Contribution Account on behalf of the Participant in an In-Plan Roth Rollover must be accounted for separately from Roth Contributions made pursuant to Section 2.8 of the Plan. The Participant must include the amount of the In-Plan Roth Rollover in gross income in the same manner as if the distribution were rolled over into a Roth IRA as provided in Code Section 408A. The Participant, however, may elect to follow any special income inclusion rules related to In-Plan Roth Rollovers made under this Section 4.11 as provided under the SBJA and any subsequent guidance. Treatment of distributions, including whether the distribution will be subject to taxation, from a Roth Contribution Account to which an In-Plan Roth Rollover has been made shall be determined in accordance with the relevant provisions of the Code, IRS Notice 2010-84, and any subsequent guidance.

4.12 Permissible Withdrawals of Automatic Contributions. A Participant for whom automatic Before-Tax Contributions are being made pursuant to Subsection 2.3.2, may make a one-time election to withdraw such Before-Tax Contributions and the earnings thereon, provided that: (a) such election is made no later than 90 days after the date of the first Before-Tax Contribution made on behalf of the Participant pursuant to Subsection 2.3.2; (b) the amount of such withdrawal is equal to the amount of Before-Tax Contributions made with respect to the first payroll period to which the deemed election under Subsection 2.3.2 applied and any succeeding payroll period, as well as any earnings attributable thereto; and (c) the Participant has not at any time prior to making such withdrawal election, affirmatively acted to direct the investment of his or her Account pursuant to Article III. Any Matching Contributions credited with respect to a Participant’s Before-Tax Contributions that are withdrawn pursuant to this Section, shall be immediately forfeited from the Participant’s Matching Contribution Account and shall be applied to reduce future Matching Contributions to the Plan.

4.13 Statutory Disaster Relief Regarding Loans.

4.13.1 Statutory Disaster Relief. Notwithstanding anything herein to the contrary, the following special rules apply to loans made to any Participant who is a Qualified California Wildfire Individual, Qualified Harvey Individual, Qualified Irma Individual, Qualified Katrina Individual, Qualified Maria Individual, Qualified Rita Individual, or a Qualified Wilma Individual (collectively “Qualified Disaster Individuals”).

(a) The amount of any loan from the Plan made during the Applicable Loan Period may not, when added to the outstanding balance of all loans made to such Qualified Disaster Individual, exceed the lesser of (A) $100,000 reduced by the excess (if any) of (i) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made over (ii) the outstanding balance of loans from the Plan on the date on which such loan was made or (B) the greater of (i) the present value of the Qualified Disaster Individual’s entire vested interest in his Account or (ii) $10,000.

(b) The Plan Administrator may delay any loan repayment that is due on or after the Qualified Beginning Date and (i) before January 1, 2007 with respect to a Qualified Katrina Individual, Qualified Rita Individual, or Qualified Wilma Individual, or (ii) before January 1, 2019 with respect to a Qualified California Wildfire Individual, Qualified Harvey Individual, Qualified Irma Individual, or Qualified Maria Individual, in each case for a period not to exceed one year. Any subsequent repayments with respect to such loan shall be adjusted to reflect the delay and any interest accruing during such delay. The 5-year loan repayment schedule required under Code Section 72(p) shall be appropriately adjusted to reflect the period during which loan payments are delayed.

(c) The following definitions shall apply to this Section 4.13:

(i) “Qualified California Wildfire Individual” means an individual whose principal place of abode at any time between October 8, 2017 and December 31, 2017 is located in the Federally-declared disaster area affected by the California wildfires and who has sustained an economic loss by reason of the California wildfires.

(ii) “Qualified Harvey Individual” means an individual whose principal place of abode on August 23, 2017 is located in the Federally-declared disaster area affected by Hurricane Harvey and who has sustained an economic loss by reason of Hurricane Harvey.

(iii) “Qualified Irma Individual” means an individual (other than a Qualified Harvey Individual) whose principal place of abode on September 4, 2017 is located in the Federally-declared disaster area affected by Hurricane Irma and who has sustained an economic loss by reason of Hurricane Irma.

(iv) “Qualified Katrina Individual” means an individual whose principal place of abode on August 28, 2005 is located in the Federally-declared disaster area affected by Hurricane Katrina and who has sustained an economic loss by reason of Hurricane Katrina.

(v) “Qualified Maria Individual” means an individual (other than a Qualified Harvey Individual or Qualified Irma Individual) whose principal place of abode on September 16, 2017 is located in the Federally-declared disaster area affected by Hurricane Maria and who has sustained an economic loss by reason of Hurricane Maria.

(vi) “Qualified Rita Individual” means an individual whose principal place of abode on September 23, 2005 is located in the Federally-declared disaster area affected by Hurricane Rita and who has sustained an economic loss by reason of Hurricane Rita.

(vii) “Qualified Wilma Individual” means an individual whose principal place of abode on October 23, 2005 is located in the Federally-declared disaster area affected by Hurricane Wilma and who has sustained an economic loss by reason of Hurricane Wilma.

(viii) “Applicable Loan Period” means in the case of a:

(1) Qualified California Wildfire Individual, the period beginning on February 9, 2018 and ending on December 31, 2018;

(2) Qualified Harvey Individual, the period beginning on September 29, 2017 and ending on December 31, 2018;

(3) Qualified Irma Individual, the period beginning on September 29, 2017 and ending on December 31, 2018;

(4) Qualified Katrina Individual, the period beginning on September 24, 2005 and ending on December 31, 2006;

(5) Qualified Maria Individual, the period beginning on September 29, 2017 and ending on December 31, 2018;

(6) Qualified Rita Individual, the period beginning on December 21, 2005 and ending on December 31, 2006; and

(7) Qualified Wilma Individual, the period beginning on December 21, 2005 and ending on December 31, 2006.

(ix) “Qualified Beginning Date” means, in the case of a:

(1) Qualified California Wildfire Individual, October 8, 2017;

(2) Qualified Harvey Individual, August 23, 2017;

(3) Qualified Irma Individual, September 4, 2017;

(4) Qualified Katrina Individual, August 25, 2005;

(5) Qualified Maria Individual, September 16, 2017;

(6) Qualified Rita Individual, September 23, 2005; and

(7) Qualified Wilma Individual, October 23, 2005.

4.14 Statutory Disaster Relief Regarding Withdrawals Due to Financial Hardship.

4.14.1 Statutory Disaster Relief. Notwithstanding anything herein to the contrary, the following special rules apply to any Participant who received a Qualified Disaster Distribution.

(a) A Qualified Disaster Distribution shall be treated as meeting the requirements of Code Section 401(k)(2)(B)(i).

(b) Code Section 72(t) shall not apply to any Qualified Disaster Distribution. Unless the Participant elects otherwise, any Qualified Disaster Distribution that would be included in the Participant’s gross income for the taxable year of the distribution shall be included in gross income ratably over a three-year period beginning in the year of the distribution. The distribution will be reported as taxable income to the Participant on Form 1099-R for the year of the distribution.

(c) The aggregate amount of Qualified Disaster Distributions for any taxable year shall not exceed the excess (if any) of (i) $100,000 over (ii) the aggregate amounts treated as Qualified Disaster Distributions received by the Participant for all prior taxable years from any applicable plans in the controlled group.

(d) A Participant who received a Qualified Disaster Distribution may, at any time during the three-year period beginning on the day after receipt of the Qualified Disaster Distribution, make one or more repayments to the Plan in an aggregate amount not to exceed the amount of the Qualified Disaster Distribution. Amounts repaid hereunder shall be treated as direct trustee-to-trustee transfers within 60 days of the distribution and shall be credited to the Participant’s Rollover Contribution Account.

(e) A Participant may recontribute a qualifying Plan withdrawal taken to purchase or construct a primary residence in the Hurricane Katrina, Hurricane Rita, or Hurricane Wilma disaster areas pursuant to Code Section 1400Q(b).

(f) A Participant who received a hardship withdrawal after February 28, 2017 and before September 21, 2017 to purchase or construct a primary residence in the Hurricane Harvey, Hurricane Irma, or Hurricane Maria disaster areas but was not able to purchase or construct such primary residence due to Hurricane Harvey, Hurricane Irma, or Hurricane Maria, may recontribute such amount to the Plan between August 23, 2017 and February 28, 2018. A Participant who received a hardship withdrawal after March 31, 2017 and before January 15, 2018, to purchase or construct a primary residence in the California wildfires disaster area but was not able to purchase or construct such primary residence due to the California wildfires may recontribute such amount to the Plan between October 8, 2017 and June 30, 2018.

(g) “Qualified Disaster Distribution” means:

(1) any distribution made on or after October 7, 2017 and before January 1, 2019 to an individual whose principal place of abode at any time between October 8, 2017 and December 31, 2017 is located in the Federally-declared disaster area affected by the California wildfires and who has sustained an economic loss by reason of the California wildfires;

(2) any distribution made on or after August 23, 2017 and before January 1, 2019 to an individual whose principal place of abode on August 23, 2017 is located in the Federally-declared disaster area affected by Hurricane Harvey and who has sustained an economic loss by reason of Hurricane Harvey;

(3) any distribution made on or after September 4, 2017 and before January 1, 2019 to an individual whose principal place of abode on September 4, 2017 is located in the Federally-declared area affected by Hurricane Irma and who has sustained an economic loss by reason of Hurricane Irma;

(4) any distribution made on or after August 25, 2005 and before January 1, 2007 to an individual whose principal place of abode on August 28, 2005 is located in the Federally-declared disaster area affected by Hurricane Katrina and who has sustained an economic loss by reason of Hurricane Katrina;

(5) any distribution made on or after September 16, 2017 and before January 1, 2019 to an individual whose principal place of abode on September 16, 2017 is located in the Federally-declared disaster area affected by Hurricane Maria and who has sustained an economic loss by reason of Hurricane Maria;

(6) any distribution made on or after September 23, 2005 and before January 1, 2007 to an individual whose principle place of abode on September 23, 2005 is located in the Federally-declared disaster area affected by Hurricane Rita and who has sustained an economic loss by reason of Hurricane Rita; and

(7) any distribution made on or after October 23, 2005 and before January 1, 2007 to an individual whose principal place of abode on October 23, 2005 is located in the Federally-declared disaster area affected by Hurricane Wilma and who has sustained an economic loss by reason of Hurricane Wilma.

4.15 Qualified Reservist Distribution. The additional tax on early withdrawals provided for in Code Section 72(t) does not apply to a “qualified reservist distribution.” A Qualified Reservist Distribution is any distribution to a Participant from the portion of a Participant’s Account attributable to applicable deferrals made pursuant to Sections 2.3 and 2.8 of the Plan if, by reason of his being a member in the reserve component (as defined in 37 U.S.C. § 101), the individual is ordered or called to active duty after September 11, 2001 for either (i) a period in excess of 179 days, or (ii) an indefinite period, and the distribution is made during the period beginning on the date of the order or call to active duty and ending on the close of the active duty period.

4.16 HEART Act Distribution. A Participant who performs qualified military service as provided for in Code Section 414(u) for a period of more than 30 days shall be deemed to have had a severance from employment solely for the purposes of electing to take a distribution from the Participant’s Account balance attributable to deferrals made pursuant to Section 2.3 and 2.8 of the Plan. A distribution made under this Section 4.16 will be (i) subject to the tax on early withdrawal provided for in Code Section 72(t) if the Participant is younger than age 59 1⁄2 and (ii) treated as an eligible rollover distribution within the meaning of Code Section 402(c)(4), except to the extent one of the exceptions listed in Code Section 402(c)(4) applies, other than the exception for hardship distributions under Section 401(k)(2)(B)(i)(IV). The Participant shall not be permitted to make any elective deferral or employee contributions to the Plan for the 6 month period beginning of the date of a distribution made under this Section 4.16. To the extent a Participant is eligible for a distribution under both this Section 4.16 and Section 4.15 of the Plan, the distribution shall be considered made under Section 4.15 of the Plan and the aforementioned penalty tax and restriction on contributions shall not apply.

4.17 Coronavirus-Related Distributions.

Notwithstanding any provision herein to the contrary, the following special rules apply to any Participant who received a Coronavirus-Related Distribution in connection with the Coronavirus Aid, Relief, and Economic Security Act:

(a) A Coronavirus-Related Distribution shall be treated as meeting the requirements of Code Section 401(k)(2)(B)(i), and shall not be subject to the tax treatment that applies to an eligible rollover distribution under Code Sections 401(a)(31), 402(f), and 3405.

(b) Code Section 72(t) shall not apply to any Coronavirus-Related Distribution. Unless the Participant elects otherwise, any Coronavirus-Related Distribution that would be included in the Participant’s gross income for the taxable year of the distribution shall be included in gross income ratably over a three-year period beginning in the year of the distribution. The distribution will be reported as taxable income to the Participant on Form 1099-R for the year of the distribution.

(c) The aggregate amount of Coronavirus-Related Distributions shall not exceed the excess (if any) of: (i) $100,000 over (ii) the aggregate amounts treated as Coronavirus-Related Distributions received by the Participant from any applicable plans in the controlled group.

(d) A Participant who received a Coronavirus-Related Distribution may, at any time during the three-year period beginning on the day after receipt of the Coronavirus-Related Distribution, make one or more repayments to the Plan in an aggregate amount not to exceed the amount of the Coronavirus-Related Distribution. Amounts repaid hereunder shall be treated as direct trustee-to-trustee transfers within 60 days of the distribution and shall be credited to the Participant’s Rollover Contribution Account.

(e) The following definitions shall apply to this Section 4.17 and Section 4.18:

(i) “Coronavirus-Related Distribution” means any distribution made to a Qualified Individual on or after April 1, 2020 (or April 6, 2020 with respect to a SIP Participant as defined in Appendix D; or April 8, 2020 with respect to a Holdings 401(k) Participant as defined in Appendix E), and before December 31, 2020.

(ii) “Qualified Individual” is a Participant who is eligible for a Coronavirus-Related Distribution if:

(1) He or she is diagnosed with SARS-CoV-2 or COVID-19 by a test approved by the Centers for Disease Control and Prevention (“CDC”);

(2) His or her spouse or dependent (as defined in Code Section 152) is diagnosed with SARS-CoV-2 or COVID-19 by a test approved by the CDC;

(3) He or she, their spouse, or a member of their household (as defined below) experiences adverse financial consequences as a result of being quarantined, furloughed, laid off, having work hours reduced due to COVID-19, or being unable to work due to lack of childcare due to COVID-19;

(4) He or she, their spouse, or a member of their household (as defined below) experiences adverse financial consequences as a result of having a reduction in pay (or self-employment income) due to COVID-19 or having a job offer rescinded or start date for a job delayed due to COVID-19; or

(5) A business owned or operated by the Participant, his or her spouse, or a member of his or her household (as defined below) is closed or reduces hours of the business due to COVID-19.

For the purposes of this Section 4.17(e)(ii), a “member of the household” is someone who shares the Participant’s principal residence.

4.18 Coronavirus-Related Loans.

Notwithstanding any provision to the contrary, the plan administrator may delay any loan repayment that is due on or after the May 1, 2020, and on or before December 31, 2020, with respect to a Qualified Individual, for a period not to exceed one year. Any subsequent repayments with respect to such loan shall be adjusted to reflect the delay and any interest accruing during such delay. The loan repayment schedule required under Code Section 72(p) shall be appropriately adjusted to reflect the period during which loan payments are delayed.

ARTICLE V

LIMITATION ON MAXIMUM CONTRIBUTIONS

AND BENEFITS UNDER ALL DEFINED CONTRIBUTION PLANS

5.1 General. By reason of Section 2.13, Before-Tax Contributions, Basic Roth Contributions, Additional Roth Contributions, Additional Before-Tax Contributions, Basic After-Tax Deductions, Supplemental After-Tax Deductions and Matching Contributions for a Participant under this Plan will not exceed the maximum limitations imposed by Code Section 415, if all other defined contribution plans of all Employers and Affiliates are disregarded. It is intended that any limitation imposed by Code Section 415 arising by reason of a Participant’s participation in one or more other such defined contribution plans shall be implemented as provided in this Article V, notwithstanding any contrary provision of the Plan.

5.2 Affiliate. For purposes of this Article V, the definition of Affiliate in Section 1.4 shall be applied by substituting the phrase “more than 50 percent” for the phrase “at least 80 percent” wherever the phrase “at least 80 percent” would otherwise be applicable under said provision.

5.3 Limitation Year. For purposes of this Article V, the limitation year shall be the Plan Year.

5.4 Annual Additions. “Annual Addition” means for each Participant the sum for any year of (a) contributions made by the Company or an Affiliate allocable to the Participant under all defined contribution plans maintained by the Company or an Affiliate, (b) forfeitures allocable to the Participant under all such plans, (c) the amount of the Participant’s contributions to all such plans, and (d) any amount attributable to post-retirement medical benefits or life insurance allocated to a separate account after March 31, 1984 on behalf of a Participant under Code Section 415(1)(1) and Code Section 419A(d). The Participant’s contributions described in clause (c) of the first sentence of this Section 5.4 shall not include any rollover amounts (as defined in Code Section 402(a)(5)), any repayments of loans or any prior distributions repaid to a plan upon the exercise of buy-back rights under the Plan and the Retirement Plan. A contribution shall be taken into account as an Annual Addition for purposes of this Article V for the Limitation Year in which it is allocated to the Participant’s account under the applicable plan.

5.5 Defined Benefit and Defined Contribution Plans. For purposes of this Article V, “defined benefit plan” or “defined contribution plan” shall mean whichever of the following is applicable: a defined benefit plan or a defined contribution plan described in Code Section 401(a), which includes a trust which is exempt from income tax under Code Section 501(a); provided that a Participant’s contributions under a plan which otherwise qualifies as a defined benefit plan shall be treated as a defined contribution plan.

5.6 Aggregation of Defined Contribution Plans. In applying the limitation on Annual Additions provided in this Article V, all defined contribution plans maintained by all Employers and Affiliates shall be aggregated.

5.7 Defined Contribution Plan Limitation. Except to the extent permitted under Section 2.20 of the Plan and Code Section 414(v), the sum of the Annual Additions for any Participant to all defined contribution plans maintained by all Employers and Affiliates for any year shall not exceed the lesser of (a) fifty-eight thousand dollars ($58,000) (effective for Plan Years beginning on January 1, 2021, and as adjusted under Code Section 415(d) with respect to future Plan Years), or (b) one hundred percent (100%) of such Participant’s Earnings for such year.

5.8 Alternative Method. The Committee may, in its discretion, determine any amounts required to be taken into account under this Article V by such alternative methods as shall be permitted under applicable regulations or rulings issued by the United States Department of the Treasury.

5.9 Participation in Multiple Plans.

5.9.1 If amounts contributed to any defined contribution plan by or on behalf of a Participant must be reduced in any Limitation Year to comply with the limit on Annual Additions in Section 5.7 of this Plan, the amounts contributed to such defined contribution plans shall be reduced in the following order:

(a) Supplemental After-Tax Deductions made under Section 2.7 of the Plan;

(b) Additional Before-Tax Contributions made under Section 2.6 of the Plan;

(c) Additional Roth Contributions made under Section 2.8 of the Plan;

(d) Matching Contributions made under Section 2.5 of the Plan;

(e) Before-Tax Contributions made under Section 2.3 of the Plan;

(f) Matching Contributions made under Section 2.10 of the Plan;

(g) Basic After-Tax Deductions made under Section 2.7 of the Plan;

(h) Contributions to any defined benefit plan treated as a defined contribution plan; and

(i) Basic Roth Contributions made under Section 2.8 of the Plan.

Amounts contributed by or on behalf of a Participant to one category shall be reduced to zero before any reduction is made of any such amounts contributed to the next lowest category. If, notwithstanding subparagraphs (a) through (i) of this subsection 5.9.1, a Before-Tax Contribution, Basic Roth Contribution, Additional Roth Contribution, Additional Before-Tax Contribution, Supplemental After-Tax Deduction or Basic After-Tax Deduction is made on behalf of a Participant which results in the limitations set forth in Section 5.7 of this Article V being exceeded, then such excess and any earnings thereon may be returned to such Participant.

5.9.2 The amount of Matching Contributions (or forfeitures) which may not be allocated to a Participant’s Matching Contribution Account because of the limitations of this Article V or of Section 2.13 of this Plan shall be used to reduce Matching Contributions for the following Limitation Year (and succeeding Limitation Years, if necessary) for that Participant if that Participant is covered by the Plan as of the end of the Limitation Year. If the Participant is not covered by the Plan as of the end of the Limitation Year, such excess Matching Contributions shall be held unallocated in a suspense account for the Limitation Year. The amounts in such suspense account shall be used to reduce Matching Contributions on behalf of each Participant to whom such amounts are allocated or reallocated, for the Limitation Year in which such amounts are allocated or reallocated, and shall be allocated and reallocated in the following manner:

(a) The amounts in such suspense account shall be allocated and reallocated in the following Limitation Year to the Accounts of the remaining Participants in the Plan.

(b) If the allocation or reallocation of the amounts in such suspense account causes the limitations set forth in Article V or in Section 2.13 of the Plan to be exceeded with respect to all Participants’ Accounts for that Limitation Year, then the amounts which may not be allocated as the result of such limitations shall be held unallocated in the suspense account, but only to the extent permitted under Code Section 415 and any regulations issued thereunder. All amounts so remaining in the suspense account must be allocated and reallocated among the Accounts of the remaining Participants (subject to the limitations set forth in this Article V or in Section 2.13 of the Plan) in the following Limitation Year, and succeeding Limitation Years, if necessary.

5.10 Notice of Reduction. The Committee shall give prompt notice to any Participant whose benefit is reduced pursuant to the provisions of this Article V.

5.11 Final Code Section 415 Regulations.

(a) Effective Date. The provisions of this Section 5.11 shall apply to limitation years beginning on and after July 1, 2007 and shall supersede any inconsistent Plan provisions.

(b) 415 Compensation Paid After Severance from Employment. 415 Compensation (defined as the compensation that shall be considered for Code Section 415 purposes) shall be adjusted, as set forth herein, for the following types of compensation paid after a Participant’s severance from employment with the Employer maintaining the Plan (or any other entity that is treated as the Employer pursuant to Code Sections 414(b), (c), (m) or (o)). However, amounts described in subsections (i) and (ii) below may only be included in 415 Compensation to the extent such amounts are paid by the later of 2 1/2 months after severance from employment or by the end of the limitation year that includes the date of such severance from employment. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered 415 Compensation within the meaning of Code Section 415(c)(3), even if payment is made within the time period specified above.

(i) Regular Pay. 415 Compensation shall include regular pay after severance of employment if:

(1) The payment is regular compensation for services during the participant’s regular working hours, or compensation for services outside the participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(2) The payment would have been paid to the participant prior to a severance from employment if the participant had continued in employment with the Employer.

(ii) Leave Cashouts and Deferred Compensation. Leave cashouts shall be included in 415 Compensation if those amounts would have been included in the definition of 415 Compensation if they were paid prior to the participant’s severance from employment, and the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the participant would have been able to use the leave if employment had continued. In addition, deferred compensation shall be included in 415 Compensation if the compensation would have been included in the definition of 415 Compensation if it had been paid prior to the participant’s severance from employment, and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the participant had continued in employment with the Employer and only to the extent that the payment is includible in the participant’s gross income.

(iii) Salary Continuation Payments for Military Service Participants. 415 Compensation does not include payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code Section 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(iv) Salary Continuation Payments for Disabled Participants. 415 Compensation does not include compensation paid to a participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)).

(c) Administrative Delay (“the first few weeks”) Rule. 415 Compensation for a limitation year shall not include amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates. However, 415 Compensation for a limitation year shall include amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next limitation year, the amounts are included on a uniform and consistent basis with respect to all similarly situated participants, and no compensation is included in more than one limitation year.

(d) Definition of Annual Additions. The Plan’s definition of “annual additions” is modified as follows:

(i) Restorative Payments. Annual additions for purposes of Code Section 415 shall not include restorative payments. A restorative payment is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the Plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered annual additions.

(ii) Other Amounts. Annual additions for purposes of Code Section 415 shall not include: (1) The direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (2) Rollover contributions (as described in Code Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)); (3) Repayments of loans made to a participant from the Plan; and (4) Repayments of amounts described in Code Section 41l(a)(7)(B) (in accordance with Code Section 411(a)(7)(C)) and Code Section 411(a)(3)(D), as well as Employer restorations of benefits that are required pursuant to such repayments.

(e) Change of Limitation Year. The limitation year may only be changed by a Plan amendment. Furthermore, if the Plan is terminated effective as of a date other than the last day of the Plan’s limitation year, then the Plan is treated as if the Plan had been amended to change its limitation year.

(f) Excess Annual Additions. Notwithstanding any provision of the Plan to the contrary, if the annual additions (within the meaning of Code Section 415) are exceeded for any participant, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2019-19 or any superseding guidance, including, but not limited to, the preamble of the final Section 415 regulations.

(g) Aggregation and Disaggregation of Plans.

(i) For purposes of applying the limitations of Code Section 415, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a “predecessor employer”) under which the participant receives annual additions are treated as one defined contribution plan. The “Employer” means the Employer that adopts this Plan and all members of a controlled group or an affiliated service group that includes the Employer (within the meaning of Code Sections 414(b), (c), (m) or (o)), except that for purposes of this Section, the determination shall be made by applying Code Section 415(h), and shall take into account tax exempt organizations under Regulation Section 1.414(c)-5, as modified by Regulation Section 1.415(a)-1(f)(l). For purposes of this Section:

(1) A former employer is a “predecessor employer” with respect to a participant in a plan maintained by the Employer if the Employer maintains a plan under which the participant had accrued a benefit while performing services for the former Employer, but only if that benefit is provided under the plan maintained by the Employer. For this purpose, the formerly affiliated plan rules in regulation Section 1.415(f)-1(b)(2) apply as if the Employer and predecessor Employer constituted a single employer under the rules described in regulation Section 1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in regulation Section 1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship.

(2) With respect to an Employer of a participant, a former entity that antedates the Employer is a “predecessor employer” with respect to the participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(ii) Break up of an affiliate employer or an affiliated service group. For purposes of aggregating plans for purposes of Code Section 415, a “formerly affiliated plan” of an employer is taken into account for purposes of applying the Section 415 limitations to the employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.” For purposes of this paragraph, a “formerly affiliated plan” of an employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the employer (as determined under the employer affiliation rules described in Treasury Regulation Section 1.415(a)-1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the employer (as determined under the employer affiliation rules described in Treasury Regulation Section 1.415(a)-1(f)(1) and (2)). For purposes of this paragraph, a “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Treasury Regulation Section 1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Treasury Regulation Section 1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(iii) Midyear Aggregation. Two or more defined contribution plans that are not required to be aggregated pursuant to Code Section 415(f) and the regulations thereunder as of the first day of a limitation year, do not fail to satisfy the requirements of Code Section 415 with respect to a participant for the limitation year merely because they are aggregated later in that limitation year, provided that no annual additions are credited to the participant’s account after the date on which the plans are required to be aggregated.

(h) Compensation Limit. Notwithstanding anything in Section 5.11, participants may not make elective deferrals with respect to amounts that are not 415 Compensation.

5.12 Treatment of Military Differential Pay Under the HEART Act.

Military differential pay, as described in Code Section 3401(h), shall be considered compensation for purposes of Code Section 415(c)(3).

ARTICLE VI

TOP-HEAVY RULES

6.1 Top-Heavy Plan.

6.1.1 Top-Heavy Plan Defined. If, on the last day of the preceding Plan Year, the “Determination Date,” the aggregate value of the Accounts of Key Employees under the Plan exceeds 60% of the aggregate value of the Accounts of all Participants in the Plan, the Plan shall be top-heavy and the provisions of this Article VI shall apply for the following Plan Year. The Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account for purposes of this Section.

The Plan shall also be top-heavy if the Plan is part of a required aggregation group of plans and the required aggregation group is top-heavy. The term “required aggregation group” shall mean (a) each plan of the Company or an Affiliate which qualifies under Code Section 401(a) in which at least one Key Employee is a Participant at any time during the plan year containing the determination date or any of the preceding four plan years (regardless of whether the plan has terminated), and (b) any other plan which enables a plan described in the preceding subsection (a) to meet the requirements of Code Sections 401(a)(4) or 410. The Company may also treat any other plan not required to be included in the “required aggregation group” as being part of such group if such group would continue to meet the requirements of Code Sections 401(a)(4) or 410 with such plan being taken into account.

6.1.2 Distributions During Year Ending on the Determination Date. The value of an Employee’s Account balances as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than Termination of Employment, death or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

6.2 Minimum Top-Heavy Benefits. If the Plan is top-heavy under Section 6.1, the Matching Contributions for each Participant other than a Participant who is a Key Employee, shall be increased by an amount that, when added to the sum of the Participant’s Before-Tax Contributions, Basic Roth Contributions, Additional Roth Contributions, Additional Before-Tax Contributions and Matching Contributions made under this Plan without regard to this Section 6.2, shall bring the total amount contributed for such Participant under this Plan to three percent (3%) of such Participant’s Earnings. Matching Contributions that are used to satisfy this Section shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

For purposes of this Section 6.2 only, the term “Participant” shall also include any Employee who is otherwise eligible to participate in the Plan but for his failure to authorize his Employer to reduce his Compensation in accordance with Section 2.3 of this Plan.

6.3 Key Employee. For purposes of this Article VI, a “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $170,000 (as adjusted under Code Section 416(i)(1)), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

6.4 Automatic Removal. In the event that it shall be determined by statute, regulation or ruling of the Internal Revenue Service that the provisions of this Article VI are no longer necessary in whole or in part to qualify this Plan under the Code, this Article VI shall be ineffective to such extent without amendment to the Plan.

ARTICLE VII

SPECIAL RULES WITH RESPECT TO CERTAIN

TRANSFERRED AND OTHER EMPLOYEES

7.1 Pyromet Industries, Inc. Notwithstanding any other provision of the Plan, for any individual who becomes a Participant as a result of the Company’s acquisition from Pyromet Industries, Inc. and Ontario Corporation of the Pyromet businesses at San Carlos, California, Tulsa, Oklahoma and Hillsboro, Ohio (“Former Pyromet Employees”), benefits for such individuals shall be determined in accordance with the following special rules:

(a) Participation. Effective January 1, 1996, the Former Pyromet Employees shall become Participants in the Plan.

(b) Former Pyromet Employees will receive an annual additional Company contribution, in arrears, of two and one-half percent (2 1⁄2%) of basic salary, provided that they have at least one year of service with the Pyromet business as of, and are employed on, the last day of the year for which the contribution is to be made. Such contribution will be made as of the last day of the Plan Year, and shall be deposited into, and be subject to the rules governing, such Employee’s Matching Contribution Account. Notwithstanding the foregoing, effective January 1, 1998, the Former Pyromet Employees shall no longer receive the annual additional Company contribution described above.

7.2 Materia Ventures, Inc. Notwithstanding any other provision of the Plan, for any individual who becomes a Participant as a result of the Company’s acquisition from Materia Ventures, Inc. and PST Seattle Specialty Ceramics of the Seattle/Woodinville, Washington business (“Former Materia Employees”), benefits for such individuals shall be determined in accordance with the following special rules:

(a) Participation. Effective May 1, 1996, the Former Materia Employees shall become Participants in the Plan.

(b) Vesting Credit. The Plan will recognize the past service of the Former Materia Employees with Materia Ventures, Inc. and PST Seattle Specialty Ceramics from April 11, 1996 for the purposes of vesting of the Participant’s benefit.

7.3 Former CBI ESOP Participants. Notwithstanding any other provision of the Plan, to the extent that any assets in a Participant’s After-Tax Account (i) are attributable to such Participant’s participation in the CBI Salaried Employee Stock Ownership Plan (1987), (the “CBI ESOP”), (ii) were transferred from the CBI ESOP to the CBI 401(k) Pay Deferral Plan (“CBI 401(k) Plan”) and (iii) were transferred from the CBI 401(k) Plan to this Plan, such assets, plus any earnings thereon from either the CBI 401(k) Plan or this Plan, may be withdrawn from the Plan by the Participant at any time without incurring any Plan penalties or suspensions.

7.4 Praxair Precision Components, Inc. (formerly Treffers Precision, Inc.). Any Participant who is employed by Praxair Precision Components, Inc. (formerly Treffers Precision, Inc.) (a “PPC Employee”), shall be subject to the following special rules:

(a) Participation. A PPC Employee shall become eligible to participate in the Plan on the later of such individual’s date of hire, or January 1, 1999.

(b) Additional Before-Tax Contribution. PPC Employees will receive an additional annual Company contribution, in arrears, of two and one-half percent (2 1⁄2%) of eligible Compensation, provided that they have completed at least one year of service with Praxair Precision Components, Inc., and are employed by Praxair Precision Components, Inc., as of the last day of the Plan Year for which the contribution is to be made. Such contribution will be made in cash as of the last day of the Plan Year, and shall be subject to the rules governing such Employee’s Matching Contribution Account. Notwithstanding any provision of the Plan to the contrary, a PPC Employee who: (i) has completed at least one year of service with Praxair Precision Components, Inc. as of July 1, 2006; and (ii) became an employee of PAS Technologies, Inc. on July 1, 2006 in connection with its acquisition of certain Praxair Precision Components, Inc. assets, shall receive the additional Company contribution described herein with respect to his eligible Compensation paid in 2006. Notwithstanding any other provision of the Plan to the contrary, a PPC Employee who: (a) is first notified of and incurs an involuntary Termination of Employment with Praxair Precision Components, Inc. between October l, 2008 and December 31, 2008 by reason of the elimination of his or her position in connection with the Company’s 4th Quarter 2008 Special Severance; and (b) has completed at least one year of service with Praxair Precision Components, Inc. as of the effective date of such involuntary Termination of Employment, shall receive the additional Company contribution described herein with respect to his or her eligible Compensation paid in 2008. Notwithstanding any provision of the Plan to the contrary, a PPC Employee who: (x) incurred an involuntary Termination of Employment in connection with Praxair Surface Technology’s divestiture of certain assets to FM Industries, Inc.; and (y) has completed at least one year of service with Praxair Precisions Components, Inc. as of the effective date of such involuntary Termination of Employment, shall receive the additional Company contribution described in this Section 7.4 with respect to his or her eligible Compensation paid in 2012.

7.5 Fusion, Inc. Notwithstanding any other provision of the Plan, the following shall apply to any individual who becomes a Participant as a result of the Company’s acquisition of Fusion, Inc. (“Fusion Participants”).

(a) Participation. Effective March 1, 1999, the Fusion Participants are eligible to participate in the Plan.

(b) Vesting Credit. The Plan will recognize service for Fusion Participants from the later of March 1, 1999, or such Fusion Participant’s date of hire.

(c) Distributions. With respect to distributions under the Plan made in connection with assets transferred to the Plan from the Fusion, Inc. 401(k) Profit Sharing Plan (the “Fusion Plan”), the ability to receive such distribution in an optional form available under the Fusion Plan, but not otherwise described in Article IV of the Plan, shall be limited to distributions made on or before November 16, 2001. Distributions made after such date shall be limited to those described in Article IV of the Plan.

7.6 Praxair Distribution Inc. Effective December 31, 2012 the Praxair Distribution, Inc. 401(k) Retirement Plan (“PDI Plan”) was merged into the Plan. Notwithstanding any other provision of the Plan to the contrary, the provisions in Appendix C shall apply to any merged PDI Plan account and any individual who becomes a Participant in the Plan as a result of the merger of the PDI Plan into this Plan.

7.7 Teamsters Local Union #592 – Hopewell, Virginia. Notwithstanding any other provision of the Plan to the contrary, the following shall apply to any individuals covered under the Teamsters Local Union #592 – Hopewell, Virginia collective bargaining unit (“Hopewell Teamsters Employee”):

(a) Participation.

(i) Effective May 1, 2013, individuals hired into a position represented by Teamsters Local Union #592 as a Regular/Full-Time Hopewell Teamsters Employee on and after May 1, 2013 shall become Participants (“Post- April 2013 Hopewell Participants”) in the Plan for purposes of Before-Tax Contributions, Roth Contributions, Catch-Up Contributions, After-Tax Contributions, Rollover Contributions, and Qualified Non-Elective Contributions. The automatic enrollment provisions in Section 2.3.2 of the Plan shall apply to the Post-April 2013 Hopewell Participants.

(ii) Effective October 1, 2013, individuals hired into a position represented by Teamsters Local Union #592 as a Regular/Full-Time Hopewell Teamsters Employee prior to May 1, 2013 shall become Participants (“Pre-May 2013 Hopewell Participants”) in the Plan for purposes of Before-Tax Contributions, Roth Contributions, Catch-Up Contributions, After-Tax Contributions, Rollover Contributions, and Qualified Non-Elective Contributions. The automatic enrollment provisions in Section 2.3.2 of the Plan shall apply to the Pre-May 2013 Hopewell Participants.

(b) Matching Contribution. Neither the Post-April 2013 Hopewell Participants nor the Pre-May 2013 Hopewell Participants shall be eligible to receive Matching Contributions.

(c) Fixed-Dollar Contribution. Effective May 1, 2013, the Post-April 2013 Hopewell Participants shall be entitled to receive a Company contribution equal to $240.40, or such other amount established under the relevant collective bargaining agreement, for each full week of participation in the Plan (“Fixed-Dollar Contribution”).

A Post-April 2013 Hopewell Participant shall be deemed to have a full week of participation so long as the Participant has worked at least one day during the week. Notwithstanding the previous sentence, a Post-April 2013 Hopewell Participant shall be eligible to receive the contribution regardless of whether the Participant is not currently performing services for the Company on account of an approved sick leave. The Fixed-Dollar Contribution shall be contributed to the Plan no later than the deadline provided in relevant law for making Company contributions to the Plan. The Fixed-Dollar Contribution shall be subject to the following vesting schedule:

Years of Service	Vested Percentage
Less than 3 years	0%
3 years	100%

If a Post-April 2013 Hopewell Participant attains age 65, dies, or becomes Disabled, he shall be immediately 100% vested in his Fixed Dollar Contribution Account. Additionally, a Post-April 2013 Hopewell Participant who dies or becomes Disabled while performing qualified military service as defined in Code Section 414(u), shall become 100% vested in his Fixed Dollar Contribution Account in accordance with Code Section 401(a)(37). For purposes of this Section 7.7(c), “Disability” shall have the meaning provided in Section 1.4 of Appendix C.

(d) Withdrawal Provisions. Fixed-Dollar Contributions shall be credited to the Post-April 2013 Hopewell Participants’ Matching Contribution Accounts and, except as otherwise provided in this Section 7.7, shall be subject to all of the Plan’s provisions applicable to Matching Before-Tax Accounts.

(e) Forfeitures.

(i) If a Post-April 2013 Hopewell Participant terminates Service and receives payment of the balance of his vested Accounts, the nonvested portion, if any, of the Post-April 2013 Hopewell Participant’s Account will be forfeited.

(ii) If the balance of the Post-April 2013 Hopewell Participant’s vested Accounts (specifically including the Post-April 2013 Hopewell Participant’s Elective Deferral Account and Roth Contribution Account) upon termination of Service is zero, the Post-April 2013 Hopewell Participant will be deemed to have received payment of such Accounts.

(iii) If a Post-April 2013 Hopewell Participant who receives an actual distribution of the balance of his vested Accounts resumes employment covered under the Plan before incurring five consecutive one-year Breaks in Service following the date of such distribution, the Post-April 2013 Hopewell Participant’s Accounts will be restored to the amount on the date of the distribution if the Post-April 2013 Hopewell Participant repays the full amount of the distribution within five years of reemployment.

(iv) If a Post-April 2013 Hopewell Participant who is deemed to have received payment of the balance of his vested Accounts resumes employment covered under the Plan before incurring five consecutive one-year Breaks in Service, the Post-April 2013 Hopewell Participant’s Accounts will be restored to the amount on the date of the deemed distribution.

(v) If a Post-April 2013 Hopewell Participant neither receives payment (nor is deemed to receive payment) of the balance of his vested Accounts upon separation from Service, the non-vested portion of his Accounts will be forfeited as of the first Valuation Date after the Post-April 2013 Hopewell Participant incurs five consecutive one-year Breaks in Service following the date of his termination. If the Post-April 2013 Hopewell Participant thereafter resumes employment covered under the Plan, any additional Post-April 2013 Hopewell Contributions made on his behalf shall be placed in a separate post-break Account, and his vested percentage in such Account will be determined in accordance with Section 7.7(c). Both pre-break and post-break Account balances will continue to share in the earnings and losses of the Trust Fund.

(vi) Fixed-Dollar Contributions that are forfeited shall be applied to pay the Plan’s administration expenses or to reduce future Employer contributions to the Plan.

For purposes of Section 7.7, the definitions of “Break in Service” in Section 1.2 of Appendix C, “Disability” in Section 1.4 of Appendix C, “Hour of Service” in Section 1.5 of Appendix C, “Service” in Section 1.12 of Appendix C, and “Year of Service” in Section 1.14 of Appendix C shall also apply to the Post-April 2013 Hopewell Participants.

7.8 Linde Gas North America, Inc. Effective as of the close of the day December 31, 2020, the Linde Savings and Investment Plan (“SIP”) was merged into the Plan. Notwithstanding any other provision of the Plan to the contrary, the provisions in Appendix D shall apply to any merged SIP account and any individual who becomes a Participant in the Plan as a result of the merger of the SIP into this Plan.

7.9 Linde Holdings, LLC. Effective as of the close of the day December 31, 2020 , the Linde Holdings 401(k) Plan (“Holdings 401(k)”) was merged into the Plan. Notwithstanding any other provision of the Plan to the contrary, the provisions in Appendix E shall apply to any merged Holdings 401(k) account and any individual who becomes a Participant in the Plan as a result of the merger of the Holdings 401(k) into this Plan.

ARTICLE VIII

TRUST

8.1 Trustees. To provide for the administration of the Plan, the Committee has entered into a Trust Agreement with a Trustee appointed by the Committee, in such forms and containing such provisions as the Committee may deem appropriate, including, but not limited to, provisions with respect to the powers and authority of the Trustee (including the management of funds and/or providing investment options and retirement elections under this Plan by some other institution or institutions, as directed by the Committee from time to time), the authority of the Committee to amend the Trust Agreement and to terminate the Trust, and the authority of the Committee to settle the accounts of the Trustee on behalf of all persons having an interest in the Plan, and a provision that, except as provided in Section 11.11 of this Plan, it shall be impossible at any time for any part of the corpus or income of the Trusts to be used for or diverted to purposes other than for the exclusive benefit of Eligible Employees or their Beneficiaries.

8.2 Trust Expenses. Costs and expenses of administering the Trust Fund, including the Trustee’s fees and investment managers’ fees, shall be paid from the Trust Fund, unless they are paid by an Employer.

ARTICLE IX

ADMINISTRATION

9.1 Committee. The Committee is the Plan Administrator for the Plan. The Committee shall consist of the individuals appointed by the Board of Directors of the Company (the “Board”) or its delegate. A Committee member may resign at any time by providing written notice to the Board, with such resignation being effective no earlier than 30 days after receipt of such notice by the Board or its delegate, or such earlier time as agreed to by the Board or its delegate. The Board or its delegate may remove or appoint a member of the Committee at any time, in its sole discretion. A Committee member who ceases to be an employee of the Company and all affiliated entities shall not serve as a Committee member from and after his or her termination of employment from the Company and all affiliated entities, unless otherwise agreed to by the Committee member and the Board. In the event that a vacancy or vacancies shall occur on the Committee, the remaining member or members may act as the Committee until the Board fills such vacancy or vacancies. No person shall be ineligible to be a member of a Committee because he/she is, was or may become entitled to benefits under the Plan or because he/she is a director and/or officer of an Employer or Affiliate or a Trustee; provided, that no

Participant who is a member of the Committee shall participate in any determination by the Committee specifically relating to the disposition of his own Accounts (including any determination with respect to a hardship withdrawal or a loan pursuant to Sections 4.4 and 4.8, respectively).

9.2 Limitation of Liability; Indemnity.

9.2.1 Except as otherwise provided by law, no person who is a member of the Committee, or any employee, director or officer of any Employer or Affiliate, may incur any liability whatsoever on account of any matter connected with or related to the Plan or the administration of the Plan.

9.2.2 The Company shall indemnify and save harmless each member of the Committee, and each employee, director or officer of any Employer or Affiliate, from and against any and all loss, liability, claim, damage, cost and expense which may arise by reason of, or be based upon, any matter connected with or related to the Plan or the administration of the Plan (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or in settlement of any such claim whatsoever), unless such person shall have acted in bad faith or been guilty of willful misconduct or gross negligence in respect of his duties, actions or omissions in respect of the Plan. In the event an Employer or the Plan maintains insurance coverage that would cover any of the foregoing provisions, the insurance coverage shall be primary and this indemnity shall be secondary in nature and shall only apply to amounts not covered by insurance.

9.3 Compensation and Expenses. The members of the Committee shall serve without compensation for their services as such members. All expenses reasonably incurred by the Committee shall be treated as an expense of the Trust Fund of the Plan unless paid by the Company. The members of the Committee shall serve without bond unless the Company or the provisions of any applicable laws shall require otherwise, in which event the Company shall pay the premium thereon.

9.4 Voting, Chairmen, Subcommittees.

9.4.1 The Committee may take action by (i) meeting, (ii) unanimous written consent of all Committee members, or (iii) any other manner permitted under a separate charter adopted by the Board for the Committee. The Committee shall hold periodic meetings and may meet more frequently on an interim basis by a majority vote of the members. Committee meetings may be held in person, or may be held telephonically or by another electronic medium (e.g., video conference call), provided that all participating Committee members are able to communicate with each other in real time.

9.4.2 The action of the members expressed from time to time by a vote at a meeting, or in writing without a meeting, or by conference telephone or similar communications equipment allowing all members participating in the meeting to communicate with each other in real time, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members at the time in office. Where action is taken by members of the Committee by conference telephone or similar communications equipment, such action shall be confirmed in writing by such members as soon as practicable thereafter. The Secretary shall maintain minutes reflecting Committee meetings and shall cause each action taken in writing without a meeting, and each written confirmation of action taken by conference telephone or similar communications equipment, to be included in the minutes of the Committee. Any member who dissents from an action taken by the Committee may have such dissent recorded in the minutes, along with the reasons therefor. The Secretary shall distribute the minutes to the members of the Committee as soon as practicable after a Committee meeting or after Committee action taken without a meeting. Notwithstanding the foregoing, the Committee may take action by any other method permitted under a separate charter adopted by the Board for Committee.

9.4.3 The Board may, in its sole discretion, designate one member of the Committee as the Chair of the Committee, who shall have such roles and responsibilities as assigned to him or her by the Board. The members of the Committee may elect a Secretary who may, but need not, be a member of the Committee, and they may appoint from their number such subcommittees as they shall determine.

9.5 Payment of Benefits. The Committee, through its designee, the Human Resources Department of the Company, shall advise the Trustees in writing with respect to all benefits which become payable under the terms of the Plan and shall direct the Trustees to pay such benefits. The Committee shall be authorized to give to any party such instructions as may be necessary or appropriate in order to provide for the payment of benefits in accordance with the Plan.

9.6 Powers and Authority; Action Conclusive. The Committee shall have complete authority and sole discretion for all matters and decision-making relating to the administration and investments of the Plan. Except as otherwise expressly provided in the Plan or in any Trust Agreement relating to the Plan, or by the Board, the Committee shall have such powers as may be necessary to discharge its duties under the Plan, including but not limited to:

9.6.1 The Committee shall be responsible for the administration of the Plan.

9.6.2 The Committee shall have all powers necessary or helpful for the carrying out of its responsibilities, and the decisions or action of the Committee in good faith in respect of any matter hereunder shall be conclusive and binding upon all parties concerned.

9.6.3 The Committee may delegate any responsibility(ies) or duty(ies) in writing.

9.6.4 Without limiting the generality of the foregoing, the Committee shall have full discretionary authority to:

9.6.4.1 Interpret and construe the Plan, to determine all questions with regard to employment, eligibility, service, credited service, annual compensation, and such other factual matters as dates of birth, retirement and other similarly related matters for purposes of the Plan. The Committee’s or its designee’s determination of all questions arising under the Plan shall be conclusive upon all Participants (except to the extent that a determination relating to a Participant’s benefits may be appealed in accordance with the terms of the Plan), the Board, the Company, the Trustee, and other interested parties;

9.6.4.2 Determine all questions and hear all appeals relating to the administration of the Plan (a) when disputes arise between the Plan and a Participant or his/her Beneficiary, spouse or legal representatives, and (b) whenever the Committee deems it advisable to determine such questions in order to promote the uniform administration of the Plan;

9.6.4.3 Make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions of the Plan, and fix the annual accounting period of any trust established relating to the Plan as required for tax purposes;

9.6.4.4 [Reserved];

9.6.4.5 Prescribe procedures to be followed by Participants and Beneficiaries filing applications for benefits;

9.6.4.6 Prepare and distribute to Participants and their Beneficiaries information explaining the Plan;

9.6.4.7 Appoint from their number such sub-committees with such powers as they shall determine, and to authorize one or more of their number to exercise any of the Committee’s powers, ministerial or discretionary, necessary to carry out the provisions of the Plan;

9.6.4.8 Appoint or terminate the engagement of any Trustee for the Plan;

9.6.4.9 Instruct the Trustee to make disbursements pursuant to the Plan;

9.6.4.10 Receive and review reports of disbursements from the Trust Fund made by the Trustees;

9.6.4.11 Establish investment policies and related guidelines;

9.6.4.12 Appoint or terminate the engagement of an independent investment manager or managers and such other professional advisor or advisors as it may deem necessary or desirable;

9.6.4.13 Monitor the performance of each Trustee and any investment manager for the assets of the Plan, and make regular reports to the Board or a Committee thereof regarding the same. In order to accomplish this, the Committee may meet at least annually with each Trustee and with any investment manager, at which time the Committee may request each Trustee or investment manager to present a full report on the financial position of the Plan assets under the control of such Trustee or investment manager;

9.6.4.14 Change the investment options available under the Plan;

9.6.4.15 Appoint or employ persons to assist in the administration of the Plan including, without limitation, counsel, an accountant, other agents and clerical services as they may require in carrying out the provisions of the Plan and applicable law;

9.6.4.16 Receive and review the periodic audit of the Plan made by a Certified Public Accountant where mandated by ERISA;

9.6.4.17 In addition to any other powers granted in the Plan to the Committee, the Committee shall have discretionary authority to determine whether and to what extent Participants and Beneficiaries are entitled to benefits, and to construe disputed or doubtful Plan terms. The Committee shall be deemed to have properly exercised such authority unless they have abused their discretion under the Plan by acting arbitrarily and capriciously; and

9.6.4.18 The Committee may request the Board to review any matter or policy issue the Committee deems appropriate.

With respect to the powers enumerated in subsections 9.6.4.3, 9.6.4.5, 9.6.4.6 and 9.6.4.9, and with respect to making all initial determinations of benefit eligibility under the Plan, the Committee has designated the Human Resources Department of the Company to act on its behalf.

The foregoing list of powers is not intended to be either complete or exclusive, and the Committee shall, in addition, have such powers as may be necessary for the performance of its duties under the Plan and any Trust established relating to the Plan.

The Committee shall have no power to add to, subtract from, or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements for eligibility for a benefit under the Plan.

The Committee shall discharge their duties solely in the interests of Participants and their beneficiaries and (a) for the exclusive purpose of providing benefits to such persons and defraying reasonable expenses of administering the Plan and (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

9.7 Counsel and Agents. The Committee may employ such counsel, including legal counsel, accountants, investment advisors, physicians, agents and such clerical and other services as it may require in carrying out the provisions of the Plan, and shall charge the fees, charges and costs resulting from such employment as an expense of the Trust Fund unless paid by an Employer. Unless otherwise provided by law, any person so employed by a Committee may be legal or other counsel to an Employer, a Subsidiary, a member of a Committee or an officer or member of the Board of Directors of an Employer or a Subsidiary.

9.8 Reliance on Information. The members of the Committee and any Employer and its officers, directors and employees shall be entitled to rely upon all tables, valuations, certificates, opinions, and reports furnished by any accountant, trustee, insurance company, counsel or other expert who shall be engaged by an Employer or the Committee, and the members of the Committee and any Employer and its officers, directors and employees shall be fully protected in respect of any action taken or suffered by them in good faith in reliance thereon, and all action so taken or suffered shall be conclusive upon all persons affected thereby.

9.9 Fiduciaries. The provisions of this Section 9.9 shall apply notwithstanding any contrary provisions of the Plan or the Trust Agreement.

9.9.1 The named fiduciary under the Plan shall be the Committee, which shall be the named fiduciary with respect to control or management of the assets of the Plan, and which shall have authority to control or manage the operation and administration of the Plan, except with respect to those matters which under the Plan or the Trust Agreement are the responsibility, or subject to the authority, of the Trustee for which Participants have been designated as Named Fiduciaries.

9.9.2 The named fiduciary under the Plan shall have the right, which shall be exercised in accordance with the procedures set forth in Section 9.4.1 and/or in the Trust Agreement for action by the Committee, to allocate responsibilities, fiduciary or otherwise, among members of the Committee or other persons, and the named fiduciary (or any of its members to whom such right shall be allocated) shall have the right to designate other persons to carry out responsibilities under the Plan, fiduciary or otherwise, provided that such delegation is made in writing.

9.9.3 The Committee shall establish and carry out, or cause to be provided by those persons (including without limitation, any investment manager, trustee or insurance company) to whom responsibility or authority therefor has been allocated or delegated in accordance with this Plan or the Trust Agreement, a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. For such purposes, the Committee shall, at a meeting duly called for the purpose, establish a funding policy and method which satisfies the requirements of ERISA, and shall meet periodically to review such funding policy and method. All actions taken with respect to such funding policy and method and the reasons therefor shall be recorded in the minutes of the meetings of the Committee.

9.9.4 Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

9.9.5 The named fiduciary under the Plan, and any fiduciary designated by the named fiduciary pursuant to Section 9.9.2 to whom such power is granted by the named fiduciary under the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

9.9.6 The Committee, or such of them to whom such power shall be allocated, may appoint an investment manager or managers, as defined in Section 3(38) of ERISA, to manage (including the power to acquire, invest and dispose of) any assets of the Plan.

9.9.7 Except to the extent otherwise provided by law, if any duty or responsibility of the named fiduciary has been allocated or delegated to any other person in accordance with any provision of this Plan or of the Trust Agreement, then such named fiduciary shall not be liable for an act or omission of such person in carrying out such duty or responsibility.

9.10 Plan Administrator. The Committee shall be the administrator of the Plan, as defined in Section 3(16)(A) of ERISA.

9.11 Notices and Elections. An Employee shall deliver to the Committee all directions, orders, designations, notices or other communications on appropriate forms to be furnished by the Committee. The Committee shall also receive notices or other communications for Participants from the Trustee and transmit them to the Participants. All elections which may be made by a Participant under this Plan shall be made in a time, manner and form determined by the Committee unless a specific time, manner or form is set forth in the Plan.

9.12 Taxes Payable by Trustees. Taxes, if any, other than transfer taxes, payable by the Trustee shall be charged against the Accounts pro rata to the values of the cash and/or securities affected.

9.13 Rollovers.

9.13.1 An Employee (whether or not otherwise eligible to participate in the Plan) may, with the consent of the Committee, transfer to the Plan:

9.13.1.1 a direct rollover of all or any portion of an eligible rollover distribution (as defined in Code Section 402(c)) from: (a) a qualified plan described in Code Section 401(a) or 403(a), including after-tax employee contributions and contributions made under an applicable retirement plan described in Code Section 402A(e)(1); (b) an annuity contract described in Code Section 403(b), excluding after-tax employee contributions; and (c) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

9.13.1.2 an indirect rollover of all or any portion of an eligible rollover distribution from: (a) a qualified plan described in Code Section 401(a) or 403(a); (b) an annuity contract described in Code Section 403(b); and (c) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

9.13.1.3 a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.

9.13.2 Notwithstanding any provision of the Plan to the contrary, an Account-Based Participant who has incurred a Termination of Employment may, with the consent of the Committee, transfer to the Plan in a direct or indirect rollover, all or any portion of an eligible rollover distribution of his benefit from the Retirement Plan provided that an Account is maintained for such Account-Based Participant immediately prior to the time of such Rollover Contribution to the Plan.

9.14 Plan-to-Plan Transfers. The Trustee may transfer the balance of a Participant’s Accounts to the trustees of any trust qualified under Code Section 401(a). The Trustee may make such a transfer only at the direction of the Committee.

The Trustee may accept as part of the Trust Fund property transferred from a trust qualified under Code Section 401(a) provided, however, that the Trustee shall not accept property transferred from a trust that is qualified under Code Section 401(a) and is required to comply with the provisions of Code Sections 401(a)(11) and 417. The Trustee may accept such a transfer only at the direction of the Committee. Such property shall at all times be maintained by the Trustee in a segregated account. Such property shall be distributed to the Participant or his Beneficiary within the time required for distribution of his Accounts under Article IV.

With regard to monies transferred to the Plan from the Money Accumulation Plan, such monies shall remain subject to the vesting schedule and service credit rules in effect under the Money Accumulation Plan at the time of the transfer.

ARTICLE X

AMENDMENT, TERMINATION, ADOPTION AND MERGER

10.1 Modification or Amendment of Plan. The Board from time to time may amend or revise the Plan, in whole or in part, so as to provide different benefits from those herein set forth, to provide the same or different benefits for various groups of Employees, and to designate Employees as being within, not within or no longer within the coverage of any such benefits, and otherwise to amend or revise the Plan. In addition, (i) the Chief Human Resources Officer of Linde plc (or the successor to his or her job duties in the event that such position no longer exists due to future business changes) shall be authorized to adopt amendments to the Plan; and (ii) the Director of Global Benefits of Linde plc (or the successor to his or her job duties, in the event that such position no longer exists due to future business changes) shall be authorized to adopt amendments to the Plan to the extent that the annual cost impact of such amendments is not expected to equal or exceed one million five hundred thousand dollars ($1,500,000). Except as provided in Section 10.4 or as otherwise permitted by law, no amendment shall be made which (a) would cause or permit any part of the corpus of the Trust Fund to be diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries, (b) would cause or permit any portion of the assets of the Trust Fund to revert to or become the property of any Employer or Affiliate at any time, or (c) would divest any Participant of any amount previously credited to his Accounts. Notwithstanding any provision of the Plan to the contrary, amendments to Appendix A may be made by any authorized officer or representative of the Company and shall not require the approval of the Board or the Committee.

10.2 Termination of Plan or Discontinuance of Contributions. The Plan may be terminated by the Company at any time in the Company’s sole discretion, in whole or in part. Upon any such termination, the Committee shall instruct the Trustee either (a) to distribute or dispose of the net assets of the Trust Fund (remaining after payment of or provision for all expenses of final administration and liquidation) exclusively for the benefit of all Participants (or their Beneficiaries, as the case may be) according to their respective shares of the Trust Fund as of the date of such termination or discontinuance, or (b) to continue the Trust Fund with distributions to be made at the time and in the manner provided for by Article IV.

10.3 Expenses of Termination. In the event of the complete or partial termination of the Plan, the expenses incident thereto shall be a prior claim and lien upon the assets of the Trust Fund and shall be paid or provided for prior to the distribution of any benefits pursuant to such termination, unless such expenses are paid by an Employer.

10.4 Amendments Required for Qualification. All provisions of this Plan, and all benefits and rights granted hereunder, are subject to any amendments, modifications or alterations which are necessary from time to time to qualify the Plan under Code Section 401(a) or corresponding provisions of subsequent law, to continue the Plan as so qualified, to meet the requirements of Code Section 401(k) and Code Section 4975(e)(7) or to comply with any other provision of law. Accordingly, notwithstanding any other provisions of this Plan, the Board, Chief Human Resources Officer of the Company, or the Director of Global Benefits of the Company may amend, modify or alter the Plan with retroactive effect in any respect or manner necessary to qualify the Plan under Code Section 401(a), to continue the Plan as so qualified, to meet the requirements of Code Section 401(k) and Code Section 4975(c)(7), or to comply with any other provision of law.

10.5 Adoption of Plan by Employers.

10.5.1 The Company may permit any Subsidiary to participate in the Plan and the Trust Agreement in accordance with the terms thereof.

10.5.2 The Company or the Committee may make the participation of any Subsidiary subject to such terms and conditions as it may prescribe.

10.5.3 A list of Employers adopting the Plan is included in Appendix A hereto.

10.6 Discontinuance of Participation. An Employer’s discontinuance of its participation under the Plan may be voluntary or involuntary, partial or complete, as described below:

10.6.1 Any Employer may, with the approval of the Committee, elect, at any time, to discontinue its participation hereunder in whole or in part with respect to any of its divisions or locations by filing written notice thereof with the Committee and specifying the group or groups of Participants affected by such election.

10.6.2 The Plan shall discontinue as to all Participants of any Employer which shall be declared bankrupt or which makes any general assignment for the benefit of creditors.

10.6.3 The Plan shall discontinue as to Participants of any Employer in the event of the dissolution, merger, consolidation, or sale or other disposition of the business and assets or stock of such Employer, unless provision is made for the continuance of the Plan by a successor. In the event the Plan is discontinued pursuant to this Section 10.6.3, the Committee shall make such current or deferred distribution to the Participants affected by such discontinuance as it shall deem appropriate and in accordance with the provisions of the Plan; provided, however, if provision is made for the continuance of the Plan by a successor, the Board or, if such disposition of the business is either approved by the Board or is a disposition for which no approval by the Board is required, the Committee may, if they so determine, direct that the portion of the Trust Fund allocable to such Participants be transferred to a successor qualified plan or funding medium covering such Participants. The Committee, in its sole discretion, may permit the value of such Participants’ Accounts to remain in the Plan pending the completion of the dissolution, merger, consolidation or sale or other disposition of the business and assets or stock of such Participants’ Employer, as the case may be, for such a period of time as shall be designated by the Committee.

10.7 Merger. Subject to the provisions of this Section 10.7, the Plan may be amended to provide for the merger of the Plan, in whole or in part, or a transfer of all or a part of its assets or liabilities, to any other qualified plan within the meaning of Code Section 401(a) or 403(a), including such a merger or transfer in lieu of a distribution which might otherwise be required under the Plan. In the event of such a merger or consolidation of this Plan or transfer of its assets or liabilities to any other plan in whole or in part, each Participant shall be entitled to a benefit immediately after the merger, consolidation or transfer (if such other plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then been terminated).

ARTICLE XI

MISCELLANEOUS

11.1 Claims Procedure. A Participant or Beneficiary (hereinafter, the “claimant”) or his or her authorized representative may file (or may be deemed to have filed) with the pension administration group (or any successor thereto) of the Company (the “Initial Claims Fiduciary”) a claim under the Plan pursuant to rules and procedures established by the Committee. The Initial Claims Fiduciary shall determine initial claims.

11.1.1 Denial of Claim. If any claim under the Plan is wholly or partially denied by the Initial Claims Fiduciary, the claimant shall be given notice of the denial. This notice shall be furnished in writing or electronically, within a reasonable period of time after receipt of the claim by the Initial Claims Fiduciary. This period shall not exceed 90 days after receipt of the claim, except that if special circumstances require an extension of time, written notice of the extension (which shall not exceed an additional 90 days) shall be furnished to the claimant. The notice of denial shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:

(a) the specific reasons for the denial;

(b) specific references to the Plan provisions on which the denial is based;

(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why this material or information is necessary;

(d) an explanation that a full and fair review of the denial may be requested by the claimant or his or her authorized representative by filing with the Chairman of the Committee a written request for review within 60 days of the notice of denial;

(e) an explanation that if a review is requested, the claimant or his or her authorized representative may review pertinent documents and submit issues and comments in writing within the same 60-day period referenced in subsection (iv) above;

(f) a statement of the claimant’s right to bring a civil action under section 502 of ERISA; and

(g) such other information as may be required to be included in the notice of denial under ERISA.

11.1.2 Appeal of Denied Claim. If a claimant requests a review of a claim that was wholly or partially denied by the Initial Claims Fiduciary, such review shall be conducted by the Committee. The Committee’s decision upon review shall be made no later than the date of the meeting of the Committee that immediately follows the Plan’s receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting. In such case, a decision shall be made by no later than the date of the second meeting of the Committee following the Plan’s receipt of the request for review. If special circumstances, as determined by the Committee, require a further extension of time for processing, a decision shall be rendered not later than the third meeting of the Committee or board following the plan’s receipt of the request for review. If such an extension of time for review is required because of special circumstances, the Committee shall provide the claimant with written notice of the extension, describing the special circumstances and the date as of which the decision will be made, prior to the commencement of the extension. If a claim is wholly or partially denied upon review, the Committee shall give written or electronic notice to the claimant of the decision as soon as possible, but not later than 5 days after the benefit determination is made. The notice shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:

(a) the specific reasons for the denial;

(b) specific references to the Plan provisions on which the denial is based;

(c) a statement that the claimant is entitled to receive documents and information relevant to the claim;

(d) a statement that the claimant may bring civil action under section 502 of ERISA; and

(e) such other information as may be required under ERISA.

11.1.3 Exhaustion of Claims Procedures, Statute of Limitations, and Venue for Civil Actions. No action at law or in equity shall be brought with respect to the Plan unless such action is instituted within two years after the date on which a Participant’s or Beneficiary’s claim for benefits is wholly or partially denied. In no event, however, shall a Participant or a Beneficiary or any other person be entitled to challenge a decision of the Committee or other Plan fiduciary in court or in any other administrative proceeding unless and until the claims and appeals procedures established under the Plan have been fully complied with and exhausted. Any action with respect to the Plan must be adjudicated by the U.S. District Court for the District of Connecticut.

11.2 Plan Not an Employment Contract. Neither the adoption of this Plan by an Employer nor any action of any Employer, the Committee, or the Trustee under this Plan, nor participation in this Plan or failure to participate in this Plan by any person, shall be held or construed to confer upon any person any legal right to be continued as an employee of any Employer or Affiliate. All employees, whether or not they participate in this Plan, shall be subject to discharge to the same extent as they would have been if this Plan had never been adopted.

11.3 Consent to Terms of Plan and Trust Agreement. An Employee by becoming a Participant in this Plan consents and agrees to all the terms and provisions of this Plan, the Trust Agreement, and any rules and regulations adopted by the Committee pursuant to the provisions of this Plan, as they may each be amended from time to time.

11.4 Transfer of Interest Not Permitted. Except as respects any assignment or encumbrance to secure a loan from the Trust Fund which is made pursuant to Section 4.8, and except as set forth in Section 11.4.1 and 11.4.2 and as otherwise may be required by law, no person shall have any power to assign, transfer, pledge, encumber, commute, or anticipate any interest in the Trust Fund or in any payment to be made under the Plan, and any attempt to assign, transfer, pledge, encumber, commute or anticipate the same shall be void; nor shall any such interest be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of the person entitled to such benefit or payment or subject to levy, garnishment, attachment, execution or other legal or equitable process.

11.4.1 Qualified Domestic Relations Order.

(a) The provisions of Section 11.4 shall not be applicable to a Qualified Domestic Relations Order and payment of benefits shall be made in accordance with the terms of such order.

The Committee shall promptly notify a Participant and any Alternate Payee of the receipt of a Domestic Relations Order and of the Plan’s procedure for determining whether the order constitutes a Qualified Domestic Relations Order. Within a reasonable period of time after the receipt of such order, the Committee, in accordance with such procedures as it shall from time to time establish, shall determine whether such order constitutes a Qualified Domestic Relations Order and shall notify the Participant and each Alternate Payee of such determination.

During any period of time in which the issue of whether a Domestic Relations Order constitutes a Qualified Domestic Relations Order is being determined by the Committee, by a court of competent jurisdiction, or otherwise, the Committee shall separately account for the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a Qualified Domestic Relations Order. If within the eighteen (18) month period beginning on the date on which the first payment would be required to be made under the Domestic Relations Order such order is determined to be a Qualified Domestic Relations Order, the Committee shall pay such amounts to the person or persons entitled thereto. If within such eighteen (18) month period it is determined that such order is not a Qualified Domestic Relations Order, or the issue as to whether such order so qualifies is not resolved, then the Committee shall pay such amounts to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order which is made after the end of such eighteen-month period shall be applied prospectively only.

(b) An Alternate Payee who is entitled to receive assets that exceed $5,000 under this Plan pursuant to a Qualified Domestic Relations Order received by the Committee on or after July 1, 1994 may elect either: (i) to receive a lump sum payment of such assets as soon as practical; or (ii) to defer the payment of such assets and maintain such assets in a separate Account under this Plan in the name of the Alternate Payee. Effective January 1, 2020, if the Alternate Payee makes an election in accordance with clause (ii) hereunder, such Alternate Payee may defer the commencement of such payments until a date no later than the date the Alternate Payee attains age 72 (or 70 1⁄2 if the Alternate Payee was born before July 1, 1949).

11.4.2 Violations Against the Plan. The anti-assignment provisions of this Section 11.4 shall not be applicable to an order or requirement to pay monies to the Plan, which arises under a judgment, order, decree or settlement arising from certain crimes or violations of ERISA committed by the Participant with respect to the Plan, provided (i) the judgment, order, decree or settlement agreement expressly provides for an offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s Plan benefits and (ii) where the survivor annuity requirements apply to Plan distributions to the Participant, the rights of the Participant’s spouse to survivor benefits are preserved.

11.5 Obligations of Employers Limited. The Employers assume no obligations under this Plan except those specifically stated in this Plan. No person shall have any right to participate in profits by reason of this Plan except to the extent expressly set forth herein. The Employers shall be under no legal obligation to make any contributions to the Trust Fund except as expressly provided herein.

11.6 Separation of Invalid Provisions. If any provision of this Plan or the Trust Agreement is held invalid, the remainder of the Plan or Trust Agreement shall not be affected thereby.

11.7 Payment to a Minor or Incompetent. In the event that any amount is payable to a minor or other legally incompetent person, such amount may be paid in any of the following ways, as the Committee in its sole discretion shall determine:

11.7.1 To the legal representatives of such minor or other incompetent person;

11.7.2 Directly to such minor or other incompetent person;

11.7.3 To a parent or guardian of such minor, or to a custodian for such minor under the Uniform Gifts to Minors Act (or similar statute) of any jurisdiction or to the person with whom such minor shall reside. Payment to such minor or incompetent person, or to such other person as may be determined by the Committee, as above provided, shall discharge all Employers, the Committee, the Trustee and any insurance company or other person or corporation making such payment pursuant to the direction of the Committee, and none of the foregoing shall be required to see to the proper application of any such payment to such person pursuant to the provisions of this Section 11.7.

11.8 Doubt as to Right to Payment. If at any time any doubt exists as to the right of any person to any payment hereunder or as to the amount or time of such payment (including, without limitation, any doubt as to identity, or any case in which any notice has been received from any other person claiming any interest in amounts payable hereunder, or any case in which a claim from other persons may exist by reason of community property or similar laws), the Committee shall be entitled, in its discretion, to direct the Trustee (or any insurance company) to hold such sum as a segregated amount in trust until such right or amount or time is determined or until order of a court of competent jurisdiction, or to pay such sum into court in accordance with appropriate rules of law in such case then provided, or to make payment only upon receipt of a bond or similar indemnification (in such amount and in such form as is satisfactory to the Committee).

11.9 Forfeiture Upon Inability to Locate Distributee. Notwithstanding any other provision of the Plan, in the event that the Committee cannot locate any person to whom a payment is due under the Plan, and no other payee has become entitled thereto pursuant to any provision of the Plan, the benefit in respect of which such payment is to be made shall be forfeited at such time as the Committee shall determine in its sole discretion (but in all events prior to the time such benefit would otherwise escheat under any applicable state law); provided that any benefit so forfeited shall be restored if such person subsequently makes a valid claim for such benefit.

11.10 Contributions Conditioned on Initial Qualification and Deductibility. Notwithstanding any other provision of this Plan, each Before-Tax Contribution, Additional Before-Tax Contribution and Matching Contribution made by an Employer under this Plan is conditioned on:

11.10.1 A determination by the Internal Revenue Service that the Plan qualifies under Code Section 401 for the Plan Year as to which such Employer first makes a contribution hereunder; and

11.10.2 The deductibility of such contribution under Code Section 404.

11.11 No Diversion of Trust Fund. It shall be impossible at any time for any part of the Trust Fund to be (within the taxable year or thereafter) used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries (including the payment of the expenses of the administration of the Plan and of the Trust); provided that:

11.11.1 A contribution that is made by an Employer by a mistake of fact shall be returned to such Employer upon its request within one year after the payment of the contribution; or

11.11.2 A contribution that is conditioned upon its deductibility under Code Section 404 shall be returned to the contributing Employer upon its request, to the extent that the contribution is disallowed as a deduction, within one year after such disallowance; or

11.11.3 A contribution that is conditioned on qualification of the Plan under Code Section 401 shall, if the Plan does not so qualify, be returned to the contributing Employer within one year after the date of denial of qualification of the Plan.

Subject to Article IX, the Trust shall continue for such time as may be necessary to accomplish the purpose for which it is created.

11.12 Usage. Whenever applicable the masculine gender, when used in the Plan, shall include the feminine and neuter genders, and the singular shall include the plural.

11.13 Governing Law. The Plan shall be governed by, construed and administered under the law of the State of Connecticut without regard to the principles of conflict of laws, to the extent not preempted by Federal law.

11.14 Captions. The captions contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan and in no way shall affect the Plan or the construction of any provision thereof.

11.15 USERRA and HEART Act Compliance.

11.15.1 Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

11.15.2 A Participant who dies or becomes eligible for disability benefits under the Employer’s long-term disability plan while performing qualifying military service as provided in Code Section 414(u) will be entitled to receive employer contributions attributable to the period of qualifying military service as provided under Code Section 414(u)(9).

11.15.3 Notwithstanding any provision of the Plan to the contrary, in the case of a Participant who dies or becomes eligible for disability benefits under the Employer’s long-term disability plan while performing qualifying military service as provided in Code Section 414(u), the survivors of the Participant, or the Participant in the case of disability, are entitled to any additional benefits that would have been provided under the Plan had the Participant resumed employment and then terminated employment on account of death or disability pursuant to Code Section 401(a)(37).

11.16 ESOP.

11.16.1 Effective February 1, 2002, a portion of the Plan is designated as an ESOP, as defined in Section 1.22 of the Plan. As of such date, the Company Stock Fund and all Matching Contribution Accounts were subdivided into an ESOP portion and a non-ESOP portion, and the aggregate ESOP portions shall constitute the ESOP. Employee contributions to the Company Stock Fund, regardless of whether they are Before-Tax Contributions, Additional Before-Tax Contributions, Basic After-Tax Deductions, Supplemental After-Tax Deductions or Catch-Up Contributions shall be allocated to the non-ESOP portion of the relevant Fund. Matching Contributions made in the form of Common Stock to the Matching Contribution Accounts shall be allocated to the non-ESOP portion of such Account. On the third business day of each March, June, September and December, all Common Stock held in a non-ESOP portion of the Company Stock Fund or the Matching Contribution Accounts shall be transferred into the ESOP portion of the respective Fund or Account.

11.16.2 The portion of the Plan which constitutes an ESOP, and which is mandatorily disaggregated from the balance of the Plan pursuant to Treasury Regulation Section 1.410(b)-7(c)(2), shall be tested separately for purposes of meeting the requirements of Code Section 410(b), but only to the extent of any employer or Company contributions made directly to the ESOP. Amounts transferred to the ESOP from time to time shall not be considered as part of the ESOP for the purpose of coverage testing , but shall rather be tested under the test applicable to the non-ESOP portion of the Plan to which they were contributed.

11.16.3 Effective with respect to cash dividends paid on shares of Common Stock held in the ESOP having a record date of March 1, 2002 or later, the Participant (or his or her Beneficiary if applicable) in whose account such ESOP Common Stock is held shall have the right to receive current payment of such dividends in lieu of reinvestment of the dividends in Common Stock. An election by a Participant or Beneficiary to receive payment of dividends under this Section 11.16.3 shall be made in the manner designated by the Committee provided that, (1) any Participant or Beneficiary who fails to make an affirmative election to receive payment of dividends within the time prescribed for such election by the Committee shall be deemed to have elected to retain such dividends in the Plan and (2) any election by a Participant or Beneficiary to receive payment of dividends in lieu of reinvestment shall remain in effect until such election is revoked by the Participant or Beneficiary. Except as provided below, distribution of dividends in accordance with a Participant’s or Beneficiary’s election shall occur on, or as soon as administratively practicable following, the date such dividends would otherwise have been paid to the Plan. Notwithstanding the foregoing, any such dividends paid on Common Stock during calendar year 2002 shall not be paid out to electing Participants or Beneficiaries until a favorable determination letter shall have been issued to the Plan by the Internal Revenue Service. In no event shall dividends be paid to the Participant or Beneficiary later than ninety (90) days after the close of the Plan Year in which such dividends were paid to the Plan. Any dividends reinvested in the Plan shall be 100% vested.

ARTICLE XII

MINIMUM DISTRIBUTION REQUIREMENTS

12.1 General Rules.

12.1.1 Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan.

12.1.2 Requirements of Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

12.1.3 TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

12.2 Time and Manner of Distribution.

12.2.1 Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

12.2.2 Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a) Effective January 1, 2020, if the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then, subject to paragraph (d) below, distributions to the surviving spouse will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died, or by December 31st of the calendar year in which the Participant would have attained age 72 (70 1⁄2, if the Participant was born before July 1, 1949), if later.

(b) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary or if there is no designated Beneficiary as of September 30th of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31st of the calendar year containing the fifth anniversary of the Participant’s death.

(c) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 12.2.2, other than Section 12.2.2(a), will apply as if the surviving spouse were the Participant.

(d) Election to Allow 5-Year Rule for Surviving Spouses. Participants or spousal beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in this Section 12.2.2 and Section 12.4.2 hereof applies to distributions after the death of a Participant whose designated Beneficiary is his or her surviving spouse. The election must be made no later than the earlier of September 30th of the calendar year in which distribution would be required to begin under this Section 12.2.2, or by September 30th of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor spousal Beneficiary makes an election under this paragraph, distributions will be made in accordance with the remainder of this Section 12.2.2 and Section 12.4.2 hereof.

For purposes of this Section 12.2.2 and Section 12.4, unless Section 12.2.2(c) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 12.2.2(c) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 12.2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 12.2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

12.2.3 Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 12.3 and 12.4 of this Article XII. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations. To the extent required under applicable law, distributions made under Article XII shall comply with Treasury Regulations Sections 1.401(a)(9)-2 through 1.401(a)(9)-9 and the incidental death benefit requirements of Code Section 401(a)(9)(G). Any inconsistencies herein will be overruled by Code Section 401(a)(9).

12.3 Required Minimum Distributions During Participant’s Lifetime.

12.3.1 Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a) the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(b) if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

12.3.2 Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 13.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

12.4 Required Minimum Distributions After Participant’s Death.

12.4.1 Death On or After Date Distributions Begin.

(a) Participant Survived by Spouse. If the Participant dies on or after the date distributions begin and the Participant’s surviving spouse is the designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s spouse, determined as follows:

(1) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) The remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.

(b) No Designated Beneficiary or Non-Spouse Beneficiary. If the Participant dies on or after the date distributions begin and the designated Beneficiary is someone other than his or her surviving spouse, or there is no designated Beneficiary as of September 30th of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

12.4.2 Death Before Date Distributions Begin.

(a) Participant Survived by Spousal Designated Beneficiary. Except as provided in Section 12.2.2(d), if the Participant dies before the date distributions begin and the designated Beneficiary is the Participant’s surviving spouse, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 12.4.1.

(b) No Designated Beneficiary or Non-Spouse Beneficiary. If the Participant dies before the date distributions begin and the designated Beneficiary is not the Participant’s surviving spouse, or there is no designated Beneficiary as of September 30th of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31st of the calendar year containing the fifth anniversary of the Participant’s death.

(c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 12.2.2(a), this Section 12.4.2 will apply as if the surviving spouse were the Participant.

12.5 Definitions.

12.5.1 Designated Beneficiary. The individual who is designated as the Beneficiary under Section 4.1.3 of the Plan and is the designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4, of the Treasury Regulations.

12.5.2 Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 12.2.2. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31st of that distribution calendar year.

12.5.3 Life Expectancy. Life expectancy as computed by use of the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9.

12.5.4 Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

12.5.5 Required Beginning Date. The date specified in Section 4.1.4 of the Plan.

APPENDIX A

PARTICIPATING EMPLOYERS

Linde Inc.

Linde Services, Inc.

Praxair Surface Technologies, Inc.

Praxair Technology, Inc.

Praxair Distribution, Inc.

Cryostar USA LLC

Linde Engineering North America, LLC

Linde Gas North America LLC

APPENDIX B

MONEY ACCUMULATION PLAN DISTRIBUTIONS

The following distribution rules apply to monies transferred into the Plan from the Money Accumulation Plan and are limited to the dollar amount of such monies at the time of such transfer:

(1)

Unless a Participant makes a Qualified Election as defined in (2) below, distribution shall be as an annuity for the life of the Participant with a survivor annuity for the life of such Participant’s spouse which is not less than one-half, or greater than, the amount of the annuity payable during the joint lives of the Participant and such Participant’s spouse (“Joint and Survivor Annuity”).

(2)

“Qualified Election” means a waiver of a Joint and Survivor Annuity. The waiver must be in writing and must be consented to by the Participant’s spouse. The spouse’s consent to a waiver must be witnessed by a Plan representative or notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located, a waiver will be deemed to be a Qualified Election. Any consent necessary under this provision will be valid only with respect to the spouse who signs the consent, or in the event of a deemed Qualified Election, the designated spouse, if any. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

(3)	A Participant who does not have a spouse or who has a spouse but makes a Qualified Election in accordance with (2) above, may select one of the following optional forms of benefit:

(a)	Distribution pursuant to the terms of the Plan;

(b)	A lump sum;

(c)	An immediate annuity purchased under a group annuity contract or contracts;

(d)	A 75% qualified optional survivor annuity as provided in Code Section 417(g) (available only to married Participants); or

(e)	A combination of (b) and (c).

APPENDIX C

PROVISIONS APPLICABLE TO PDI PARTICIPANTS

The Praxair Distribution, Inc. 401(k) Retirement Plan was merged into the Plan effective December 31, 2012. Notwithstanding any provisions of the Plan to the contrary, the provisions set forth in this Appendix C shall apply to PDI Participants (as defined below).

ARTICLE I

DEFINITIONS

As used in this Appendix C, the following terms shall have the meanings set forth below. Capitalized terms used but not defined in this Appendix C shall have the meanings set forth in the Plan.

1.1

“Affiliate” means all members of a controlled group of corporations (as defined in Code Section 414(b)), all commonly controlled trades or businesses (as defined in Code Section 414(c)), and all affiliated service groups (as defined in Code Section 414(m)) of which the PDI Employer is a part, and any other entity required to be aggregated with the PDI Employer pursuant to Code Section 414(o).

1.2

“Break in Service” means a continuous period of time during which an Employee is not credited with any Service under the Plan, provided such period lasts at least 12 consecutive months. A Break in Service shall begin on the earlier of (a) the day the Employee quits, retires, dies, is discharged, or (b) the 12 month anniversary of the date the Employee was otherwise first absent from Service. In the case of an individual who is absent from work for maternity or paternity reasons, the twelve consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service. For purposes of the Plan, an absence from work for maternity or paternity reasons means an absence by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of a placement of a child with the Employee because of the adoption of such child, or for purposes of caring for such child for a period beginning with the birth or placement.

1.3

“Compensation” with respect to a PDI Participant shall have the meaning set forth in Section 1.15 of the Plan. In addition, solely for purposes of determining a PDI Participant’s PDI Contribution, a PDI Participant’s Compensation shall include any variable compensation award paid to the PDI Participant under the Linde plc Annual Variable Compensation Plan, any successor plans thereto, or any other variable compensation plan designated in writing by the Committee and shall exclude discretionary bonuses, overtime, shift differential, severance payments, fringe benefits, deferred compensation, amounts realized from the exercise of a stock option or a stock appreciation right, and any other special payments.

1.4	“Disability” or “Disabled” means that a PDI Participant is eligible for and receives a disability benefit under Title II of the Federal Social Security Act.

1.5	“Hour of Service” – An Employee will be credited with an Hour of Service for each hour:

(a)	for which the Employee is directly or indirectly paid, or entitled to payment for the performance of duties for his Employer or any Affiliate during an applicable computation period;

(b)

for which the Employee is directly or indirectly paid, or entitled to payment, by his Employer or any Affiliate (irrespective of whether the employment relationship has terminated) on account of a period of time during which no duties are performed by reasons (such as vacation, holiday, illness, disability, layoff, jury duty, military leave or leave of absence) other than for the performance of duties during the applicable computation period. No more than 501 Hours of Service will be credited to an Employee during any single computation period under this paragraph (b). Hours of service under this paragraph (b) shall be computed in accordance with Department of Labor regulation 2530.200b-2, which are incorporated herein by reference. Hours of service credited under this paragraph (b) shall be credited to the computation period in which such absence occurred; and

(c)

for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate. The same Hour of Service shall not be credited under both paragraph (a) and paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the applicable computation period or periods to which the award or agreement pertains.

In computing Hour of Service, employment with an Affiliate shall be treated as employment with an Employer, excluding, however, employment during periods when the employing entity was not an Affiliate. To the extent required by Code Section 414(u), an Employee’s period of military service shall be treated as employment with the Employer.

1.6	“Part-Time PDI Employee” means any Employee on the United States payroll of a PDI Employer who is regularly scheduled to work twenty (20) hours or less per week.

1.7	“PDI Contribution” is defined in Section 2.4 of this Appendix C.

1.8	“PDI Employer” means Praxair Distribution, Inc. (“PDI”), Westair Cryogenics Company, Westair Cryogenics Holding Company, and Westair Gas & Equipment, L.P.

1.9

“PDI Participant” means a Participant who is an Employee of a PDI Employer and is not otherwise excluded from receiving a PDI Contribution as determined by the PDI Employer or the Employer. Notwithstanding the foregoing, effective as of the close of the day December 31, 2020:

(a)

an individual shall not be considered a PDI Participant if such individual (i) was hired on or before January 20, 2020 as an employee in the electronics group of Linde Gas North America LLC, or (ii) was hired on or before December 31, 2020 as an employee in the Kingman (USIG Electronic Group), in each case who became an Employee of PDI on January 1, 2021 in connection with a transfer of such Employee’s business unit to PDI; and

(b)

an individual shall be considered a PDI Participant if such individual is employed by Linde Gas North America LLC and is assigned to provide services primarily for a PDI Employer on or after January 1, 2021.

1.10

“Predecessor Employer” means any entity acquired by a PDI Employer if the applicable acquisition agreement requires the PDI Employer to recognize prior service with the acquired entity for purposes of the Plan for any employee of the entity who becomes an Employee in connection with such acquisition.

1.11	“Regular/Full-Time PDI Employee” means an Employee on the United States payroll of a PDI Employer who is regularly scheduled to work more than twenty (20) hours per week.

1.12

“Service” means the aggregate of all time periods during which an Employee is employed by the Employer or an Affiliate, beginning on the first day an Employee performs an Hour of Service, and ending on the earlier of (a) the date the Employee quits, retires, dies or is discharged, or (b) the 12 month anniversary of the date the Employee was otherwise first absent from service. For purposes of this Section, if an Employee is credited with an Hour of Service within 12 consecutive months after the date on which he quits, retires or is discharged, his Service shall include the period between the date on which he quit, retired or was discharged and the date on which he is again credited with an Hour of Service. For purposes of determining eligibility to participate in the Plan, the amount of PDI Contributions, and an Employee’s vested percentage in his or her Account, an Employee’s service with (a) any Predecessor Employer and (b) Praxair Distribution Mid-Atlantic, LLC and its predecessors, shall be included in determining the Employee’s Service.

1.13

“Year of Eligibility Service” means the 12-consecutive month computation period during which an Employee completes at least 1,000 Hours of Service. For purposes of determining a Year of Eligibility Service, the initial computation period is the 12-consecutive month period beginning on the date the Employee first performs an Hour of Service. Thereafter, the computation period shall be the succeeding 12-consecutive month periods commencing with the first Plan Year which commences prior to the first anniversary of the date the Employee first performed an Hour of Service.

1.14	“Year of Service” means twelve months of Service measured using a computation period beginning on the date the Employee first completes an Hour of Service, or any anniversary of such date.

ARTICLE II

ELIGIBILITY, PARTICIPATION, CONTRIBUTIONS AND VESTING

2.1	Eligibility for Contributions other than PDI Contributions. For purposes of contributions other than PDI Contributions:

(a)	Each Regular/Full-Time PDI Employee shall become an Eligible Employee on his date of employment with a PDI Employer; and

(b)	Each Part-Time PDI Employee shall become an Eligible Employee on the first day of the calendar month immediately following his completion of one Year of Eligibility Service.

2.2	Eligibility for PDI Contributions. For purposes of PDI Contributions:

(a)	Each Regular/Full-Time PDI Employee shall become eligible to receive PDI Contributions on his date of employment with a PDI Employer; and

(b)	Each Part-Time PDI Employee shall become eligible to receive PDI Contributions on the first day of the calendar month immediately following his completion of one Year of Eligibility Service.

(c)

Notwithstanding the forgoing, any PDI Participant who was eligible for and elected in writing to continue participation in the Praxair Pension Plan, and any PDI Participant who is a member of the collective bargaining unit represented by the International Brotherhood of Teamsters Local Union 364, shall not be eligible to receive PDI Contributions.

2.3	Matching Contributions. PDI Participants shall not receive Matching Contributions with respect to any contributions made to the Plan while an Employee of a PDI Employer.

2.4

PDI Contributions. Each pay period, the PDI Employers shall contribute on behalf of each PDI Participant who has then satisfied the eligibility requirements of Section 2.2 of this Appendix, a PDI Contribution in an amount equal to a percentage of each such PDI Participant’s Compensation for such pay period. The percentage shall be determined based on a combination of such PDI Participant’s age and Years of Service as follows:

Age and Years of Service Points	Percentage
Under 30 points	2.0%
30 to 39 points	2.5%
40 to 49 points	3.0%
50 to 54 points	4.0%
55 or more points	5.0%

The number of points for each such PDI Participant shall be equal to the sum of the amounts determined in (a) and (b) below:

(a)	One point for each year of the PDI Participant’s age (determined as of the first day of the current Plan Year).

(b)	One point for each full Year of Service (determined as of the first day of the current Plan Year).

PDI Contributions shall be credited to the PDI Participant’s Matching Contribution Account and, except as otherwise provided in this Appendix, shall be subject to all of the Plan’s provisions applicable to Matching Before-Tax Accounts.

2.5	Vesting on PDI Contribution.

(a)	All PDI Contributions made to a PDI Participant’s Account before July 1, 2004 shall at all times be 100% vested and nonforfeitable.

(b)

All PDI Contributions made on or after July 1, 2004 to a PDI Participant’s Account with respect to his employment with a PDI Employer shall become vested and nonforfeitable in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 3	0%
3	100%

(c)

Notwithstanding any other provision of the Plan to the contrary, Contributions made on behalf of a PDI Participant who (a) incurred an involuntary termination of employment by reason of the Employer’s elimination of his or her position in connection with its 4th Quarter 2008 Special Severance, and (b) is first notified by the Employer of such involuntary termination of employment during the period beginning on October 1, 2008 and ending on December 31, 2008, shall become fully vested and nonforfeitable upon the date of such involuntary termination regardless of the PDI Participant’s completed Years of Service.

(d)

Notwithstanding any provision of this Section to the contrary, if, while an employee of an Employer or an Affiliate, a PDI Participant attains age 65, dies, or becomes Disabled, he shall be immediately 100% vested in his Account. Additionally, effective January 1, 2007, a PDI Participant who dies or becomes Disabled while performing qualified military service as defined in Code Section 414(u), shall become 100% vested in his Account in accordance with Code Section 401(a)(37).

2.6	Forfeitures.

(a)	If a PDI Participant terminates Service and receives payment of the balance of his vested Accounts, the nonvested portion, if any, of the PDI Participant’s Account will be forfeited.

(b)

If the balance of the PDI Participant’s vested Accounts (specifically including the PDI Participant’s Elective Deferral Account and Roth Contribution Account) upon termination of Service is zero, the PDI Participant will be deemed to have received payment of such Accounts.

(c)

If a PDI Participant who receives an actual distribution of the balance of his vested Accounts resumes employment covered under the Plan before incurring five consecutive one-year Breaks in Service following the date of such distribution, the PDI Participant’s Accounts will be restored to the amount on the date of the distribution if the PDI Participant repays the full amount of the distribution within five years of reemployment.

(d)

If a PDI Participant who is deemed to have received payment of the balance of his vested Accounts resumes employment covered under the Plan before incurring five consecutive one-year Breaks in Service, the PDI Participant’s Accounts will be restored to the amount on the date of the deemed distribution.

(e)

If a PDI Participant neither receives payment (nor is deemed to receive payment) of the balance of his vested Accounts upon separation from Service, the non-vested portion of his Accounts will be forfeited as of the first Valuation Date after the PDI Participant incurs five consecutive one-year Breaks in Service following the date of his termination. If the PDI

Participant thereafter resumes employment covered under the Plan, any additional PDI Contributions made on his behalf shall be placed in a separate post-break Account, and his vested percentage in such Account will be determined in accordance with Section 2.5(a) or (b), as applicable, of this Appendix. Both pre-break and post-break Account balances will continue to share in the earnings and losses of the Trust Fund.

(f)

Contributions that are forfeited shall be applied to pay the Plan’s administration expenses or to reduce future Employer contributions (including Qualified Non-Elective Contributions and Qualified Matching Contributions, as applicable) to the Plan.

ARTICLE III

SPECIAL RULES WITH RESPECT TO CERTAIN

TRANSFERRED AND OTHER PDI EMPLOYEES

3.1

Teamsters Local 560 – Newark and Farmingdale Locations. Notwithstanding any other provision of the Plan to the contrary, the following shall apply to any individuals covered under the Teamsters Local 560 – Newark and Farmingdale locations’ collective bargaining unit (“Newark/Farmingdale Teamsters Employee”):

(a)	Participation.

(i)

Regular/Full-Time Newark/Farmingdale Teamsters Employees becoming PDI Participants in the Plan due to the integration of Praxair Mid-Atlantic Distribution, LLC with Praxair Distribution, Inc. on September 1, 2014 or hired into a position represented by Teamsters Local 560 thereafter as a Regular/Full-Time Newark/Farmingdale Teamsters Employee shall become Participants in the Plan for purposes of Before-Tax Contributions, Roth Contributions, Catch-Up Contributions, After-Tax Contributions, Rollover Contributions, and Qualified Non-Elective Contributions after completing one Year of Service (as defined in Section 1.14 of Appendix C, Article I). The automatic enrollment provisions in Section 2.3.2 of the Plan shall apply to the Regular/Full-Time Newark/Farmingdale Teamsters Employees hired after September 1, 2014.

(b)	Matching Contribution. The Newark/Farmingdale Teamsters Employees shall not be eligible to receive Matching Contributions.

(c)	PDI Contributions. The Newark/Farmingdale Teamsters Employees shall not be eligible to receive PDI Contributions.

(d)

Newark/Farmingdale Non-Elective Contribution. Effective September 1, 2014, Regular/Full-Time Newark/Farmingdale Teamsters Employees who have completed one Year of Service (as defined in Section 1.14 of Appendix C, Article I) shall be entitled to receive a contribution equal to $1.25 per hour of service, up to a maximum of 40 hours per calendar week or such other amount established under the relevant collective bargaining agreement (“Newark/Farmingdale Non-Elective Contribution”). The Newark/Farmingdale Non-Elective Contribution shall be contributed to the Plan no later than the deadline provided in relevant law for making Company contributions to the Plan. A Newark/Farmingdale Teamsters Employee shall be 100% vested in any Newark/Farmingdale Non-Elective Contribution.

(e)

Withdrawal Provisions. Newark/Farmingdale Non-Elective Contributions shall be credited to the Newark/Farmingdale Teamsters Employees’ Matching Contribution Accounts and, except as otherwise provided in this Section 3.1, shall be subject to all of the Plan’s provisions applicable to withdrawal of Matching Before-Tax Accounts.

3.2

Teamsters Local 773 – Bethlehem, PA. Notwithstanding any other provision of the Plan to the contrary, the following shall apply to any individuals covered under the Teamsters Local 773 – Bethlehem, PA location’s collective bargaining unit (“Bethlehem Teamsters Employee”):

(a)	Participation.

(i)

Regular/Full-Time Bethlehem Teamsters Employees becoming PDI Participants in the Plan due to the integration of Praxair Mid-Atlantic Distribution, LLC with Praxair Distribution, Inc. on September 1, 2014 or hired into a position represented by Teamsters Local thereafter as a Regular/Full-Time Bethlehem Teamsters Employee shall become Participants in the Plan for purposes of Before-Tax Contributions, Roth Contributions, Catch-Up Contributions, After-Tax Contributions, Rollover Contributions, and Qualified Non-Elective Contributions. The automatic enrollment provisions in Section 2.3.2 of the Plan shall apply to the Regular/Full-Time Bethlehem Teamsters Employees hired after September 1, 2014.

(b)

Matching Contribution. Regular/Full-Time Bethlehem Teamsters Employees shall receive Matching Contributions equal to 50% of the first 6% of Compensation deferred to the Plan, up to a maximum of 3% of Compensation. Matching Contributions shall be subject to the following vesting schedule:

Years of Service	Vested Percentage
0	0%
1	0%
2	50%
3	100%

For purposes of the above vesting schedule, Years of Service will be as defined in Section 1.14 of Appendix C, Article I of the Plan.

(c)	Forfeitures. Forfeitures from a Bethlehem Teamsters Employee’s Matching Contribution Account shall be treated in the same manner as provided under Section 2.6 of Appendix C, Article II of the Plan.

(d)	PDI Contributions. The Bethlehem Teamsters Employees shall not be eligible to receive PDI Contributions.

(e)

Bethlehem Non-Elective Contribution. Effective September 1, 2014, Regular/Full-Time Bethlehem Teamsters shall be entitled to receive a contribution equal to $1.25 per hour of service, up to a maximum of 45 hours per calendar week or such other amount established under the relevant collective bargaining agreement (“Bethlehem Non-Elective Contribution”). The Bethlehem Non-Elective Contribution shall be contributed to the Plan no later than the deadline provided in relevant law for making Company contributions to the Plan. A Bethlehem Teamsters Employee shall be 100% vested in any Bethlehem Non-Elective Contribution.

(f)

Withdrawal Provisions. Matching Contributions described in this Section 3.2 and Bethlehem Non-Elective Contributions shall be subject to all of the Plan’s provisions applicable to withdrawal of Matching Before-Tax Accounts.

3.3

Praxair Distribution Mid-Atlantic, LLC. All employer contributions made to the PDMA Plan (as defined in Section 2.3.2 of the Plan) subject to vesting shall continue to be subject to the PDMA Plan’s vesting schedule which provides as follows:

Years of Service	Vested Percentage
0	0%
1	0%
2	50%
3	100%

For purposes of the above vesting schedule, Years of Service will be as defined in Section 1.14 of Appendix C, Article I of the Plan.

3.4

Teamsters Local 355 – Bridgeville, DE. Notwithstanding any other provision of the Plan to the contrary, pursuant to the collective bargaining agreement entered into with the Teamsters Local 355 – Bridgeville, DE location, and subject to their continued employment with the Employer, the following named individuals covered by such collective bargaining agreement shall be entitled to receive a weekly contribution equal to $80, from May 1, 2019 to April 30, 2023, or such later date through which the collective bargaining agreement is renewed (“Bridgeville Non-Elective Contribution”):

Timothy Figgs (Terminated employment as of October 3, 2019)

Matthew Figgs

Scott Shortz

Robert G. Thompson

The Bridgeville Non-Elective Contribution shall be contributed to the respective Participant’s Matching Contribution Account in the Plan on a monthly basis no later than the deadline provided in relevant law for making Company contributions to the Plan, and, except as otherwise provided herein, shall be subject to all of the Plan’s provisions applicable to PDI Contributions. Such named individuals shall be 100% vested in any Bridgeville Non-Elective Contribution.

APPENDIX D

PROVISIONS APPLICABLE TO SIP PARTICIPANTS

The Linde Savings and Investment Plan (“SIP”) was merged into the Plan effective as of the close of the day December 31, 2020. Notwithstanding any provisions of the Plan to the contrary, the provisions set forth in this Appendix D shall apply to SIP Participants (as defined below).

ARTICLE I

DEFINITIONS

As used in this Appendix D, the following terms shall have the meanings set forth below. Capitalized terms used but not defined in this Appendix D shall have the meanings set forth in the Plan.

1.1

“Break in Service” means the fifth anniversary (or sixth anniversary if absence from employment was due to an absence from work by reason of pregnancy, the birth of a SIP Participant’s child, the placement of a child with the SIP Participant in connection with the child’s adoption, or caring for such child immediately after birth or placement as described in Code Section 410(a)(5)(E)) of the date on which a SIP Participant’s employment ends.

1.2	“Disability” or “Disabled” means that a SIP Participant is eligible for and receives a disability benefit under Title II of the Federal Social Security Act.

1.3

“Period of Employment” means the period beginning on the date a SIP Participant first performs an hour of service and ending on the date his or her employment ends. Employment ends on the date the SIP Participant quits, retires, is discharged, dies or (if earlier) the first anniversary of his or her absence for any other reason. The period of absence starting with the date a SIP Participant’s employment temporarily ends and ending on the date he or she is subsequently reemployed is (1) included in his or her Period of Employment if the period of absence does not exceed one year, and (2) excluded if such period exceeds one year.

Period of Employment includes the period prior to a Break in Service.

A SIP Participant’s Period of Employment shall include periods prior to January 1, 2021, to the extent that such period was includable under the terms of the SIP as applicable to such SIP Participant.

1.4

“SIP Account” means any account established under the SIP on behalf of a SIP Participant, including a: Before-Tax Account, After-Tax Account, Rollover Account, Designated Roth Account, Safe Harbor Match Account, Prior Plan Account, Company Match Account, New Matching Contribution Account, Nonelective Employer Contribution Account, and Transferred Plan Account.

1.5

“SIP Participant” means a Participant who participated in the SIP prior to the close of the day December 31, 2020, and who becomes eligible to participate in the Plan following the SIP’s merger into the Plan.

ARTICLE II

ELIGIBILITY, CONTRIBUTIONS AND VESTING

2.1	Eligibility. Effective as of January 1, 2021, a SIP Participant shall become eligible to participate in the Plan in accordance with Section 2.1 of the Plan.

2.2	Contributions. The deferral elections of SIP Participants prior to the merger of the SIP into the Plan shall continue in accordance with Section 2.3.2 of the Plan.

2.3 Vesting of SIP Contributions.

(a)	A SIP Participant shall be fully vested in the following SIP Accounts at all times: Before-Tax Account, After-Tax Account, Rollover Account,

Designated Roth Account, Safe Harbor Match Account, Prior Plan Account, Company Match Account, New Matching Contribution Account, and Nonelective Employer Contribution Account (in each case, within the meaning of such term under the SIP).

(b)	The following five-year graded vesting schedule shall apply to a SIP Participant’s Transferred Plan Account (within the meaning of such term under the SIP):

Period of Employment	Vesting Percentage
Less than 1 Year	0
1 Year but less than 2	20
2 Years but less than 3	40
3 Years but less than 4	60
4 Years but less than 5	80
5 Years or More	100

Notwithstanding the foregoing, a SIP Participant shall fully vest in his Transferred Plan Account upon reaching such Participant’s 59th birthday, upon death or Disability, upon the complete or partial termination of the Plan, or upon the complete discontinuance of employer contributions.

2.4

Forfeitures. If a SIP Participant terminates service, and the value of the SIP Participant’s vested SIP Account is not greater than $1,000, the SIP Participant will receive a distribution of the value of the entire vested portion of such SIP Account and the nonvested portion will be treated as a forfeiture. If the SIP Participant would have received a distribution under the preceding sentence but for the fact that the SIP Participant’s vested SIP Account exceeded $1,000 when the SIP Participant terminated service and if at a later time such SIP Account is reduced such that it is not greater than $1,000, the SIP Participant will receive a distribution of such SIP Account and the nonvested portion will be treated as a forfeiture. For purposes of this section, if the value of a SIP Participant’s vested SIP Account is zero, the SIP Participant shall be deemed to have received a distribution of such vested SIP Account.

If a SIP Participant terminates service, and elects to receive the value of the SIP Participant’s vested SIP Account, the nonvested portion will be treated as a forfeiture.

If a SIP Participant receives or is deemed to receive a distribution pursuant to this section and the SIP Participant resumes employment covered under this Plan, the SIP Participant’s Transferred Plan Account (within the meaning of such term under the SIP) will be restored to the amount on the date of distribution if the SIP Participant repays to the Plan the full amount of the distribution attributable to the Transferred Plan Account before the earlier of 5 years after the first date on which the SIP Participant is subsequently reemployed by the Employer, or the date the SIP Participant incurs a Break in Service following the date of the distribution. If a SIP Participant is deemed to receive a distribution pursuant to this section, and the SIP Participant resumes employment covered under this Plan before the date the SIP Participant incurs a Break in Service, upon the reemployment of such SIP Participant, the Transferred Plan Account of the SIP Participant will be restored to the amount on the date of such deemed distribution.

If the value of the SIP Participant’s vested SIP Account is greater than $1,000, and the SIP Participant does not elect to take a distribution, the nonvested portion will be treated as a forfeiture as of the end of the Plan Year in which the SIP Participant incurs a Break in Service.

ARTICLE III

DISTRIBUTIONS

3.1

Coronavirus-Related Loans. In addition to the loan provisions under Section 4.18 of the Plan regarding Coronavirus-Related Loans, the amount of any loan from the SIP to a Qualified Individual (as defined in Section 4.17 of the Plan) during the Applicable Loan Period may not, when added to the outstanding balance of all loans made to such Qualified Individual, exceed the lesser of (i) $100,000 reduced by the excess (if any) of (A) the highest outstanding balance of loans from the SIP or any other plan maintained by the Employer or another entity in the Employer’s controlled group during the one-year period ending on the day before the date on which such loan was made, over (B) the outstanding balance of loans from the SIP or any other plan maintained by the Employer or another entity in the Employer’s controlled group on the date on which such loan was made or (ii) the present value of the Qualified Individual’s entire vested interest in his Account. For purposes of this Section 3.1, the “Applicable Loan Period” means the period beginning on May 1, 2020 and ending on September 22, 2020.

3.2

Withdrawal by SIP Participant of After-Tax and Rollover Contributions During Employment. In addition to the provisions of Section 4.6 of the Plan, a SIP Participant may request a withdrawal from the following accounts established under his SIP Account: After-Tax Account, Rollover Account. The restrictions set forth in Section 4.6 of the Plan relating to the timing and frequency of withdrawals shall not apply to, and a SIP Participant’s contributions under the Plan shall not be suspended following, a withdrawal taken pursuant to this Section 3.3.

APPENDIX E

PROVISIONS APPLICABLE TO HOLDINGS 401(K) PARTICIPANTS

The Linde Holdings 401(k) Plan (“Holdings 401(k)”) was merged into the Plan effective as of the close of the day December 31, 2020. Notwithstanding any provisions of the Plan to the contrary, the provisions set forth in this Appendix E shall apply to Holdings 401(k) Participants (as defined below).

ARTICLE I DEFINITIONS

As used in this Appendix E, the following terms shall have the meanings set forth below. Capitalized terms used but not defined in this Appendix E shall have the meanings set forth in the Plan.

1.1	“Break in Service” means a period of severance of at least 12 consecutive months.

1.2	“Disability” or “Disabled” means that a Holdings 401(k) Participant is eligible for and receives a disability benefit under Title II of the Federal Social Security Act.

1.3	“Forfeiture Break in Service” means five consecutive Breaks in Service.

1.4

“Holdings 401(k) Contribution” means any amount contributed under the Holdings 401(k) on behalf of a Holdings 401(k) Participant, including: Elective Deferrals (including Roth Deferrals), Rollover Contributions, Safe Harbor Matching Contributions, and Prior Employer Matching Contributions (in each case, within the meaning of such term under the Holdings 401(k)).

1.5

“Holdings 401(k) Participant” means an individual who participated in the Linde 401(k) prior to the close of the day December 31, 2020, and who becomes eligible to participate in the Plan following the Linde 401(k)’s merger into the Plan.

1.6	“Year of Service” means each 1-year period of service or 365 days of service, as described in Treasury Regulations Section 1.410(a)-7.

ARTICLE II

ELIGIBILITY, CONTRIBUTIONS AND VESTING

2.1	Eligibility. Effective as of January 1, 2021, a Holdings 401(k) Participant shall become eligible to participate in the Plan in accordance with Section 2.1 of the Plan.

2.2	Contributions. The deferral elections of Holdings 401(k) Participants prior to the merger of the Holdings 401(k) into the Plan shall continue in accordance with Section 2.3.2 of the Plan.

2.3	Vesting of Holdings 401(k) Contributions.

(a)

A Holdings 401(k) Participant shall be fully vested in the following Holdings 401(k) Contributions at all times: Elective Deferrals (including Roth Deferrals), Safe Harbor Matching Contributions, and Rollover Contributions (in each case, within the meaning of such term under the Holdings 401(k)).

(b)	The following five-year graded vesting schedule shall apply to Prior Employer Matching Contributions (within the meaning of such term under the Holdings 401(k)):

Years of Service	Vesting Percentage
Less than 1 Year	0
1 Year but less than 2	20
2 Years but less than 3	40
3 Years but less than 4	60
4 Years but less than 5	80
5 Years or More	100

(c)

Notwithstanding the foregoing, a Holdings 401(k) Participant shall fully vest in his Prior Employer Matching Contributions (within the meaning of such term under the Holdings 401(k)) upon reaching (1) age 59, or (2) age 55 after completing 5 Years of Service, or upon his death or Disability. Further, any Holdings 401(k) Participant who was a participant in either the Linde Process Plans, Inc. 401(k) Retirement Savings Plan or the Linde Engineering North America, Inc. 401(k) Retirement Plan is 100% vested in the portion of their Account attributable to that plan.

2.4

Forfeitures. If a Holdings 401(k) Participant terminates service, and elects to receive the value of the Holdings 401(k) Participant’s vested Holdings 401(k) Contributions, any nonvested portion will be treated as a forfeiture. For purposes of this section, if the value of a Holdings 401(k) Participant’s vested Holdings 401(k) Contributions is zero, the Holdings 401(k) Participant shall be deemed to have received a distribution of such vested Holdings 401(k) Contributions.

If a partially-vested Holdings 401(k) Participant receives or is deemed to receive a distribution pursuant to this section and the Holdings 401(k) Participant resumes employment covered under this Plan, the Holdings 401(k) Participant’s Prior Employer Matching Contributions (within the meaning of such term under the Holdings 401(k)) will be restored to the amount on the date of distribution if the Holdings 401(k) Participant repays to the Plan the full amount of the distribution attributable to the Prior Employer Matching Contributions before the earlier of 5 years after the first date on which the Holdings 401(k) Participant is subsequently reemployed by the Employer, or the date the Holdings 401(k) Participant incurs a Forfeiture Break in Service following the date of the distribution. If a Holdings 401(k) Participant is deemed to receive a distribution pursuant to this section, and the Holdings 401(k) Participant resumes employment covered under this Plan before the date the Holdings 401(k) Participant incurs a Forfeiture Break in Service, upon the reemployment of such Holdings 401(k) Participant, the Prior Employer Matching Contributions of the Holdings 401(k) Participant will be restored to the amount on the date of such deemed distribution.

ARTICLE III DISTRIBUTIONS

3.1

Coronavirus-Related Loans. In addition to the loan provisions under Section 4.18 of the Plan regarding Coronavirus-Related Loans, the amount of any loan from the Holdings 401(k) to a Qualified Individual (as defined in Section 4.17 of the Plan) during the Applicable Loan Period may not, when added to the outstanding balance of all loans made to such Qualified Individual, exceed the lesser of (i) $100,000 reduced by the excess (if any) of (A) the highest outstanding balance of loans from the Holdings 401(k) or any other plan maintained by the Employer or another entity in the Employer’s controlled group during the one-year period ending on the day before the date on which such loan was made, over (B) the outstanding balance of loans from the Holdings 401(k) or any other plan maintained by the Employer or another entity in the Employer’s controlled group on the date on which such loan was made or (ii) the present value of the Qualified Individual’s entire vested interest in his Account. For purposes of this Section 3.1, the “Applicable Loan Period” means the period beginning on May 1, 2020 and ending on September 22, 2020.

3.2

Withdrawal by Holdings 401(k) Participant of Rollover Contributions During Employment. In addition to the provisions of Section 4.6 of the Plan, a Holdings 401(k) Participant may request a withdrawal of any Rollover Contributions made to the Holdings 401(k) prior to January 1, 2021. The restrictions set forth in Section 4.6 of the Plan relating to the timing and frequency of withdrawals shall not apply to, and a Holdings 401(k) Participant’s contributions under the Plan shall not be suspended following, a withdrawal taken pursuant to this Section 3.3.

IN WITNESS WHEREOF, and as evidence of the adoption of this Linde Retirement Savings Plan, as amended and restated effective as of the close of the day December 31, 2020, the Company has caused this instrument to be signed by its duly authorized member this 21st day of December, 2020.

LINDE INC.

By:
Title:	SVP & CHRO

- i -

(continued)

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(continued)

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(continued)

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(continued)

- v -

FIRST AMENDMENT

TO THE

LINDE RETIREMENT SAVINGS PLAN

WHEREAS, Linde Inc. (the “Company”) sponsors the Linde Retirement Savings Plan, as amended and restated effective as of December 31, 2020 (the “Plan”);

WHEREAS, pursuant to Section 10.1 of the Plan, Linde’s Director of Global Benefits (or the successor to his or her job duties in the event that such position no longer exists due to future business changes) is authorized to adopt amendments to the Plan to the extent that the annual cost impact of such amendments is not expected to equal or exceed $1,500,000;

WHEREAS, Linde’s Director of Global Benefits desires to amend the Plan to: (1) reflect that Praxair Distribution, Inc. was renamed Linde Gas & Equipment Inc.; (2) reflect that Linde Gas North America was merged with and into Linde Gas & Equipment Inc.; (3) reflect that the Linde Gas Tax Deferred Savings Plan for Collectively Bargained Employees merged with and into the Plan; (4) provide for FEMA-declared disaster related hardship withdrawals; and (5) update the definition of compensation used for certain employees pursuant to their collective bargaining agreement;

WHEREAS, the changes described in the preceding recital fall within the scope of the authority of Linde’s Director of Global Benefits to amend the Plan; and

NOW, THEREFORE, effective as of the dates set forth below, the Plan is hereby amended as follows:

1.	Effective as of October 11, 2021, a new second sentence is added to the fourth paragraph of the Introduction to read as follows:

“Effective October 11, 2021, Praxair Distribution, Inc. was renamed Linde Gas & Equipment Inc., and Linde Gas North America was merged with and into Linde Gas & Equipment Inc.”

2.	Effective as of September 7, 2021, a new sentence is added to the end of the fourth paragraph of the Introduction to read as follows:

“Effective September 7, 2021, the Linde Gas Tax Deferred Savings Plan for Collectively Bargained Employees was merged into the Plan.”

3.	Effective as of October 11, 2021, the following new section 2.1.8 is added to read as follows:

“2.1.8 Notwithstanding the foregoing, effective October 11, 2021 Praxair Distribution, Inc. was renamed Linde Gas and Equipment Inc.”

4.	Effective as of January 1, 2022, the first sentence of Section 4.4.1 of the Plan is amended to read as follows:

“4.4.1 A withdrawal will be deemed to be made on account of an immediate and heavy financial need of the Participant if the withdrawal is on account of: (a) medical expenses described in Code Section 213(d) incurred by the Participant, the Participant’s spouse, or any dependents (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)) of the Participant; (b) the purchase (excluding mortgage payment) of the Participant’s principal residence; (c) the payment of tuition for the next semester or quarter of post-secondary education for the Participant’s spouse or any dependents (as defined in Code Section 152, without regard to Sections 152(b)(1), (b) (2) and (d)(1)(B)) of the Participant; (d) the need to prevent eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant’s principal residence; (e) burial or funeral expenses for the Participant’s deceased parent, spouse or dependent (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)); (f) expenses for the repair of damages to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income and, effective January 1, 2020, without regard to Code Section 165(h)(5)); or (g) with respect to hardship withdrawals requested on or after January 1, 2022, expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Pub L. 100-707, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.”

5.	Effective as of October 11, 2021, Appendix A to the Plan is hereby amended in its entirety to read as follows:

“APPENDIX A

PARTICIPATING EMPLOYERS

Linde Inc.

Linde Services, Inc.

Praxair Surface Technologies, Inc.

Praxair Technology, Inc.

Linde Gas & Equipment Inc.

Cryostar USA LLC

Linde Engineering North America, LLC”

6.	Effective as of October 11, 2021, the following is added to the end of the introductory paragraph of Appendix C:

“Effective October 11, 2021, Praxair Distribution Inc. (“PDI”) was renamed Linde Gas & Equipment Inc. Accordingly, the terms Praxair Distribution, Inc., PDI (as defined in Section 2.1.3 of the Plan), and any related terms (e.g., PDI Participants, PDI Contribution, etc.) used in this Appendix C shall be construed as references to Linde Gas & Equipment Inc. with respect to periods of time on or after October 11, 2021.”

7.	Effective as of October 1, 2021, a new section 3.5 is added to Appendix C of the Plan to read as follows:

“3.5

Teamsters Local 107 – Fairless Hills, PA. Effective October 1, 2021, notwithstanding any other provision of the Plan to the contrary, the following shall apply to any individuals covered under the Teamsters Local 107 – Fairless Hills, PA location’s collective bargaining unit:

(a)

Compensation. The Compensation used to calculate PDI Contributions under Section 2.4 of this Appendix C (as described in Section 1.3 of this Appendix C) shall include the straight-time portion of all hourly earnings, inclusive of both scheduled and overtime hours.

(b)	PDI Contributions. Notwithstanding Section 2.4 of this Appendix C, PDI Contributions attributable to the straight-time portion of overtime hours shall be paid on a monthly basis.”

IN WITNESS WHEREOF, the Director of Global Benefits of Linde plc has approved this First Amendment to the Plan this 6th day of December, 2021.

LINDE INC.

By:	/s/ Kristen Putnam
Kristen Putnam
Director of Global Benefits

December 22, 2022

SECOND AMENDMENT

TO THE

LINDE RETIREMENT SAVINGS PLAN

(as Amended and Restated December 31, 2020)

WHEREAS, Linde Inc. (the “Company”) sponsors the Linde Retirement Savings Plan, as amended and restated effective as of December 31, 2020 (the “Plan”);

WHEREAS, pursuant to Section 10.1 of the Plan, Linde’s Director of Global Benefits (or the successor to his or her job duties in the event that such position no longer exists due to future business changes) is authorized to adopt amendments to the Plan to the extent that the annual cost impact of such amendments is not expected to equal or exceed $1,500,000;

WHEREAS, Linde’s Director of Global Benefits desires to amend the Plan to: (1) update and clarify the Plan’s employer contributions provisions to align with collective bargaining agreements applicable to certain union Participants, to the extent applicable consistent with the rules governing self-correction by retroactive amendment set forth in Section 4.05(2) of Revenue Procedure 2021-30; and (2) update the definition of “Compensation” in Appendix C;

WHEREAS, the changes described in the preceding recital fall within the scope of the authority of Linde’s Director of Global Benefits to amend the Plan; and

NOW, THEREFORE, effective as of the dates set forth below, the Plan is hereby amended as follows:

1.	Effective as of May 1,2022, a new Section 7.10 is added to read as follows:

“7.10 Teamsters Local Union #863 – Newark. New Jersey. Notwithstanding any other provision of the Plan to the contrary, the following shall apply to any individuals covered under the Teamsters Local Union #863 – Newark, New Jersey collective bargaining unit (“Newark Teamsters Employee”):

(a) Participation. Effective May 1, 2022, individuals already employed or hired into a position represented by Teamsters Local Union #863 as a Regular/Full-Time Newark Teamsters Employee on and after May 1,2022 shall become Participants in the Plan for purposes of Before- Tax Contributions, Roth Contributions, Catch-Up Contributions, After- Tax Contributions, Rollover Contributions, and Qualified Non-Elective Contributions.

(b) Employer Contributions. Newark Teamsters Employees shall not be eligible to receive Employer contributions.”

2.	Effective as of January 1, 2023, Section 1.3 of Appendix C is amended to read as follows:

“1.3 “Compensation” with respect to a PDI Participant shall have the meaning set forth in Section 1.15 of the Plan. In addition, solely for purposes of determining a PDI Participant’s PDI Contribution, and as otherwise specifically set forth in this Appendix C, a PDI Participant’s Compensation shall include any variable compensation award paid to the PDI Participant under the Linde pic Annual Variable Compensation Plan, the LG&E Annual Bonus Program, LGG 13 and Below, any successor plans thereto, or any other variable compensation plan designated in writing by the Committee, discretionary bonuses, overtime, shift differential, severance payments, fringe benefits, deferred compensation, amounts realized from the exercise of a stock option or a stock appreciation right, and any other special payments.”

3.	Effective as of January 1, 2022, Section 2.2(c) of Appendix C is amended to read as follows:

“(c) Notwithstanding the forgoing, any PDI Participant who was eligible for and elected in writing to continue participation in the Praxair Pension Plan, and any PDI Participant who is a member of the collective bargaining unit represented by the International Brotherhood of Teamsters Local Union No. 364 or the International Union of Operating Engineers Local Union #95-95A, shall not be eligible to receive PDI Contributions.”

4.	Effective as of January 1, 2022, Section 3.1(d) of Appendix C is amended to read as follows:

“(d) Newark/Farmingdale Non-Elective Contribution. Effective September 1, 2014, Regular/Full-Time Newark/Farmingdale Teamsters Employees who have completed one Year of Service (as defined in Section 1.14 of Appendix C, Article I) shall be entitled to receive a contribution equal to $2.25 per hour of service, up to a maximum of 40 hours per calendar week or such other amount established under the relevant collective bargaining agreement (“Newark/Farmingdale Non-Elective Contribution”). The Newark/Farmingdale Non-Elective Contribution shall be contributed to the Plan no later than the deadline provided in relevant law for making Company contributions to the Plan. A Newark/Farmingdale Teamsters Employee shall be 100% vested in any Newark/Farmingdale Non-Elective Contribution.”

5.	Effective as of January 1, 2022, Section 3.2(e) of Appendix C is amended to read as follows:

“(e) Bethlehem Non-Elective Contribution. Effective September 1, 2014, Regular/Full-Time Bethlehem Teamsters shall be entitled to receive a contribution equal to $1.55 per hour of service, or some other amount established by the collective bargaining agreement, up to a maximum of 45 hours per calendar week or such other amount established under the relevant collective bargaining agreement (“Bethlehem Non-Elective Contribution”). The Bethlehem Non-Elective Contribution shall be contributed to the Plan no later than the deadline provided in relevant law for making Company contributions to the Plan. A Bethlehem Teamsters Employee shall be 100% vested in any Bethlehem Non-Elective Contribution.”

6.	Effective as of January 1, 2017, a new Section 3.6 is added to Appendix C of the Plan to read as follows:

“3.6 Teamsters Local #249 – Pittsburgh/Sewickley, PA. Notwithstanding any other provision of the Plan to the contrary, the following shall apply to any individuals covered under the Teamsters Local Union #249 – Pittsburgh/Sewickley, PA location’s collective bargaining unit:

(a) Compensation. The Compensation used to calculate PDI Contributions under Section 2.4 of this Appendix C (as described in Section 1.3 of this Appendix C) shall be modified to include overtime compensation.

(b) Additional Contributions: Pursuant to the collective bargaining agreement entered into with the Teamsters Local #249 – Pittsburgh/Sewickley, PA location, and subject to their continued employment with the Employer, the following named individuals covered by such collective bargaining agreement shall be entitled to receive a weekly contribution equal to $207 from April 1, 2017 through December 31, 2021, $212 from January 1, 2022 through December 31, 2026, and such other amount, if any, established under the collective bargaining agreement thereafter:

Thomas Teresi Jr. (Terminated employment as of 6/30/2019)

James Chajkowski

Jack Tollan (Terminated employment as of 5/17/2017)

Joseph Tomasic

Jeffrey Lyle

Joseph Kapopoulos

Tyler Miskiel”

7.	Effective as of November 1, 2022, a new Section 3.7 is added to Appendix C of the Plan to read as follows:

“3.7 Teamsters Local 710 – Hillside, IL. Effective November 1,2022, notwithstanding any other provision of the Plan to the contrary, individuals covered under the Teamsters Local Union 710 – Hillside, IL location’s collective bargaining unit shall be entitled to an additional Employer contribution equal to 5% of Compensation (as defined by Section 1.3 of this Appendix C), which shall be paid on a monthly basis, effective for Compensation paid for services beginning November 1, 2022.”

IN WITNESS THEREOF, the Director of Global Benefits of Linde has approved this Second Amendment to the Plan on this 22nd of December, 2022.

LINDE INC.

By:	/s/ Kristen Putnam
Kristen Putnam
Director of Global Benefits